                                                                    EXHIBIT 10.1




                                  $725,000,000

                    REVOLVING MULTICURRENCY CREDIT AGREEMENT

                            DATED AS OF MAY 15, 1998

                                     AMONG

                           JOHNS MANVILLE CORPORATION

                                      AND

                      JOHNS MANVILLE INTERNATIONAL, INC.,

                                 AS BORROWERS,

                         BANK OF AMERICA NATIONAL TRUST
                            AND SAVINGS ASSOCIATION,

                                   AS AGENT,

                         BANCAMERICA ROBERTSON STEPHENS

                                      AND

                             THE BANK OF NEW YORK,

                             AS SYNDICATION AGENTS,

                                      AND

                 THE OTHER FINANCIAL INSTITUTIONS PARTY HERETO

                               TABLE OF CONTENTS
                               -----------------

Section                                                             Page
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

ARTICLE I        DEFINITIONS......................................     1
     1.1         Certain Defined Terms............................     1
     1.2         Other Interpretive Provisions....................    18
     1.3         Accounting Principles............................    19
     1.4         Currency Equivalents Generally...................    19
     1.5         Certain Financial Covenant Matters...............    19

ARTICLE II       THE CREDITS......................................    20
     2.1         Amounts and Terms of Commitments.................    20
        (a)      The Revolving Loans..............................    20
        (b)      Additional Borrowers.............................    20
     2.2         Loan Accounts....................................    21
     2.3         Procedure for Borrowing..........................    21
     2.4         Conversion and Continuation Elections............    22
     2.5         Utilization of Commitments in Offshore Currencies    24
     2.6         Swingline Loans..................................    25
     2.7         Currency Exchange Fluctuations...................    28
     2.8         European Economic and Monetary Union.............    28
        (a)      Definitions......................................    28
        (b)      Effectiveness of Provisions......................    29
        (c)      Redenomination and Alternative Currencies........    29
        (d)      Offshore Currency Loans..........................    29
        (e)      Banking Days.....................................    29
        (f)      Payments to the Agent............................    29
        (g)      Payments by the Agent to the Banks...............    29
        (h)      Payments by the Agent Generally..................    29
        (i)      Basis of Accrual.................................    30
        (j)      Rounding and Other Consequential Changes.........    30
        (k)      Increased Costs..................................    30
     2.9         Voluntary Termination or Reduction of Commitments    30
     2.10        Optional Prepayments.............................    31
     2.11        Mandatory Prepayments; Cash Collateralization....    31
     2.12        Repayment of the Revolving Loans.................    32
     2.13        Interest.........................................    32
     2.14        Fees.............................................    33
        (a)      Arrangement and Agency Fees......................    33
        (b)      Facility Fees....................................    33
        (c)      Participation Fees...............................    33
     2.15        Computation of Fees and Interest.................    34
     2.16        Payments by the Company..........................    34
     2.17        Payments by the Banks to the Agent...............    35
     2.18        Sharing of Payments, Etc.........................    35
     2.19        The Borrowers' Designee..........................    36

Section                                                                          Page
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

ARTICLE III    THE LETTERS OF CREDIT...........................................    36
   3.1         The Letter of Credit Subfacility................................    36
   3.2         Issuance, Amendment and Renewal of Letters of Credit............    38
   3.3         Existing BofA Letters of Credit; Risk Participations, Drawings
               and Reimbursements..............................................    39
   3.4         Repayment of Participations.....................................    42
   3.5         Role of the Issuing Bank........................................    42
   3.6         Obligations Absolute............................................    43
   3.7         Cash Collateral Pledge..........................................    44
   3.8         Letter of Credit Fees...........................................    44
   3.9         Uniform Customs and Practice....................................    45

ARTICLE IV     TAXES, YIELD PROTECTION AND ILLEGALITY..........................    45
   4.1         Taxes...........................................................    45
   4.2         Illegality......................................................    47
   4.3         Increased Costs and Reduction of Return.........................    47
   4.4         Funding Losses..................................................    48
   4.5         Inability to Determine Rates....................................    49
   4.6         Reserves on Offshore Rate Loans.................................    49
   4.7         Certificates of Banks...........................................    50
   4.8         Substitution of Banks...........................................    50
   4.9         Change of Lending Office........................................    50
   4.10        Survival........................................................    50

ARTICLE V      CONDITIONS PRECEDENT............................................    50
   5.1         Conditions of Initial Credit Extensions.........................    50
      (a)      Credit Agreement and Notes......................................    51
      (b)      Resolutions; Incumbency.........................................    51
      (c)      Organization Documents..........................................    51
      (d)      Legal Opinions..................................................    51
      (e)      Payment of Fees.................................................    51
      (f)      Proposed Amendment to 10 7/8% Notes.............................    51
   5.2         Additional Condition of Initial Credit Extension................    51
   5.3         Conditions to All Credit Extensions.............................    52
      (a)      Notice, Application.............................................    52
      (b)      Continuation of Representations and Warranties..................    52
      (c)      No Existing Default.............................................    52

ARTICLE VI     REPRESENTATIONS AND WARRANTIES..................................    52
   6.1         Corporate Existence and Power...................................    52
   6.2         Authorization; No Contravention.................................    53
   6.3         Governmental Authorization......................................    53
   6.4         Binding Effect..................................................    53
   6.5         Litigation......................................................    53
   6.6         No Defaults.....................................................    53
   6.7         ERISA Compliance................................................    54

Section                                                               Page
-------                                                               ----

        6.8   Use of Proceeds; Margin Regulations...................    54
        6.9   Title to Properties; Liens............................    54
        6.10  Taxes.................................................    54
        6.11  Financial Condition...................................    55
        6.12  Environmental Matters.................................    55
        6.13  Regulated Entities....................................    55
        6.14  Copyrights, Patents, Trademarks and Licenses, Etc.....    55
        6.15  Insurance.............................................    55
        6.16  Full Disclosure.......................................    56
        6.17  Year 2000.............................................    56

ARTICLE VII   AFFIRMATIVE COVENANTS.................................    56
        7.1   Financial Statements..................................    56
        7.2   Certificates; Other Information.......................    57
        7.3   Notices...............................................    57
        7.4   Preservation of Corporate Existence, Etc..............    58
        7.5   Maintenance of Property...............................    58
        7.6   Insurance.............................................    58
        7.7   Payment of Obligations................................    59
        7.8   Compliance with Laws..................................    59
        7.9   Inspection of Property and Books and Records..........    59
        7.10  Use of Proceeds.......................................    59
        7.11  Additional Guarantors.................................    59
        7.12  Additional Borrowers..................................    60
        7.13  Notification of Disposition of Subsidiary Guarantors..    61

ARTICLE VIII  NEGATIVE COVENANTS....................................    61
        8.1   Limitation on Liens...................................    61
        8.2   Disposition of Assets.................................    63
        8.3   Consolidations and Mergers............................    64
        8.4   Loans and Investments.................................    64
        8.5   Limitation on Indebtedness............................    65
        8.6   Use of Proceeds.......................................    66
        8.7   Restricted Payments...................................    66
        8.8   ERISA.................................................    66
        8.9   Change in Business....................................    66
        8.10  Minimum Fixed Charge Coverage Ratio...................    66
        8.11  Maximum Leverage Ratio................................    67
        8.12  Minimum Consolidated Net Worth........................    67
        8.13  Non-Material Subsidiaries.............................    67
        8.14  Unrestricted Subsidiaries.............................    67

Section                                                            Page
-------------                                                      ----

ARTICLE IX     EVENTS OF DEFAULT.................................    68
   9.1         Event of Default..................................    68
      (a)      Non-Payment.......................................    68
      (b)      Representation or Warranty........................    68
      (c)      Specific Defaults.................................    68
      (d)      Other Defaults....................................    68
      (e)      Cross-Default.....................................    68
      (f)      Insolvency; Voluntary Proceedings.................    69
      (g)      Involuntary Proceedings...........................    69
      (h)      ERISA.............................................    69
      (i)      Monetary Judgments................................    69
      (j)      Change of Control.................................    69
      (k)      Guarantor Defaults................................    69
   9.2         Remedies..........................................    69

ARTICLE X      THE AGENT.........................................    70
   10.1        Appointment and Authorization; "Agent"............    70
   10.2        Delegation of Duties..............................    71
   10.3        Liability of Agent................................    71
   10.4        Reliance by Agent.................................    71
   10.5        Notice of Default.................................    72
   10.6        Credit Decision...................................    72
   10.7        Indemnification of Agent..........................    72
   10.8        Agent in Individual Capacity......................    73
   10.9        Successor Agent...................................    73
   10.10       Withholding Tax...................................    74
   10.11       Co-Agents; Lead Managers..........................    75

ARTICLE XI     MISCELLANEOUS.....................................    75
   11.1        Amendments and Waivers............................    75
   11.2        Notices...........................................    76
   11.3        No Waiver; Cumulative Remedies....................    77
   11.4        Costs and Expenses................................    77
   11.5        Indemnification...................................    77
   11.6        Payments Set Aside................................    78
   11.7        Successors and Assigns............................    78
   11.8        Assignments, Participations, Etc..................    78
   11.9        Confidentiality...................................    80
   11.10       Set-off...........................................    81
   11.11       Notification of Addresses, Lending Offices, Etc...    81
   11.12       Counterparts......................................    81
   11.13       Severability......................................    81
   11.14       No Third Parties Benefited........................    81
   11.15       Governing Law and Jurisdiction....................    81
   11.16       Waiver of Jury Trial..............................    82
   11.17       Judgment..........................................    82

Section                                                                     Page
---------------                                                             ----

     11.18       Guaranty.................................................    83
        (a)      Guaranty.................................................    83
        (b)      Separate Obligation......................................    83
        (c)      Limitation of Guaranty...................................    83
        (d)      Liability of Guarantor...................................    84
        (e)      Consents of Guarantor....................................    85
        (f)      Guarantor's Waivers......................................    85
        (g)      Financial Condition of Borrowers.........................    86
        (h)      Subrogation..............................................    86
        (i)      Continuing Guaranty......................................    87
        (j)      Reinstatement............................................    87
        (k)      Substantial Benefits.....................................    87
        (l)      Knowing and Explicit Waivers.............................    87
     11.19       Release of Subsidiary Guarantors and Additional Borrowers    87
     11.20       Entire Agreement.........................................    88

ANNEXES

Annex I  Pricing Grid

SCHEDULES

Schedule 2.1   Commitments and Pro Rata Shares
Schedule 3.3   Existing BofA Letters of Credit
Schedule 8.1   Existing Liens
Schedule 11.2  Payment Offices; Addresses for Notices; Lending Offices


EXHIBITS

Exhibit A      Form of Notice of Borrowing
Exhibit B      Form of Notice of Conversion/Continuation
Exhibit C      Form of Compliance Certificate
Exhibit D      Form of Legal Opinion of Counsel to the Company
Exhibit E      Form of Legal Opinion of Counsel to Additional Guarantor
Exhibit F      Form of Legal Opinion of Counsel to Additional Borrower
Exhibit G      Form of Assignment and Acceptance
Exhibit H      Form of Promissory Note
Exhibit I      Form of Additional Guarantor Assumption Agreement
Exhibit J      Form of Additional Borrower Request and Assumption Agreement
Exhibit K      Form of Additional Borrower Notice
Exhibit L      Form of Notice of Designation of Unrestricted Subsidiary

                    REVOLVING MULTICURRENCY CREDIT AGREEMENT
                    ----------------------------------------


          This REVOLVING MULTICURRENCY CREDIT AGREEMENT entered into as of May 15, 1998, is made among Johns Manville Corporation, a Delaware corporation (the "Company"), Johns Manville International, Inc., a Delaware corporation ("JMII"),
 -------                                                                 ----
each Guarantor from time to time party to this Agreement, the several financial institutions from time to time party to this Agreement (individually, a "Bank"
                                                                         ----
and, collectively, the "Banks"), and Bank of America National Trust and Savings
                        -----
Association, as Issuing Bank, Swingline Bank and as administrative agent for itself and the other Banks (in such capacity, the "Agent").
                                                   -----

          WHEREAS, the Banks have agreed to make available to the Company and JMII a revolving multicurrency credit facility with a letter of credit subfacility and a swingline subfacility, upon the terms and conditions set forth in this Agreement;

          NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:

                                   ARTICLE II

                                  DEFINITIONS
                                  -----------

          1.1  Certain Defined Terms.  The following terms have the following
               ---------------------
meanings when used herein (including in the Recitals hereof):

           "10-7/8% Notes" means the 10-7/8% Notes of Johns Manville
            -------------
     International Group, Inc. (formerly named Schuller International Group, Inc.) issued under the Indenture dated as of December 12, 1994 with The Bank of New York, as Trustee.

           "Acquisition" means any transaction or series of related transactions
            -----------
     for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests, membership interests or equity of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary), provided that
                                                                --------
     the Company or the Subsidiary is the surviving entity.

           "Additional Borrower" has the meaning specified in subsection 2.1(b).
            -------------------

           "Additional Borrower Notice" has the meaning specified in subsection
            --------------------------
     2.1(b).

           "Additional Borrower Request and Assumption Agreement" has the
            ----------------------------------------------------
     meaning specified in Section 7.12.

           "Additional Guarantor" shall mean any Material U.S. Subsidiary that
            --------------------
     becomes a Guarantor hereunder pursuant to Section 7.11.

           "Additional Guarantor Assumption Agreement" has the meaning specified
            -----------------------------------------
     in Section 7.11.

           "Affiliate" means, as to any Person, any other Person which, directly
            ---------
     or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, membership interests, by contract, or otherwise.

           "Agent" means BofA in its capacity as agent for the Banks hereunder,
            -----
     and any successor agent arising under Section 10.9.

           "Agent-Related Persons" means BofA and any successor agent arising
            ---------------------
     under Section 10.9 and any successor letter of credit issuing bank hereunder, together with their respective Affiliates (including, in the case of BofA, the Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

           "Agent's Payment Office" means (i) in respect of payments in Dollars,
            ----------------------
     the address for payments set forth on Schedule 11.2 or such other address as the Agent may from time to time specify, and (ii) in the case of payments in any Offshore Currency, such address located in the primary country of such Offshore Currency or such other address as the Agent may from time to time specify.

           "Aggregate Commitment" means the combined Commitments of the Banks.
            --------------------

           "Agreed Alternative Currency" has the meaning specified in subsection
            ---------------------------
     2.5(e).

           "Agreement" means this Multicurrency Revolving Credit Agreement.
            ---------

           "Applicable Currency" means, as to any particular payment or Loan,
            -------------------
     Dollars or the Offshore Currency in which it is denominated or is payable.

           "Applicable Fee Amount" means with respect to the facility fees and
            ---------------------
     standby letter of credit fees payable hereunder, the amount set forth opposite the indicated Level below the heading "Facility Fee" or "Letter of Credit Fee", as applicable, in the pricing grid set forth on Annex I in
                                                                  -------
     accordance with the parameters for calculations of such amount also set forth on Annex I.
              -------

           "Applicable Margin" means, with respect to the Offshore Rate Loans,
            -----------------
     the amount set forth opposite the indicated Level below the heading "Offshore Rate Spread" in the pricing grid set forth on Annex I in
                                                             -------
     accordance with the parameters for calculations of such amounts also set forth on Annex I.
              -------

           "Arranger" means BancAmerica Robertson Stephens.
            --------

           "Assignee" has the meaning specified in subsection 11.8(a).
            --------

           "Assignment and Acceptance" has the meaning specified in subsection
            -------------------------
     11.8(a).

           "Attorney Costs" means and includes all fees and disbursements of any
            --------------
     law firm or other external counsel, the allocated cost of internal legal services and all disbursements of internal counsel.

           "Bank" has the meaning specified in the introductory clause hereto.
            ----
     References to the "Banks" shall include each of the Issuing Bank and the Swingline Bank in its capacity as such unless the context otherwise clearly requires. For purposes of clarification only, to the extent that the Issuing Bank or the Swingline Bank may have any rights or obligations in addition to those of the Banks due to its status as Issuing Bank or Swingline Bank, its status as such will be specifically referenced.

           "Banking Day" means any day other than a Saturday, Sunday or other
            -----------
     day on which commercial banks in New York City or San Francisco are authorized or required by law to close and (i) with respect to interest rate settings as to an Offshore Rate Loan denominated in Dollars, any disbursements, settlements and payments in Dollars, and any other dealings in Dollars to be carried out pursuant to this Agreement, a day on which dealings in Dollars are carried on in the London or other applicable offshore Dollar interbank market, (ii) with respect to any interest rate settings as to an Offshore Currency Loan, any disbursements, settlements and payments in and calculations pertaining to any Offshore Currency Loan, and any other dealings in the relevant Offshore Currency of an Offshore Currency Loan to be carried out pursuant to this Agreement, a day on which commercial banks are open for foreign exchange business in London, England, and in the principal financial center of the country of the relevant Offshore Currency, and (iii) with respect to any Issuance of an Offshore Currency Letter of Credit by a non-U.S. branch or office of the Issuing Bank, any day other than a Saturday, Sunday or other day on which commercial banks in the principal financial center of the country of such branch or office are authorized or required by law to close.

           "Bankruptcy Code" means the Federal Bankruptcy Reform Act of 1978 (11
            ---------------
     U.S.C. '101, et seq.).
                  -------

           "Base Rate" means, for any day, the higher of:  (a)  0.50% per annum
            ---------
     above the latest Federal Funds Rate; and (b) the rate of interest in effect for such day as publicly announced from time to time by BofA in San Francisco, California, as its "reference rate." (The "reference rate" is a rate set by BofA based upon various factors including BofA's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.) Any change in the reference rate announced by BofA shall take effect at the opening of business on the day specified in the public announcement of such change.

           "Base Rate Loan" means a Revolving Loan, or an L/C Advance, that
            --------------
     bears interest based on the Base Rate.

           "BofA" means Bank of America National Trust and Savings Association,
            ----
     a national banking association.

           "Borrower" means each of the Company, JMII and each Additional
            --------
     Borrower.

           "Borrowers' Designee" means the Company, and any successor agent for
            -------------------
     the Borrowers pursuant to Section 2.19.

           "Borrowing" means a borrowing hereunder consisting of (i) Revolving
            ---------
     Loans of the same Type and in the same Applicable Currency made to any Borrower on the same day by the Banks, (ii) a Swingline Loan (or Swingline Loans) made to any Borrower on the same day by the Swingline Bank, or (iii) an L/C Borrowing, in each case pursuant to Article II or Article III, and, other than in the case of Base Rate Loans, having the same Interest Period.

           "Borrowing Date" means any date on which a Borrowing occurs under
            --------------
     Section 2.3 or Section 2.6.

           "Business Day" means any day other than a Saturday, Sunday or other
            ------------
     day on which commercial banks in New York City or San Francisco are authorized or required by law to close and, if the applicable Business Day relates to any Offshore Rate Loan, means a Banking Day.

           "Capital Adequacy Regulation" means any guideline, request or
            ---------------------------
     directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding the capital adequacy of any bank or of any corporation controlling a bank.

           "Cash Collateralize" means to pledge and deposit with or deliver to
            ------------------
     the Agent, for the benefit of the Agent, the Issuing Bank and the Banks, as collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance reasonably satisfactory to the Agent and the Issuing Bank (which documents are hereby consented to by the Banks). Derivatives of such term shall have corresponding meaning.

           "Change of Control" means (i) any "person" (as such term is used in
            -----------------
     subsections 13(d) and 14(d) of the Exchange Act) or group of persons other than the Trust on or after the Closing Date is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company's then-outstanding voting securities (the "Voting Securities"), and (ii) the percentage of the Voting Securities
           -----------------
     of which such person or group of persons is the direct or indirect "beneficial owner" exceeds the percentage of the Voting Securities of which the Trust is the direct or indirect "beneficial owner."

           "Closing Date" means the date on which all conditions precedent set
            ------------
     forth in Section 5.1 are satisfied or waived by all Banks (or, in the case of subsection 5.1(e), waived by the Person entitled to receive such payment).

           "Co-Agents" means each Bank designated as such on the signature pages
            ---------
     hereof in its capacity as a co-agent hereunder.

           "Code" means the Internal Revenue Code of 1986.
            ----

           "Commitment", as to each Bank, has the meaning specified in Section
            ----------
     2.1(a).

           "Compliance Certificate" means a certificate substantially in the
            ----------------------
     form of Exhibit C.
             ---------

           "Computation Date" has the meaning specified in subsection 2.5(a).
            ----------------

           "Consolidated Funded Debt" means Indebtedness of the Company and its
            ------------------------
     Subsidiaries, eliminating intercompany items, determined on a consolidated basis in accordance with GAAP.

           "Consolidated Net Income" and "Consolidated Net Loss" mean,
            -----------------------       ---------------------
     respectively, for any period, net income or loss for such period, but without giving effect to any extraordinary gains or losses, determined on a consolidated basis for the Company and its Subsidiaries in accordance with GAAP.

           "Consolidated Net Worth" means, as of any date of determination,
            ----------------------
     total assets minus total liabilities, without giving effect to any currency
                  -----
     translation adjustments, determined on a consolidated basis for the Company and its Subsidiaries in accordance with GAAP.

           "Consolidated Total Assets" means, as of any date of determination,
            -------------------------
     total assets of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

           "Contractual Obligation" means, as to any Person, any provision of
            ----------------------
     any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

           "Conversion/Continuation Date" means any date on which, under Section
            ----------------------------
     2.4, the Company (a) converts Loans of one Type to another Type, or (b) continues as Loans of the same Type, but with a new Interest Period, Loans having Interest Periods expiring on such date.

           "Credit Extension" means and includes (a) the making of any Swingline
            ----------------
     Loans and Revolving Loans hereunder, (b) the Issuance of any Letters of Credit hereunder and (c) the inclusion of the Existing BofA Letters of Credit as Letters of Credit hereunder. The conversion or continuation of a Loan as provided for herein shall not be considered a Credit Extension.

           "Default" means any event or circumstance which, with the giving of
            -------
     notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

           "Dollar Equivalent Amount" means, at any time, (a) as to any amount
            ------------------------
     denominated in Dollars, the amount thereof at such time, and (b) as to any amount denominated in an Offshore Currency, the equivalent amount in Dollars as determined by the Agent at such time on the basis of the Spot Rate for the purchase of Dollars with such Offshore Currency on the most recent Computation Date provided for in subsection 2.5(a).

           "Dollars", "dollars" and "$" each mean lawful money of the United
            -------    -------       -
     States.

           "EBIT" means, for any period, Consolidated Net Income or Consolidated
            ----
     Net Loss, as the case may be, for such period, plus the sum of (a) interest
                                                    ----
     expense (net of interest income), and (b) income tax expense, in each case, which were deductible in determining Consolidated Net Income or Consolidated Net Loss for such period, determined on a consolidated basis for the Company and its Subsidiaries in accordance with GAAP.

           "EBITDA" means, for any period, EBIT for such period, plus the sum of
            ------                                               ----
     (a) depletion and depreciation expense and (b) amortization expense, in each case, which were deductible in determining Consolidated Net Income or Consolidated Net Loss for such period, determined on a consolidated basis for the Company and its Subsidiaries in accordance with GAAP.

           "Effective Amount" means (i) with respect to any Revolving Loans or
            ----------------
     Swingline Loans on any date the aggregate outstanding principal amount thereof after giving effect to any Borrowings and prepayments or repayments of Revolving Loans or Swingline Loans occurring on such date; and (ii) with respect to any outstanding L/C Obligations on any date the amount of such L/C Obligations on such date after giving effect to any Issuances of Letters of Credit occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including changes as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date. For purposes of determining the Effective Amount in respect of any Offshore Currency Loans to be made as part of a Borrowing or of any outstanding Offshore Currency Loans, the amount of any such Offshore Currency Loans shall be the Dollar Equivalent Amount thereof, and for purposes of determining the Effective Amount in respect of any Offshore Currency Letters of Credit or any Offshore Currency L/C Obligations outstanding, the amount of any such Offshore Currency Letters of Credit and other Offshore Currency L/C Obligations shall be the Dollar Equivalent Amount thereof, in each case based upon the calculation thereof as of the most recent Computation Date therefor pursuant to subsection 2.5(a).

           "Eligible Assignee" means (a) a commercial bank organized under the
            -----------------
     laws of the United States, or any state thereof, and having a combined capital and surplus of at least $250,000,000; (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having a combined capital and surplus of at least $250,000,000, provided that such bank is acting
                                           --------
     through a branch or agency located in the United States; and (c) a Person that is primarily engaged in the business of commercial banking and that is (i) a Subsidiary of a Bank, (ii) a Subsidiary of a person of which a Bank is a Subsidiary, or (iii) a Person of which a Bank is a Subsidiary, provided that such Person is acting through a branch or agency located in the United States.

           "Environmental Claims" means all claims, however asserted, by any
            --------------------
     Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment.

           "Environmental Laws" means all federal, state or local laws,
            ------------------
     statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health, safety and land use matters.

           "ERISA" means the Employee Retirement Income Security Act of 1974.
            -----

           "ERISA Affiliate" means any trade or business (whether or not
            ---------------
     incorporated) under common control with the Company within the meaning of
     Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

           "ERISA Event" means (a) a Reportable Event with respect to a Pension
            -----------
     Plan; (b) a withdrawal by the Company or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate under Section 4041(c) of ERISA, the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company or any ERISA Affiliate.

           "Event of Default" means any of the events or circumstances specified
            ----------------
     in Section 9.1.

           "Exchange Act" means the Securities Exchange Act of 1934, and the
            ------------
     applicable rules and regulations promulgated thereunder.

           "Existing BofA Letters of Credit" means the letters of credit
            -------------------------------
     described in Schedule 3.3.
                  ------------

           "FDIC" means the Federal Deposit Insurance Corporation, and any
            ----
     Governmental Authority succeeding to any of its principal functions.

           "Federal Funds Rate" means, for any day, the rate set forth in the
            ------------------
     weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York with respect to the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published with respect to any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Agent.

           "Fee Letter" means the letter agreement referred to in subsection
            ----------
     2.14(a).

           "FRB" means the Board of Governors of the Federal Reserve System, and
            ---
     any Governmental Authority succeeding to any of its principal functions.

           "Further Taxes" means any and all present or future taxes, levies,
            -------------
     assessments, imposts, duties, deductions, fees, withholdings or similar charges (including net income taxes and franchise taxes), and all liabilities with respect thereto, imposed by any jurisdiction on account of amounts payable or paid pursuant to Section 4.1.

           "FX Trading Office" means the Foreign Exchange Trading Center, Unit
            -----------------
     #5752, Los Angeles, California of BofA, or such other of BofA's offices as BofA may designate from time to time.

           "GAAP" means generally accepted accounting principles in the United
            ----
     States as in effect from time to time.

           "Governmental Authority" means any nation or government, any state or
            ----------------------
     other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

           "Guarantor" means the Company, JMII and each Additional Guarantor.
            ---------

           "Guaranty" means the guaranty of each Guarantor made pursuant to
            --------
     Section 11.18 and any other guaranty under any separate agreement executed by any Guarantor pursuant to which it guarantees the Obligations.

           "Honor Date" has the meaning specified in subsection 3.3(c).
            ----------

           "Indebtedness" of any Person means, without duplication, (a) all
            ------------
     indebtedness of such Person (including with respect to any Loans hereunder) for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade accounts payables and accrued expenses arising in the ordinary course of business) to the extent such amounts would in accordance with GAAP be recorded as debt on a balance sheet of such Person; (c) all noncontingent reimbursement or payment obligations of such Person with respect to Surety Instruments that have remained unpaid for more than three Business Days; (d) all obligations evidenced by notes, bonds, debentures or similar instruments;
     (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); (f) all obligations of such Person with respect to leases which are or should be capitalized on the balance sheet of such Person in accordance with GAAP; (g) the current portion of all obligations of such Person arising with respect to preferred stock that is mandatorily redeemable by such Person; (h) all indebtedness referred to in clauses (a) through (g) above secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness; (i) all guaranties and other direct and indirect liabilities of such Person in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (h) above; and (j) the aggregate financing amount payable from accounts receivable in connection with Permitted Receivables Purchase Facilities. For all purposes of this Agreement, the Indebtedness of any Person shall include all recourse Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer or a member.

           "Indemnified Liabilities" has the meaning specified in Section 11.5.
            -----------------------

           "Indemnified Person" has the meaning specified in Section 11.5.
            ------------------

           "Independent Auditor" has the meaning specified in subsection 7.1(a).
            -------------------

           "Insolvency Proceeding" means, with respect to any Person, (a) any
            ---------------------
     case, action or proceeding with respect to such Person before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in either case undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

           "Interest Payment Date" means (i) as to any Revolving Loan other than
            ---------------------
     a Base Rate Loan, the last day of each Interest Period applicable to such Revolving Loan and each date such Loan is converted into another Type of Loan, (ii) as to any Base Rate Loan which is not a Swingline Loan, the last day of each calendar quarter, and (iii) with respect to any Base Rate Loan that is a Swingline Loan, the Business Day on which principal of such Swingline Loan is repaid or as otherwise provided in Section 2.6(e); provided, however, that if any Interest Period for an Offshore Rate Loan
     --------  -------
     exceeds three months, the date that falls three months after the beginning of such Interest Period is also an Interest Payment Date.

           "Interest Period" means, as to any Offshore Rate Loan, the period
            ---------------
     commencing on the Borrowing Date of such Loan or on the Conversion/Continuation Date on which the Loan is converted into or continued as an Offshore Rate Loan, and ending on the date one, two, three or six months thereafter as selected by the Borrowers' Designee on behalf of the applicable Borrower in its Notice of Borrowing or Notice of Conversion/Continuation;

     provided that:
     --------

            (i) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

            (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

            (iii) no Interest Period for any Loan shall extend beyond the date set forth in clause (a) of the definition of "Revolving Termination Date."

           "IRS" means the Internal Revenue Service, and any Governmental
            ---
     Authority succeeding to any of its principal functions under the Code.

           "Issuance Date" has the meaning specified in subsection 3.1(a).
            -------------

           "Issue" means, with respect to any Letter of Credit, to incorporate
            -----
     the Existing BofA Letters of Credit into this Agreement, or to issue or to extend the expiry of, or to renew or increase the amount of or otherwise amend, such Letter of Credit; and the terms "Issued", "Issuing" and
                                                  ------    -------
     "Issuance" have corresponding meanings.
     ---------

           "Issuing Bank" means BofA in its capacity as issuer of one or more
            ------------
     Letters of Credit hereunder, together with any replacement letter of credit issuer arising under subsection 10.1(b) or Section 10.9. Specific reference to the Issuing Bank shall exclude the Issuing Bank in its capacity as a Bank hereunder.

           "Joint Venture" means a corporation, partnership, limited liability
            -------------
     company, joint venture or other similar legal arrangement (whether created by contract or conducted through a separate legal entity) now or hereafter formed by the Company or any of its Subsidiaries with another Person in order to conduct a common venture or enterprise with such Person.

           "L/C Advance" means each Bank's participation in any L/C Borrowing in
            -----------
     accordance with its Pro Rata Share.

           "L/C Amendment Application" means an application form for amendment
            -------------------------
     of outstanding standby or commercial documentary letters of credit as shall at any time be in use at the Issuing Bank, as the Issuing Bank shall request.

           "L/C Application" means an application form for issuances of standby
            ---------------
     or commercial documentary letters of credit as shall at any time be in use at the Issuing Bank, as the Issuing Bank shall request.

           "L/C Borrowing" means an extension of credit resulting from a drawing
            -------------
     under any Letter of Credit which shall not have been reimbursed nor converted into a Borrowing of Revolving Loans under subsection 3.3(c).

           "L/C Commitment" means the commitment of the Issuing Bank to Issue,
            --------------
     and the commitment of the Banks severally to participate in, Letters of Credit (including the Existing BofA Letters of Credit) from time to time Issued or outstanding under Article III, in an aggregate amount on any date not to exceed $50,000,000, as the same shall be reduced as a result of a reduction in the L/C Commitment pursuant to Section 2.9; provided that the
                                                              --------
     L/C Commitment is a part of the Aggregate Commitment, rather than a separate, independent commitment.

           "L/C Obligations" means at any time the sum of (a) the aggregate
            ---------------
     undrawn amount of all Letters of Credit then outstanding, plus (b) the
                                                               ----
     amount of all unreimbursed drawings under all Letters of Credit, including all outstanding L/C Borrowings.

           "L/C-Related Documents" means the Letters of Credit, the L/C
            ---------------------
     Applications, the L/C Amendment Applications and any other document relating to any Letter of Credit, including any of the Issuing Bank's standard form documents for letter of credit issuances.

           "Lending Office" means, as to any Bank, the office or offices of such
            --------------
     Bank specified as its "Lending Office" or "Domestic Lending Office" or "Offshore Lending Office," as the case may be, on Schedule 11.2, or such
                                                       -------------
     other office or offices as such Bank may from time to time notify to the Company and the Agent.

           "Letters of Credit" means the Existing BofA Letters of Credit and any
            -----------------
     letters of credit (whether standby letters of credit or commercial documentary letters of credit) Issued by the Issuing Bank pursuant to
     Article III.

           "Leverage Ratio" means, as of the last day of any fiscal quarter, the
            --------------
     ratio of (a) Consolidated Funded Debt on such day to (b) EBITDA for the period of four consecutive fiscal quarters ended on such day.

           "Lien" means any security interest, mortgage, deed of trust, pledge,
            ----
     hypothecation, assignment, charge, encumbrance or lien (statutory or other) of any kind or nature whatsoever in respect of any property (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, or the interest of a lessor under a capital lease, but not including the interest of a lessor under an operating lease.

           "Loan" means an extension of credit, in the form of a Revolving Loan
            ----
     or a Swingline Loan under Article II, which may be a Base Rate Loan or an Offshore Rate Loan (each a "Type" of Loan), or an extension of credit under
                                 ----
     Article III in the form of an L/C Advance.

           "Loan Availability Date" means the date occurring simultaneously with
            ----------------------
     or after the Closing Date upon which all conditions precedent to the initial Credit Extension hereunder specified in Section 5.2 and 5.3 are satisfied or waived by all Banks.

           "Loan Documents" means this Agreement, any Notes, the Fee Letter, the
            --------------
     L/C-Related Documents and each Guaranty and all other contracts and agreements delivered to the Agent or any Bank in connection herewith.

           "Loan Party" means each of the Company, JMII, each Guarantor and each
            ----------
     Additional Borrower.

           "Majority Banks" means at any time Banks then holding 51% or more of
            --------------
     the Dollar Equivalent Amount of the then aggregate Credit Exposure of all the Banks, or, if no Credit Exposure then exists, Banks then having 51% or more of the Commitments. For purposes of determining whether the Majority Banks have approved any amendment, waiver or consent or taken any other action hereunder, the Dollar Equivalent Amount of all unpaid Offshore Currency Loans and all Offshore Currency L/C Obligations shall be calculated on the date such amendment, waiver or consent is to become effective or such action is to be taken. As used in this definition, the

     "Credit Exposure" of any Bank means (i) with respect to any outstanding
     ----------------
     Revolving Loans, the aggregate outstanding principal amount of the Revolving Loans made by such Bank, and (ii) with respect to any outstanding Swingline Loans and L/C Obligations, the participating interest therein equal to such Bank's Pro Rata Share thereof.

           "Margin Stock" means "margin stock" as such term is defined in
            ------------
     Regulation T, U or X of the FRB.

           "Material Adverse Effect" means a material adverse change in, or a
            -----------------------
     material adverse effect upon, the results of operations, business, or financial condition of the Company or the Company and its Subsidiaries taken as a whole.

           "Material Subsidiary" means, at any time, any direct or indirect
            -------------------
     Subsidiary of the Company which meets either of the following conditions
     (i) the Company's and its other Subsidiaries' proportionate share of the total assets (after intercompany eliminations) of such Subsidiary exceeds 5% of the total assets of the Company and all of its Subsidiaries on a consolidated basis; or (ii) the income from continuing operations of such Subsidiary before income taxes, extraordinary items and cumulative effect of any change in accounting principles exceeds 5% of such income of the Company and all of its Subsidiaries on a consolidated basis, as of the end of or for, as the case may be, the then most recently completed fiscal year of the Company, based upon the annual financial statements for such fiscal year delivered to the Agent under Section 7.1 or, if such financial statements have not yet been delivered to the Agent, then based upon financial statements as of the end of or for, as the case may be, the most recently ended fiscal quarter of the Company for which financial statements have been made available to the Agent pursuant to Section 7.1.

           "Material U.S. Subsidiary" means a Material Subsidiary organized in
            ------------------------
     the United States.

           "Minimum Amount" means (i) in the case of Base Rate Loans an
            --------------
     aggregate minimum amount of at least $5,000,000, (ii) in the case of Swingline Loans, an aggregate minimum amount of $500,000 or any integral multiple of $100,000 in excess thereof, and (iii) in the case of Offshore Rate Loans, an aggregate minimum amount of at least $5,000,000. In determining the Minimum Amount of any Offshore Currency Loans, the Dollar Equivalent Amount thereof will be determined by the Agent as provided herein.

           "Multiemployer Plan" means a "multiemployer plan", within the meaning
            ------------------
     of Section 4001(a)(3) of ERISA, to which the Company or any ERISA Affiliate makes, is making, or is obligated to make contributions or, during the preceding three calendar years, has made, or been obligated to make, contributions.

           "Note" means a promissory note executed by a Borrower in favor of a
            ----
     Bank pursuant to subsection 2.2(b), in substantially the form of Exhibit H.
                                                                      ---------

           "Notice of Borrowing" means a notice in substantially the form of
            -------------------
     Exhibit A.
     ---------

           "Notice of Conversion/Continuation" means a notice in substantially
            ---------------------------------
     the form of Exhibit B.
                 ---------

           "Obligations" means all Revolving Loans, Swingline Loans, L/C
            -----------
     Obligations and other Indebtedness arising under any Loan Document and any Swap Contract, in each case owing by the Company or any other Borrower to any Bank (and, in the case of any Swap Contract, to any Affiliate of any Bank), the Swingline Bank, the Issuing Bank, the Agent, or any Indemnified Person, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising.

           "Offshore Currency" means at any time English pounds sterling,
            -----------------
     Canadian dollars, French francs, Deutsche Mark, Swiss francs and any Agreed Alternative Currency.

           "Offshore Currency L/C Obligations" means any L/C Obligations
            ---------------------------------
     denominated in an Offshore Currency or Offshore Currencies.

           "Offshore Currency Letter of Credit" means any Letter of Credit
            ----------------------------------
     denominated in an Offshore Currency.

           "Offshore Currency Loan" means any Loan denominated in an Offshore
            ----------------------
     Currency.

           "Offshore Rate" means for any Interest Period:
            -------------

            (i) with respect to Offshore Rate Loans comprising part of the same Borrowing, the rate of interest per annum determined by the Agent to be the rate of interest per annum (rounded upward to the nearest 1/100th of 1%) appearing on Telerate display page 3740 or 3750 (or any replacement page thereof or other applicable display page) for deposits in the Applicable Currency in the approximate amount of the Offshore Rate Loan to be made, continued or converted by BofA and having a maturity comparable to such Interest Period, at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period, subject to clause (ii) below; or

            (ii) if for any reason the rate is not available as provided in the preceding clause (i) of this definition, the "Offshore Rate" instead
                                                        -------------
          means the rate of interest per annum determined by the Agent to be the arithmetic mean (rounded upward to the nearest 1/100th of 1%) of the rates of interest per annum notified to the Agent by BofA as the rate of interest at which deposits in the Applicable Currency in the approximate amount of the Offshore Rate Loan to be made, continued or converted by BofA, and having a maturity comparable to such Interest Period, would be offered to major banks in the London interbank market or other applicable interbank market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

           "Offshore Rate Loan" means a Revolving Loan that bears interest based
            ------------------
     on the Offshore Rate, and may be an Offshore Currency Loan or a Loan denominated in Dollars.

           "Organization Documents" means for any Person the certificate or
            ----------------------
     articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, any shareholder rights agreement, any other applicable organizational or constitutional documents and all applicable resolutions of the board of directors (or any committee thereof) of such Person.

           "Other Taxes" means any present or future stamp, court or documentary
            -----------
     taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, this Agreement or any other Loan Documents.

           "Overnight Rate" means, for any day, in the case of any Offshore
            --------------
     Currency Loans, the rate of interest per annum at which overnight deposits in the Applicable Currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by BofA's London Branch to major banks in the London or other applicable interbank market.

           "Participant" has the meaning specified in subsection 11.8(d).
            -----------

           "PBGC" means the Pension Benefit Guaranty Corporation, or any
            ----
     Governmental Authority succeeding to any of its principal functions under ERISA.

           "Pension Plan" means a pension plan (as defined in Section 3(2) of
            ------------
     ERISA) subject to Title IV of ERISA which the Company sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five (5) plan years.

           "Permitted Liens" has the meaning specified in Section 8.1.
            ---------------

           "Permitted Receivables" shall mean all obligations of any obligor
            ---------------------
     (whether now existing or hereafter arising) under a contract for sale of goods or services by the Company or any of its Subsidiaries, which shall include any obligation of such obligor (whether now existing or hereafter arising) to pay interest, finance charges or amounts with respect thereto, and, with respect to any of the foregoing receivables or obligations, (a) all of the interest of the Company or any of its Subsidiaries in the goods (including returned goods) the sale of which gave rise to such receivable or obligation after the passage of title thereto to any obligor, (b) all other Liens and property subject thereto from time to time purporting to secure payment of such receivables or obligations, and (c) all guarantees, insurance, letters of credit and other agreements or arrangements of whatever character from time to time supporting or securing payment of any such receivables or obligations.

           "Permitted Receivables Purchase Facility" shall mean any agreement of
            ---------------------------------------
     the Company or any of its Subsidiaries providing for sales, transfers or conveyances of Permitted Receivables purporting to be sales (and considered sales under GAAP) that do not provide, directly or indirectly, for recourse against the seller of such Permitted Receivables (or against any of such seller's Affiliates) by way of a guaranty or any other support arrangement, with respect to the amount of such Permitted Receivables (based on the financial condition or circumstances of the obligor thereunder), other than such limited recourse as is reasonable given market standards for transactions of a similar type, taking into account such factors as historical bad debt loss experience and obligor concentration levels.

           "Person" means an individual, partnership, corporation, limited
            ------
     liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or any other entity of whatever nature.

           "Plan" means an employee benefit plan (as defined in Section 3(3) of
            ----
     ERISA) which the Company sponsors or maintains or to which the Company makes, is making, or is obligated to make contributions and includes any Pension Plan.

           "Pro Rata Share" means, as to any Bank at any time, the percentage
            --------------
     equivalent (expressed as a decimal, rounded to the ninth decimal place) at such time of such Bank's Commitment divided by the Aggregate Commitment (or, if all Commitments have been terminated, the aggregate principal amount of such Bank's Loans divided by the aggregate principal amount of the Loans then held by all Banks). The initial Pro Rata Share of each Bank is set forth opposite such Bank's name in Schedule 2.1 under the heading
                                               ------------
     "Pro Rata Share."

           "Reimbursement Date" has the meaning specified in subsection 3.3(c).
            ------------------

           "Replacement Bank" has the meaning specified in Section 4.8.
            ----------------

           "Reportable Event" means, any of the events set forth in Section
            ----------------
     4043(c) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

           "Requirement of Law" means, as to any Person, any law (statutory or
            ------------------
     common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

           "Responsible Officer" means, as to any Loan Party, its chief
            -------------------
     executive officer, president, chief financial officer or treasurer, or any other officer having substantially the same authority.

           "Revolving Loan" has the meaning specified in Section 2.1.
            --------------

           "Revolving Termination Date" means the earlier to occur of:  (a) May
            --------------------------
     15, 2003; and (b) the date on which the Commitments terminate in accordance with the provisions of this Agreement; subject to extension as provided in
     Section 2.12(b).

           "Same Day Funds" means (i) with respect to disbursements and payments
            --------------
     in Dollars, immediately available funds, and (ii) with respect to disbursements and payments in an Offshore Currency, same day or other funds as may be determined by the Agent to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Offshore Currency.

           "SEC" means the Securities and Exchange Commission, or any
            ---
     Governmental Authority succeeding to any of its principal functions.

           "Spot Rate" for a currency means the rate determined by the Agent to
            ---------
     be the rate quoted by BofA as the spot rate for the purchase by BofA of such currency with another currency through its FX Trading Office at approximately 8:00 a.m. (San Francisco time) on the date as of which the foreign exchange computation is made; provided that if at the time of any
                                           --------
     such determination, no such spot rate can reasonably be quoted, the Agent may use any reasonable method as it deems applicable to determine such rate hereunder, and such determination shall be conclusive absent manifest error (without prejudice to the determination of the reasonableness of such method).

           "Subsidiary" of a Person means any corporation, association,
            ----------
     partnership, limited liability company, joint venture or other business entity of which more than 50% of the outstanding voting stock, membership interests or other equity interests (in the case of Persons other than corporations) having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions, is owned or controlled directly or indirectly by such Person, or one or more of the Subsidiaries of such Person, or a combination thereof, but in any event shall not include any Unrestricted Subsidiary other than for purposes of
     Section 7.1. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of the Company.

           "Subsidiary Guarantors" shall mean all Material Subsidiaries of the
            ---------------------
     Company which pursuant to Section 11.18 have become and remain Guarantors hereunder.

           "Surety Instruments" means all letters of credit (including standby
            ------------------
     and commercial), banker's acceptances, bank guaranties, shipside bonds, surety bonds and similar instruments.

           "Swap Contract" means any agreement, whether or not in writing,
            -------------
     relating to any transaction that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond, note or bill option, interest rate option, forward foreign exchange transaction, cap, collar or floor transaction, currency swap, cross-currency rate swap, swaption, currency option or any other, similar transaction (including any option to enter into any of the foregoing) or any combination of the foregoing, and, unless the context otherwise clearly requires, any master agreement relating to or governing any or all of the foregoing.

           "Swingline Bank" means BofA, in its capacity as maker of Swingline
            --------------
     Loans hereunder. Specific reference to the Swingline Bank shall exclude the Swingline Bank in its capacity as a Bank hereunder.

           "Swingline Commitment" has the meaning specified in subsection
            --------------------
     2.6(a).

           "Swingline Loan" has the meaning specified in subsection 2.6(a).
            --------------

           "Syndication Agent" means Bancamerica Robertson Stephens and The Bank
            -----------------
     of New York, each in its capacity as a  syndication agent hereunder.

           "Taxes" means any and all present or future taxes, levies,
            -----
     assessments, imposts, duties, deductions, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding (i) in the case of each Bank and the Agent, respectively, taxes imposed on or measured by its net income by the jurisdiction (or any political subdivision thereof) under the laws of which such Bank or the Agent, as the case may be, is organized or maintains a Lending Office or, has a principal executive office, and (ii) in the case of each Bank and the Agent, taxes imposed solely by reason of the Bank or the Agent (as the case may be) doing business in the jurisdiction imposing such tax, other than solely as a result of this Agreement or any other Loan Document or any transaction contemplated hereby.

           "Tender Offer" means Johns Manville International Group, Inc.'s cash
            ------------
     tender offer for and consent solicitation with respect to the 10-7/8% Notes, pursuant to its Offer to Purchase and Consent Solicitation Statement dated April 20, 1998, as amended.

           "Trust" means The Manville Personal Injury Settlement Trust.
            -----

           "Type" has the meaning specified in the definition of "Loan."
            ----

           "Unfunded Pension Liability" means the excess of a Plan's benefit
            --------------------------
     liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

           "United States" and "U.S." each means the United States of America.
            -------------       ----

           "Unrestricted Subsidiary" means any Subsidiary designated by the
            -----------------------
     Company as an Unrestricted Subsidiary in accordance with the provisions of
     Section 8.14.

           "Wholly Owned Subsidiary" means any corporation in which (other than
            -----------------------
     directors' qualifying shares) 100% of the capital stock of each class having ordinary voting power, and 100% of the capital stock of every other class, in each case, at the time as of which any determination is being made, is owned, beneficially and of record, by the Company, or by one or more of the other Wholly Owned Subsidiaries, or both.

          1.2  Other Interpretive Provisions.  (a) The meanings of defined terms
               -----------------------------
are equally applicable to the singular and plural forms of the defined terms.

          (b) The words "hereof," "herein," "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and subsection, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

          (c) (i) The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

               (ii) The term "including" is not limiting and means "including without limitation."

               (iii) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including."

          (d) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

          (e) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

          (f) This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms. Unless otherwise expressly provided, any reference to any action of the Agent or the Banks by way of consent, approval or waiver shall be deemed modified by the phrase "in its/their sole discretion."

          (g) This Agreement and the other Loan Documents are the result of negotiations among the Agent, the Company and the other parties, have been reviewed by counsel to the Agent, the Company and such other parties, and are the products of all parties. Accordingly, they shall not be construed against the Banks or the Agent merely because of the Agent's or Banks' involvement in their preparation.

          1.3  Accounting Principles.  (a) Unless the context otherwise clearly
               ---------------------
requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP.

           (b) References herein to "fiscal year" and "fiscal quarter" refer to such fiscal periods of the Company.

          1.4  Currency Equivalents Generally.  Except to the extent expressly
               ------------------------------
provided otherwise herein (including for purposes of any redenomination of any Offshore Currency Loan into a Loan in Dollars but not for purposes of the preparation of any financial statements delivered pursuant hereto or any exchange rate determinations expressly required to be done using a different method), the equivalent in any Offshore Currency (or any other currency) of an amount in Dollars, and the equivalent in Dollars of an amount in any Offshore Currency (or any other currency), shall be determined at the Spot Rate.

          1.5  Certain Financial Covenant Matters.  (a) For purposes of
               ----------------------------------
determining any Applicable Fee Amount or any Applicable Margin and calculating the Company's compliance with Section 8.11, EBITDA shall be adjusted for Acquisitions of consolidated Subsidiaries (each an "Acquired Subsidiary") made
                                                    -------------------
by the Company or any Subsidiary during the 4-quarter period (the "Compliance
                                                                   ----------
Period") with reference to which the Leverage Ratio is being determined.  Such
------
adjustment shall be made as follows:

           (i) actual financial results of each such Acquired Subsidiary from the date of its Acquisition through the end of the Compliance Period shall be included in the above-referenced consolidated measure of EBITDA in accordance with GAAP;

           (ii) historical financial results of each such Acquired Subsidiary may be included in the above-referenced consolidated measures of EBITDA if any one of the following conditions is satisfied: (A) audited financial statements of such Acquired Subsidiary are available for its most recent fiscal year-end; (B) such Acquired Subsidiary is a Subsidiary or division of a company for which audited financial statements are available for such company's most recent fiscal year-end; or (C) reviewed financial statements of such Acquired Subsidiary prepared in accordance with GAAP are available for its most recent fiscal year-end;

           (iii) if one or more of the conditions set forth in the preceding clause (ii) are satisfied, then the historical financial results of such Acquired Subsidiary shall be included in the consolidated financial results of the Company as follows: (A) the Company shall determine in accordance with GAAP the relevant financial results of such Acquired Subsidiary for the period of four fiscal quarters of such Acquired Subsidiary ending on the last day of its fiscal quarter most recently ended prior to the date of its Acquisition, (B) the Company may make adjustments to such financial results for specified expense items of such Acquired Subsidiary eliminated as a result of its Acquisition, and (C) the Company shall include in the above-referenced measure of EBITDA only such portion of such relevant historical financial results that is obtained by multiplying such financial results by the quotient obtained by dividing (x) the number of days elapsed from the first day of the Compliance Period to the date of the Acquisition of such Acquired Subsidiary, by (y) 365; provided, however, that any
                                              --------
     increase in EBITDA as a result of the adjustments described in this Section
     1.5 made on the basis of reviewed financial statements pursuant to subclause (ii)(C) shall not exceed $10,000,000 for any Compliance Period.

          (b) For purposes of determining any Applicable Fee Amount or any Applicable Margin or calculating the Company's compliance with Sections 8.10,
8.11 and 8.12, such determination and calculation shall exclude the financial results and condition of each Unrestricted Subsidiary.

                                  ARTICLE II

                                  THE CREDITS
                                  -----------

          2.1  Amounts and Terms of Commitments.  (a) The Revolving Loans.  Each
               --------------------------------       -------------------
Bank severally agrees, on the terms and conditions set forth herein, to make loans to each Borrower in Dollars or any Offshore Currency (each such loan, a

"Revolving Loan") from time to time on any Business Day during the period from
---------------
the Loan Availability Date to the Revolving Termination Date, in an aggregate Dollar Equivalent Amount not to exceed at any time the Dollar amount set forth opposite such Bank's name on Schedule 2.1 under the heading "Commitment" (such
                             ------------
amount, as the same may be reduced under Section 2.9 or reduced or increased as a result of one or more assignments under Section 11.8, such Bank's

"Commitment"); provided, however, that, after giving effect to any Borrowing of
 ----------    --------  -------
Revolving Loans, (i) the Effective Amount of all outstanding Revolving Loans plus the Effective Amount of all Swingline Loans plus the Effective Amount of
----                                             ----
all L/C Obligations, shall not at any time exceed the Aggregate Commitment; and
(ii) the Effective Amount of the Revolving Loans of any Bank plus the
                                                             ----
participation of such Bank in the Effective Amount of all Swingline Loans plus
                                                                          ----
the participation of such Bank in the Effective Amount of all L/C Obligations, shall not at any time exceed such Bank's Commitment. Within the limits of each Bank's Commitment, and subject to the other terms and conditions hereof, each Borrower may borrow Revolving Loans under this Section 2.1(a), prepay such Loans under Section 2.10 and reborrow under this Section 2.1(a).

          (b) Additional Borrowers.  The Banks and the Agent agree that a
              --------------------
Subsidiary may become a party hereto pursuant to the provisions of this subsection 2.1(b) and Section 7.12 (an "Additional Borrower"). Any such
                                        -------------------
Additional Borrower shall be entitled to request Revolving Loans, Swingline Loans and Letters of Credit hereunder. The parties hereto acknowledge and agree that prior to any Additional Borrower so becoming entitled to utilize fully the credit facilities provided for herein the Agent and the Banks shall have first received (i) an Additional Borrower Request and Assumption Agreement as provided in Section 7.12 and (ii) the additional documents and certificates specified in Section 7.12. If an Additional Borrower shall be entitled to request Credit Extensions hereunder, the Agent shall send a notice in substantially the form of Exhibit K (an "Additional Borrower Notice") to the Borrowers' Designee and the Banks designating the effective date thereof, whereupon each of the Banks severally agrees to make Loans to such Additional Borrower, on the terms and conditions set forth herein, and each of the parties agrees that such Additional Borrower otherwise shall be a Borrower for all purposes of Articles II and III of this Agreement.

          2.2  Loan Accounts.  (a) The Loans made by each Bank and the Letters
               -------------
of Credit Issued by the Issuing Bank shall be evidenced by one or more accounts or records maintained by such Bank or Issuing Bank, as the case may be, in the ordinary course of business. The accounts or records maintained by the Agent, the Issuing Bank and each Bank shall be conclusive absent manifest error of the amount of the Loans made by the Banks to any Borrower, and the Letters of Credit Issued for the account of such Borrower and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of any Borrower hereunder to pay any amount owing with respect to the Loans or any Letter of Credit.

          (b) Upon the request of any Bank made through the Agent, the Loans made by such Bank may be evidenced by one or more Notes, instead of or in addition to loan accounts. Each such Bank shall endorse on the schedules annexed to its Note(s) the date, amount and maturity of each Loan made by it and the amount and Applicable Currency of each payment of principal made by any Borrower with respect thereto. Each such Bank is irrevocably authorized by each Borrower to endorse its Note(s) and each Bank's record shall be conclusive absent manifest error; provided, however, that the failure of a Bank to make, or
                       --------  -------
an error in making, a notation thereon with respect to any Loan shall not limit or otherwise affect the obligations of such Borrower hereunder or under any such Note to such Bank.

          2.3  Procedure for Borrowing.  (a) Each Borrowing of Revolving Loans
               -----------------------
shall be made upon the Borrowers' Designee's irrevocable written notice delivered to the Agent in the form of a Notice of Borrowing (which notice must be received by the Agent (i) prior to 9:00 a.m. (San Francisco time) four Business Days prior to the requested Borrowing Date, in the case of Offshore Currency Loans; (ii) prior to 9:00 a.m. (San Francisco time) three Business Days prior to the requested Borrowing Date, in the case of Offshore Rate Loans denominated in Dollars; and (iii) prior to 8:00 a.m. (San Francisco time) on the requested Borrowing Date, in the case of Base Rate Loans, specifying:

           (A) the identity of the applicable Borrower;

           (B) the amount of the Borrowing, which shall be in a Minimum Amount;

           (C) the requested Borrowing Date, which shall be a Business Day;

           (D) the Type of Loans comprising the Borrowing;

            (E) in the case of a Borrowing comprised of Offshore Currency Loans, the Applicable Currency; and

            (F) if applicable, the duration of the Interest Period applicable to such Loans included in such notice, subject to the provisions of the definition of "Interest Period" herein. If the Notice of Borrowing fails to specify the duration of the Interest Period for any Borrowing comprised of Offshore Rate Loans, such Interest Period shall be one month.

Upon receipt of any Notice of Borrowing of Revolving Loans, the Agent will promptly notify each Bank thereof and of the amount of such Bank's Pro Rata Share of the Borrowing (expressed in the Applicable Currency of the Borrowing).

          (b) Each Bank will make the amount of its Pro Rata Share of each Borrowing of Revolving Loans available to the Agent for the account of the Company (or other Borrower, as the case may be) at the Agent's Payment Office on the Borrowing Date requested by the Borrowers' Designee in Same Day Funds and in the requested currency (i) in the case of a Borrowing comprised of Loans in Dollars, by 11:00 a.m. (San Francisco time), and (ii) in the case of a Borrowing comprised of Offshore Currency Loans, by such time as the Agent may reasonably specify. The proceeds of all such Borrowings will then be made available to the applicable Borrower by the Agent at such office by crediting the account of the Company (or such other Borrower, as the case may be) on the books of BofA with the aggregate of the amounts made available to the Agent by the Banks and in like funds as received by the Agent, or if requested by Borrowers' Designee, by wire transfer in accordance with written instructions provided to the Agent by the Borrowers' Designee of such funds as received by the Agent, less customary fees for such wire transfer, unless on the date of the Borrowing all or any portion of the proceeds thereof shall then be required to be applied to the repayment of any outstanding Loans or the reimbursement of any outstanding drawings under Letters of Credit, in which case such proceeds or portion thereof shall be applied to the payment of such Loans or the reimbursement of such Letter of Credit drawings, as the case may be.

          (c) After giving effect to any Borrowing, unless the Agent shall otherwise consent, there may not be more than 15 different Interest Periods in effect with respect to any Revolving Loans.

          2.4  Conversion and Continuation Elections.  (a) The Borrowers'
               -------------------------------------
Designee may, upon irrevocable written notice in accordance with subsection 2.4(b):

            (i) elect, as of any Business Day, in the case of Base Rate Loans of a Borrower (other than Swingline Loans), or as of the last day of the applicable Interest Period, in the case of any Offshore Rate Loans of a Borrower denominated in Dollars, to convert any such Loans (or any part thereof in an amount not less than a Minimum Amount) into Loans in Dollars of any other Type; or

            (ii) elect, as of the last day of the applicable Interest Period, to continue any Offshore Rate Loans of a Borrower having Interest Periods expiring on such day (or any part thereof in an amount not less than a Minimum Amount) as Offshore Rate Loans of the same currency;

provided, that if at any time the aggregate amount of Offshore Rate Loans of a Borrower denominated in Dollars in respect of any Borrowing is reduced, by payment, prepayment, or conversion of part thereof to be less than $5,000,000, such Offshore Rate Loans in Dollars shall automatically convert into Base Rate Loans, and on and after such date the right of such Borrower to continue such Loans as, and convert such Loans into, Offshore Rate Loans shall terminate.

          (b) Each such conversion and continuation of Revolving Loans shall be made upon delivery by the Borrowers' Designee of a Notice of Conversion/Continuation to the Agent. Each such Notice of Conversion/Continuation must be received by the Agent (i) not later than 8:00 a.m. (San Francisco time) three Business Days in advance of the Conversion/Continuation Date, if any Offshore Rate Loans in Dollars are to be converted into or continued as Offshore Rate Loans denominated in Dollars; (ii) not later than 9:00 a.m. (San Francisco time) four Business Days in advance of the Conversion/Continuation Date, if any Offshore Currency Loans are to be continued as Offshore Currency Loans; and (iii) not later than 9:00 a.m. (San Francisco time) on the Conversion/ Continuation Date, if the Loans are to be converted into Base Rate Loans, specifying:

           (A) the identity of the applicable Borrower;

           (B) the proposed Conversion/Continuation Date;

           (C) the aggregate amount of Loans to be converted or continued;

           (D) the Type of Loans resulting from the proposed conversion or continuation; and

           (E) other than in the case of conversions into Base Rate Loans, the duration of the requested Interest Period.

          (c) If upon the expiration of any Interest Period applicable to Offshore Rate Loans in Dollars, the Borrowers' Designee has failed to select timely a new Interest Period to be applicable to such Offshore Rate Loans, or if any Event of Default then exists, the Borrowers' Designee shall be deemed to have elected to convert such Offshore Rate Loans into Base Rate Loans effective as of the expiration date of such Interest Period. If the Borrowers' Designee has failed to select a new Interest Period to be applicable to any Offshore Currency Loans prior to the fourth Business Day in advance of the expiration date of the current Interest Period applicable thereto as provided in subsection 2.4(b), or if any Event of Default shall then exist, subject to the provisions of subsection 2.5(d), the Borrowers' Designee shall be deemed to have elected to continue such Offshore Currency Loans on the basis of a one month Interest Period.

          (d) The Agent will promptly notify each Bank of its receipt of a Notice of Conversion/Continuation of Revolving Loans, or, if no timely notice is provided by the Borrowers' Designee, the Agent will promptly notify each Bank of the details of any automatic conversion. All conversions and continuations of Revolving Loans shall be made ratably according to the respective outstanding principal amounts of the Loans with respect to which the notice was given held by each Bank.

          (e) Unless the Majority Banks otherwise consent, during the existence of an Event of Default, the Borrowers' Designee may not elect to have a Loan in Dollars converted into or continued as an Offshore Rate Loan or to have any Offshore Currency Loan continued on the basis of an Interest Period exceeding one month.

          (f) After giving effect to any conversion or continuation of Loans, unless the Agent shall otherwise consent, there may not be more than 15 different Interest Periods in effect with respect to any Revolving Loans.

          2.5  Utilization of Commitments in Offshore Currencies.  (a) The Agent
               -------------------------------------------------
will determine the Dollar Equivalent Amount with respect to any (i) Borrowing comprised of Offshore Currency Loans as of the requested Borrowing Date, (ii) outstanding Offshore Currency Loans as of the last Business Day of each calendar quarter, (iii) Letters of Credit to be Issued in an Offshore Currency as of the requested date of Issuance, (iv) outstanding Letters of Credit denominated in an Offshore Currency as of the last Business Day of each calendar quarter, and (v) outstanding Offshore Currency Loans as of any redenomination date pursuant to this Section 2.5, Section 3.3(c) or Section 4.2 (each such date under clauses
(i) through (v) a "Computation Date"); provided that the Majority Banks may in
                   ----------------    --------
writing instruct the Agent to determine such Dollar Equivalent Amount as of a date in addition to the last Business Day of each calendar quarter, and the Issuing Bank may in writing instruct the Agent to determine such Dollar Equivalent Amount as of a conversion date (if not on the last Business Day of a calendar quarter) in connection with a redenomination of any amounts payable in an Offshore Currency pursuant to subsection 3.3(c), in which case such alternative date or dates shall also be a Computation Date or Dates.

          (b) In the case of a proposed Borrowing of Revolving Loans comprised of Offshore Currency Loans, the Banks shall be under no obligation to make such Offshore Currency Loans in the requested Offshore Currency as part of such Borrowing, if the Agent or the Banks shall determine that for any reason the Banks cannot provide Loans in the requested Offshore Currency. In such event the Agent will promptly give notice to the Borrowers' Designee that the Borrowing in the requested Offshore Currency is not then available, and notice thereof also will be given promptly by the Agent to the Banks. If the Agent shall have so notified the Borrowers' Designee that any such Borrowing in a requested Offshore Currency is not then available, the Borrowers' Designee may, by notice to the Agent not later than 12:00 noon (San Francisco time) one Business Day prior to the requested date of such Borrowing, withdraw the Notice of Borrowing relating to such requested Borrowing. If the Borrowers' Designee does so withdraw such Notice of Borrowing, the Borrowing requested therein shall not occur and the Agent will promptly so notify each Bank. If the Borrowers' Designee does not so withdraw such Notice of Borrowing, the Agent will promptly so notify each Bank and such Notice of Borrowing shall be deemed to be a Notice of Borrowing that requests a Borrowing comprised of Base Rate Loans in an aggregate amount equal to the amount of the originally requested Borrowing as expressed in Dollars in the Notice of Borrowing; and in such notice by the Agent to each Bank the Agent will state such aggregate amount of such Borrowing in Dollars and such Bank's Pro Rata Share thereof.

          (c) In the case of a proposed continuation of Revolving Loans consisting of Offshore Currency Loans for an additional Interest Period pursuant to Section 2.4, the Banks shall be under no obligation to continue such Offshore Currency Loans if the Agent or the Banks shall determine that for any reason the Banks cannot continue to provide Loans in the relevant Offshore Currency. In such event, the Agent will promptly give notice to the Borrowers' Designee not later than 9:00 a.m. (San Francisco time) on the Business Day following receipt of any such determination that the continuation of such Offshore Currency Loans in the relevant Offshore Currency is not then available, and notice thereof also will be given promptly by the Agent to the Banks. If the Agent shall have so notified the Borrowers' Designee that any such continuation of Offshore Currency Loans is not then available, any Notice of Continuation/Conversion with respect thereto shall be deemed withdrawn and such Offshore Currency Loans shall be redenominated into Base Rate Loans in Dollars with effect from the last day of the Interest Period with respect to any such Offshore Currency Loans. The Agent will promptly notify the Borrowers' Designee and the Banks of any such redenomination and the redenomination date and in such notice by the Agent to each Bank the Agent will state the aggregate Dollar Equivalent Amount of the redenominated Offshore Currency Loans as of the Computation Date with respect thereto and such Bank's Pro Rata Share thereof.

          (d) Notwithstanding anything herein to the contrary, during the existence of an Event of Default, upon the request of the Majority Banks, all or any part of any outstanding Offshore Currency Loans shall be redenominated and converted into Base Rate Loans in Dollars with effect from the last day of the Interest Period with respect to any such Offshore Currency Loans. The Agent will promptly notify the Borrowers' Designee of any such redenomination and conversion request.

          (e) The Borrowers' Designee shall be entitled to request that Revolving Loans hereunder also be permitted to be made, and Letters of Credit hereunder also be permitted to be issued, in any other lawful currency constituting a eurocurrency (other than Dollars), in addition to the eurocurrencies specified in the definition of "Offshore Currency" herein, that in the opinion of the Banks is at such time freely traded and freely available in the offshore interbank foreign exchange markets and is freely transferable and freely convertible into Dollars (an "Agreed Alternative Currency"). The
                                         ---------------------------
Borrowers' Designee shall deliver to the Agent any request for designation of an Agreed Alternate Currency in accordance with Section 11.2, to be received by the Agent not later than 10:00 a.m. (San Francisco time) at least fifteen Business Days in advance of the date of any Borrowing hereunder proposed to be made in such Agreed Alternate Currency or any Letter of Credit proposed to be Issued hereunder in such Agreed Alternate Currency. Upon receipt of any such request the Agent will promptly notify the Banks thereof, and each Bank will use its best efforts to respond to such request within three Business Days of receipt thereof. Each Bank may grant or accept such request in its sole discretion.
The Agent will promptly notify the Borrowers' Designee of the acceptance or rejection of any such request. Acceptance of such request shall be subject to unanimous Bank approval.

           2.6  Swingline Loans.
                ---------------

          (a) Subject to the terms and conditions hereof, the Swingline Bank agrees to make a portion of the Aggregate Commitment available to each Borrower by making swingline loans denominated in Dollars (individually, a "Swingline
                                                                   ---------
Loan", and, collectively, the "Swingline Loans") to such Borrower on any
----                           ---------------
Business Day during the period from the Loan Availability Date to the Revolving Termination Date in accordance with the procedures set forth in this Section 2.6 in an aggregate principal amount at any one time outstanding not to exceed $25,000,000, notwithstanding the fact that such Swingline Loans, when aggregated with any other Credit Extensions made by or participated in by the Swingline Bank, may exceed the

Swingline Bank's Commitment (the amount of such commitment of the Swingline Bank to make Swingline Loans to the Borrowers pursuant to this subsection 2.6(a), as the same shall be reduced pursuant to subsection 2.9(b) or as a result of any assignment pursuant to Section 11.8, the Swingline Bank's "Swingline Commitment"); provided, that at no time shall (i) the sum of the Effective Amount of all Swingline Loans plus the Effective Amount of all Revolving Loans plus the Effective Amount of all L/C Obligations exceed the Aggregate Commitment, or (ii) the Effective Amount of all Swingline Loans exceed the Swingline Commitment. Additionally, all Swingline Loans shall at all times be Base Rate Loans or accrue interest at such other rate as may be agreed to by the Swingline Bank and the Borrowers' Designee. Within the foregoing limits, and subject to the other terms and conditions hereof, each Borrower may borrow under this subsection 2.6(a), prepay pursuant to Section 2.10 and reborrow pursuant to this subsection 2.6(a).

          (b) The Borrowers' Designee shall provide the Agent irrevocable written notice (including notice via facsimile confirmed immediately by a telephone call) in the form of a Notice of Borrowing of any Swingline Loan requested hereunder (which notice must be received by the Agent prior to 11:00 a.m. (San Francisco time) on the requested Borrowing Date) specifying (i) the amount to be borrowed, which shall be in a Minimum Amount (unless otherwise agreed by the Swingline Bank), and (ii) the requested Borrowing Date, which shall be a Business Day. Unless the Swingline Bank has received notice prior to 12:00 noon (San Francisco time) on such Borrowing Date from the Agent (including at the request of any Bank) (A) directing the Swingline Bank not to make the requested Swingline Loan as a result of the limitations set forth in the proviso
                                                                         -------
set forth in the first sentence of subsection 2.6(a); or (B) that one or more conditions specified in Article V are not then satisfied; then, subject to the
                                                          ----
terms and conditions hereof, the Swingline Bank will, not later than 2:00 p.m. (San Francisco time) on the Borrowing Date specified in such Notice of Borrowing, make the amount of its Swingline Loan available to the applicable Borrower by crediting the account of the Company (or such Borrower, as the case may be) on the books of BofA or if requested by the Borrowers' Designee, by wire transfer in accordance with written instructions provided to the Agent by the Borrowers' Designee, less customary fees for such wire transfer. The Agent will notify the Banks on a quarterly basis if any Swingline Loan Borrowings occurred during such quarter.

          (c) Each Borrower shall repay to the Swingline Bank in full on the Revolving Termination Date the aggregate principal amount of the Swingline Loans made to such Borrower outstanding on the Revolving Termination Date.

          (d) For one Business Day during each successive ten Business Day period the aggregate principal amount of Swingline Loans shall be $0 (a "Clean-
                                                                         -----
Up Day").  Each Borrower shall prepay the outstanding principal amount of the
------
Swingline Loans made to such Borrower in whole to the extent required so that a Clean-Up Day may occur in each such ten Business Day period as provided in this subsection 2.6(d) (which Swingline Loans may not be reborrowed until such Clean-Up Day has ended).

           (e)  If:

                (i) any Swingline Loans shall remain outstanding at 5:00 p.m. (San Francisco time) on the Business Day immediately prior to a Clean-Up Day and by such time on such Business Day the Agent shall have received neither:

                 (A) a Notice of Borrowing delivered pursuant to Section 2.3 requesting that Revolving Loans be made pursuant to subsection 2.1(a) on the Clean-Up Day in an amount at least equal to the aggregate principal amount of such Swingline Loans; nor

                 (B) any other notice indicating the applicable Borrower's intent to repay such Swingline Loans with funds obtained from other sources; or

            (ii) any Swingline Loans shall remain outstanding during the existence of a Default or Event of Default and the Swingline Bank shall in its sole discretion notify the Agent that the Swingline Bank desires that such Swingline Loans be converted into Revolving Loans;

then the Agent shall be deemed to have received a Notice of Borrowing from the
----
Borrowers' Designee pursuant to Section 2.3 requesting that Base Rate Loans be made pursuant to subsection 2.1(a) on such Clean-Up Day (in the case of the circumstances described in clause (i) above) or on the first Business Day subsequent to the date of such notice from the Swingline Bank (in the case of the circumstances described in clause (ii) above) in an amount equal to the aggregate amount of such Swingline Loans, and the procedures set forth in subsections 2.3(b) and 2.3(c) shall be followed in making such Base Rate Loans;

provided that such Base Rate Loans shall be made notwithstanding a Borrower's
--------
failure to comply with Section 5.3; and provided, further, that if a Borrowing
                                        --------  -------
of Revolving Loans becomes legally impracticable and if so required by the Swingline Bank at the time such Revolving Loans are required to be made by the Banks in accordance with this subsection 2.6(e), each Bank agrees that in lieu of making Revolving Loans as described in this subsection 2.6(e), such Bank shall purchase a participation from the Swingline Bank in the applicable Swingline Loans in an amount equal to such Bank's Pro Rata Share of such Swingline Loans, and the procedures set forth in subsections 2.3(b) and 2.3(c) shall be followed in connection with the purchases of such participations. Upon such purchases of participations the prepayment requirements of subsection 2.6(d) shall be deemed waived with respect to such Swingline Loans. The proceeds of such Base Rate Loans shall be applied to repay such Swingline Loans. If any Swingline Loan shall remain outstanding in lieu of a Borrowing of Revolving Loans as provided above, interest on such Swingline Loan shall be due and payable on demand. A copy of each notice given by the Agent to the Banks pursuant to this subsection 2.6(e) with respect to the making of Revolving Loans, or the purchases of participations, shall be promptly delivered by the Agent to the Borrowers' Designee. Each Bank's obligation in accordance with this Agreement to make the Revolving Loans, or purchase the participations, as contemplated by this subsection 2.6(e), shall be absolute and unconditional and shall not be affected by any circumstance, including (1) any set-off, counterclaim, recoupment, defense or other right which such Bank may have against the Swingline Bank, any Loan Party or any other Person for any reason whatsoever; (2) the occurrence or continuance of a Default, an Event of Default or a Material Adverse Effect; or (3) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

          2.7  Currency Exchange Fluctuations.  Subject to Section 4.4, if on
               ------------------------------
any Computation Date the Agent shall have determined that the Dollar Equivalent Amount of the aggregate principal amount of all Revolving Loans, Swingline Loans and L/C Obligations then outstanding exceeds the Aggregate Commitment by more than $500,000, due to a change in applicable rates of exchange between Dollars and Offshore Currencies, then the Agent shall give notice to the Borrowers'
                         ----
Designee that a prepayment is required under this Section, and the Borrowers agree to make prepayments of Loans not later than the Business Day following the Borrowers' Designee's receipt of such notice such that, after giving effect to such prepayment the aggregate Dollar Equivalent Amount of all Revolving Loans, Swingline Loans and L/C Obligations does not exceed the Aggregate Commitment.

           2.8  European Economic and Monetary Union.
                ------------------------------------

          (a) Definitions.  In this Section 2.8 and in each other provision of
              -----------
this Agreement to which reference is made in this Section 2.8 expressly or impliedly, the following terms have the meanings given to them in this Section 2.8.

           "commencement of the third stage of EMU" means the date of
            --------------------------------------
     commencement of the third stage of EMU (at the date of this Agreement expected to be January 1, 1999) or the date on which circumstances arise which (in the opinion of the Agent) have substantially the same effect and result in substantially the same consequences as commencement of the third stage of EMU as contemplated by the Treaty on European Union.

           "EMU" means economic and monetary union as contemplated in the Treaty
            ---
     on European Union.

           "EMU legislation" means legislative measures of the European Council
            ---------------
     for the introduction of, changeover to or operation of a single or unified European currency (whether known as the euro or otherwise), being in part the implementation of the third stage of EMU;

           "euro" means the single currency of participating member states of
            ----
     the European Union;

           "euro unit" means the currency unit of the euro;
            ---------

           "national currency unit" means the unit of currency (other than a
            ----------------------
     euro unit) of a participating member state;

           "participating member state" means each state so described in any EMU
            --------------------------
     legislation; and

          "Treaty on European Union" means the Treaty of Rome of March 25, 1957,
           ------------------------
as amended by the Single European Act 1986 and the Maastricht Treaty (which was signed at Maastricht on February 7, 1992, and came into force on November 1,
1993), as amended from time to time.

          (b) Effectiveness of Provisions.  The provisions of subsections (c)
              ---------------------------
through (j) below shall be effective at and from the commencement of the third stage of EMU; provided, that if and to the extent that any such provision
              --------
relates to any state (or the currency of such state) that is not a participating member state on the commencement of the third stage of EMU, such provision shall become effective in relation to such state (and the currency of such state) at and from the date on which such state becomes a participating member state.

          (c) Redenomination and Alternative Currencies.  Each obligation under
              -----------------------------------------
this Agreement of a party to this Agreement which has been denominated in the national currency unit of a participating member state shall be redenominated into the euro unit in accordance with EMU legislation; provided, that if and to
                                                       --------
the extent that any EMU legislation provides that following the commencement of the third stage of EMU an amount denominated either in the euro or in the national currency unit of a participating member state and payable within that participating member state by crediting an account of the creditor can be paid by the debtor either in the euro unit or in that national currency unit, each party to this Agreement shall be entitled to pay or repay any such amount either in euro unit or in such national currency unit.

          (d) Offshore Currency Loans.  Any Offshore Currency Loan in the
              -----------------------
currency of a participating member state shall be made in the euro unit.

          (e) Banking Days.  With respect to any amount denominated or to be
              ------------
denominated in the euro or a national currency unit, any reference to a "Banking Day" shall be construed as a reference to a day (other than a Saturday or Sunday) on which banks are generally open for business in (i) London and New York City, and (ii) Frankfurt am Main, Germany (or such principal financial center or centers in such participating member state or states as the Agent may from time to time nominate for this purpose).

          (f) Payments to the Agent.  Section 2.16 of this Agreement, and each
              ---------------------
other provision of this Agreement calling for payments in an Applicable Currency, shall be construed so that, in relation to the payment of any amount of euro units or national currency units, such amount shall be made available to the Agent in immediately available, freely transferable, cleared funds to such account with such bank in Frankfurt am Main, Germany (or such other principal financial center in such participating member state as the Agent may from time to time nominate for this purpose) as the Agent shall from time to time nominate for this purpose.

          (g) Payments by the Agent to the Banks.  Any amount payable by the
              ----------------------------------
Agent to the Banks under this Agreement in the currency of a participating member state shall be paid in the euro unit.

          (h) Payments by the Agent Generally.  With respect to the payment of
              -------------------------------
any amount denominated in the euro or in a national currency unit, the Agent shall not be liable to a Borrower or any of the Banks in any way whatsoever for any delay, or the consequences of any delay, in the crediting to any account of any amount required by this Agreement to be paid by the Agent if the Agent shall have taken all relevant steps to achieve, on the date required by this Agreement, the payment of such amount in immediately available, freely transferable, cleared funds (in the euro unit or, as the case may be, in a national currency unit) to the account with the bank in the principal financial center in the participating member state which the Company or, as the case may be, any Bank shall have specified for such purpose. In this subsection (h), "all relevant steps" means all such steps as may be prescribed from time to time by the regulations or operating procedures of such clearing or settlement system as the Agent may from time to time determine for the purpose of clearing or settling payments of the euro.

          (i) Basis of Accrual.  If the basis of accrual of interest or fees
              ----------------
expressed in this Agreement with respect to the currency of any state that becomes a participating state shall be inconsistent with any convention or practice in the London interbank market or, as the case may be, the other applicable Paris interbank market for the basis of accrual of interest or fees in respect of the euro, such convention or practice shall replace such expressed basis effective as of and from the date on which such state becomes a participating member state; provided, that if any Offshore Currency Loan in the
                            --------
currency of such state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Loan, at the end of the then current Interest Period.

          (j) Rounding and Other Consequential Changes.  Without prejudice and
              ----------------------------------------
in addition to any method of conversion or rounding prescribed by any EMU legislation and without prejudice to the respective liabilities for Indebtedness of the Borrowers to the Banks and the Banks to the Borrowers under or pursuant to this Agreement: (i) each reference in this Agreement to a minimum amount (or an integral multiple thereof) in a national currency unit to be paid to or by the Agent shall be replaced by a reference to such reasonably comparable and convenient amount (or an integral multiple thereof) in the euro unit as the Agent may from time to time specify; and (ii) except as expressly provided in this Section 2.8, each provision of this Agreement shall be subject to such reasonable changes of construction as the Agent may from time to time specify to be necessary or appropriate to reflect the introduction of or changeover to the euro in participating member states.

          (k) Increased Costs.  Each Borrower shall from time to time, at the
              ---------------
request of the Agent, pay to the Agent for the account of each Bank the amount of any cost or increased cost incurred by, or of any reduction in any amount payable to or in the effective return on its capital to, or of interest or other return foregone by, such Bank or any holding company of such Bank as a result of the introduction of, changeover to or operation of the euro in any participating member state, other than any such cost or reduction or amount foregone reflected in any interest rate hereunder.

           2.9  Voluntary Termination or Reduction of Commitments.
                -------------------------------------------------

          (a) Each Borrower may, upon not less than three Business Days' prior notice from the Borrowers' Designee to the Agent, terminate the Commitments, or permanently reduce the Commitments by an aggregate minimum Dollar Equivalent Amount of at least $5,000,000; unless, after giving effect thereto and to any
                               ------
prepayments of any Loans made on the effective date thereof, (a) the Effective Amount of all Revolving Loans, Swingline Loans and L/C Obligations together would exceed the Aggregate Commitment then in effect, or (b) the Effective Amount of all L/C Obligations then outstanding would exceed the L/C Commitment. Once reduced in accordance with this Section 2.9, the Commitments may not be increased. Any reduction of the Commitments shall be applied to each Bank according to its Pro Rata Share. If and to the extent specified by the Borrowers' Designee in the notice to the Agent, some or all of the reduction in the Aggregate Commitment shall be applied to reduce the L/C Commitment and the Swingline Commitment. All accrued facility and letter of credit fees to, but not including, the effective date of any termination of the Commitments shall be paid on the effective date of such termination. The Agent shall promptly forward a copy of any such notice received under this subsection 2.9(a) to each of the Banks.

          (b) At no time shall the Swingline Commitment exceed the Aggregate Commitment, and any reduction of the Commitments (under this Section 2.9 or under Section 2.12) which reduces the Aggregate Commitment below the then-current amount of the Swingline Commitment shall result in an automatic corresponding reduction of the Swingline Commitment to the amount of the Aggregate Commitment, as so reduced, without any action on the part of the

Swingline Bank. At no time shall the Swingline Commitment exceed the Commitment of the Swingline Bank, and any reduction of the Commitments which reduces the Commitment of the Swingline Bank below the then-current amount of the Swingline Commitment shall result in an automatic corresponding reduction of the Swingline Commitment to the amount of the Commitment of the Swingline Bank, as so reduced, without any action on the part of the Swingline Bank.

          2.10  Optional Prepayments.  Subject to Section 4.4, each Borrower
                --------------------
may, at any time or from time to time, upon notice from the Borrowers' Designee to the Agent, (i) ratably prepay Revolving Loans in whole or in part, in minimum Dollar Equivalent Amounts of at least $5,000,000 and (ii) ratably prepay Swingline Loans in whole or in part, in minimum amounts of $500,000 or any multiple of $100,000 in excess thereof, or in other amounts with the consent of the Swingline Bank. The Borrowers' Designee shall deliver a notice of prepayment in accordance with Section 11.2 to be received by the Agent (i) not later than 9:00 a.m. (San Francisco time) at least four Business Days in advance of the prepayment date if the Loans to be prepaid are Offshore Currency Loans, (ii) not later than 9:00 a.m. (San Francisco time) at least three Business Days in advance of the prepayment date if the Loans to be prepaid are Offshore Rate Loans in Dollars, and (iii) not later than 8:00 a.m. (San Francisco time) on the prepayment date if the Loans to be prepaid are Base Rate Loans. Such notice of prepayment shall specify the date and amount of such prepayment and whether such prepayment is of Base Rate Loans, Swingline Loans, Offshore Rate Loans, or any combination thereof, and the Applicable Currency. Such notice shall not thereafter be revocable by the Borrowers' Designee. The Agent will promptly notify the Swingline Bank thereof (in the case of any prepayment of Swingline Loans) and each Bank thereof and of such Bank's Pro Rata Share of such prepayment (if any). If such notice is given by the Borrowers' Designee, the applicable Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with (other than in the case of Base Rate Loans) accrued interest to each such date on the amount prepaid and any amounts required pursuant to Section 4.4.

          2.11  Mandatory Prepayments; Cash Collateralization.  If on any date
                ---------------------------------------------
the Effective Amount of L/C Obligations exceeds the L/C Commitment, the Company shall Cash Collateralize on such date the outstanding Letters of Credit in an amount equal to the excess of the maximum amount then available to be drawn under the Letters of Credit over the L/C Commitment. Subject to Section 4.4, if on any date after giving effect to any Cash Collateralization made on such date pursuant to the preceding sentence, the Effective Amount of all Revolving Loans then outstanding plus the Effective Amount of all Swingline Loans then
                 ----
outstanding plus the Effective Amount of all L/C Obligations exceeds the
            ----
Aggregate Commitment, the Borrowers shall immediately, and without notice or demand, prepay the outstanding principal amount of the Loans by an amount equal to the applicable excess.

          2.12  Repayment of the Revolving Loans.  (a) Each Borrower shall repay
                --------------------------------
to the Agent for the account of the Banks on the Revolving Termination Date the aggregate principal amount of Revolving Loans made to such Borrower and outstanding on such date.

          (b) At the option of the Borrowers, upon written notice by the Borrowers' Designee to the Agent to be given not more than 120 days but not later than 30 days prior to the then applicable Revolving Termination Date, the Borrowers' Designee may request that the Revolving Termination Date be extended by successive one-year periods; provided, however, that each such one-year
                                --------  -------
extension shall require the unanimous approval of all of the Banks (such approval to be within the sole discretion of each Bank) and the written consent of each Loan Party; and provided further that if any Bank shall decline to
                        -------- -------
approve of any such extension, the Borrowers' Designee may (i) on or prior to the then applicable Revolving Termination Date, obtain a Replacement Bank to acquire and assume all or part of the Loans and Commitment of such non-consenting Bank in accordance with Section 4.8, or (ii) subject to repayment in full on or prior to the then applicable Revolving Termination Date of all Obligations then owing to each such non-consenting Bank, request that the Revolving Termination Date be extended only with respect to such Banks as have consented to such extension. The Borrowers each acknowledge and agree that (A) no Bank shall have any obligation to increase its Commitment hereunder or otherwise acquire or assume all or any part of any other Bank's Loans or Commitment, whether in connection with an extension of the Revolving Termination Date pursuant to this subsection (b) or otherwise, and (B) in the event that some but not all of the Banks consent to an extension of the Revolving Termination Date pursuant this subsection (b) and the Borrowers' Designee requests that the Revolving Termination Date be extended with respect to such consenting Banks only, the Aggregate Commitment shall be automatically reduced to an amount equal to the combined Commitments of the remaining Banks, subject to Section 2.11.

          2.13  Interest.  (a) (i) Each Revolving Loan shall bear interest on
                --------
the outstanding principal amount thereof from the applicable Borrowing Date at a rate per annum equal to the Offshore Rate or the Base Rate, as the case may be (and subject to the Company's right to convert to another Type of Loans under
Section 2.4), plus the Applicable Margin (in the case of Offshore Rate Loans).
              ----
(ii) Each Swingline Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date at a rate per annum equal to the Base Rate, or at such other rate as may be agreed to by the Swingline Bank.

          (b) Interest on each Revolving Loan and Swingline Loan shall be paid in arrears on each Interest Payment Date. Interest shall also be paid on the date of any prepayment of Loans (other than Base Rate Loans) under Section 2.10 or 2.11 for the portion of the Loans so prepaid and upon payment (including prepayment) of Loans (other than Base Rate Loans) in full thereof and, during the existence of any Event of Default, interest shall be paid on demand of the Agent at the request or with the consent of the Majority Banks.

          (c) Notwithstanding subsection (a) of this Section, if any amount of principal of or interest on any Loan payable by any Borrower, or any other amount payable by such Borrower hereunder or under any other Loan Document is not paid in full when due (whether at stated maturity, by acceleration, demand or otherwise), such Borrower agrees to pay interest on such unpaid principal or other amount, from the date such amount becomes due until the date such amount is paid in full, and after as well as before any entry of judgment thereon to the extent permitted by law, payable on demand, (i) in the case of any overdue amounts denominated in Dollars, at a rate per annum equal to the Base Rate plus
                                                                           ----
2% per annum, and (ii) during such periods as any such overdue amount is denominated in an Offshore Currency, at a rate per annum equal during each Default Interest Period for such overdue amount to the Offshore Rate for such Default Interest Period plus the Applicable Margin plus 2%. With respect to any
                        ----                       ----
overdue amount payable in an Offshore Currency, the Majority Banks in their sole discretion may from time to time select interest periods of time of not more than three months, as they shall deem appropriate (each such period a "Default
                                                                       -------
Interest Period").  The initial Default Interest Period shall begin on the date
---------------
on which the amount in default becomes due, and each succeeding Default Interest Period shall begin on the day on which the next preceding Default Interest Period expires.

          (d) Anything herein to the contrary notwithstanding, the obligations of each Borrower to any Bank hereunder shall be subject to the limitation that payments of interest shall not be required for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by such Bank would be contrary to the provisions of any law applicable to such Bank limiting the highest rate of interest that may be lawfully contracted for, charged or received by such Bank, and in such event such Borrower shall pay such Bank interest at the highest rate permitted by applicable law.

           2.14  Fees.  In addition to certain fees described in Section 3.8:
                 ----

          (a) Arrangement and Agency Fees.  The Company shall pay an arrangement
              ---------------------------
fee to the Arranger for the Arranger's own account, and shall pay an agency fee to the Agent for the Agent's own account, as required by the letter agreement between the Company and the Arranger and Agent dated March 31, 1998.

          (b) Facility Fees.  The Company shall pay to the Agent for the account
              -------------
of each Bank, a facility fee on the Aggregate Commitment, computed on a quarterly basis in arrears on the last Business Day of each calendar quarter, as calculated by the Agent, at a rate per annum equal to the Applicable Fee Amount. Such facility fee shall be payable regardless of utilization of the Commitments and shall accrue from the Closing Date to the Revolving Termination Date and shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter commencing on June 30, 1998, through the Revolving Termination Date, with the final payment to be made on the Revolving Termination Date;

provided that, in connection with any termination of Commitments under Section
--------
2.9, the accrued facility fee calculated for the period ending on such date shall also be paid on the date of termination. The facility fees provided in this subsection shall accrue at all times after the above-mentioned commencement date, including at any time during which one or more conditions in Article V are not met.

          (c) Participation Fees.  The Company shall pay to the Agent for the
              ------------------
benefit of the Banks, the participation fees set forth in the Fee Letter. Such participation fees shall be due and payable on the Closing Date and allocated among the Banks in accordance with the Fee Letter.

          2.15  Computation of Fees and Interest.  (a) All computations of
                --------------------------------
interest for Base Rate Loans when the Base Rate is determined by BofA's "reference rate" shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year), except that interest shall accrue on the basis of the actual number of days elapsed and a year of 365 days or 366 days, as the case may be, in the case of Offshore Currency Loans denominated in any Offshore Currency in respect of which interest is calculated on a 365/366-day in accordance with customary practice in the applicable interbank market. Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof.

          (b) Each determination of an interest rate or a Dollar Equivalent Amount by the Agent or the Issuing Bank shall be conclusive and binding on the Borrowers and the Banks in the absence of manifest error.

          2.16  Payments by the Company.  (a) All payments to be made by the
                -----------------------
Borrowers shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by any Loan Party shall be made to the Agent for the account of the Banks at the Agent's Payment Office, and, with respect to principal of, interest on, and any other amounts relating to, any Offshore Currency Loan, shall be made in the Offshore Currency in which such Loan is denominated or payable, and, with respect to all other amounts payable hereunder, shall be made in Dollars. Such payments shall be made in Same Day Funds, and (i) in the case of any Offshore Currency payments, no later than such time on the dates specified herein as may be determined by the Agent to be necessary for such payment to be credited on such date in accordance with normal banking procedures in the place of payment, and (ii) in the case of any Dollar payments, no later than 11:00 a.m. (San Francisco time) on the date specified herein. Any payment which is received by the Agent later than 11:00 a.m. (San Francisco time) (in the case of any Dollar payments), or later than the time specified by the Agent as provided in clause (i) above (in the case of Offshore Currency payments), shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue. The Agent will promptly distribute to each Bank its Pro Rata Share (or other applicable share as expressly provided herein) of such payment in like funds as received.

          (b) Subject to the provisions set forth in the definition of "Interest Period" herein, whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

          (c) Unless the Agent receives notice from a Borrower or the Borrowers' Designee prior to the date on which any payment in Dollars or any Applicable Currency is due to the Banks that such Borrower will not make such payment in full as and when required, the Agent may assume that such Borrower has made such payment in full to the Agent on such date in Same Day Funds and the Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent such Borrower has not made such payment in full to the Agent, each Bank shall repay to the Agent on demand such amount distributed to such Bank, together with interest thereon at the Federal Funds Rate or, in the case of a payment in an Offshore Currency, the Overnight Rate, for each day from the date such amount is distributed to such Bank until the date repaid.

          2.17  Payments by the Banks to the Agent.  (a) Unless the Agent
                ----------------------------------
receives notice from a Bank on or prior to the Loan Availability Date or, with respect to any Borrowing after the Loan Availability Date, at least one Business Day prior to the date of such Borrowing, or, in the case of Base Rate Loans only, not later than 10:00 a.m. (San Francisco time) on the date of such Borrowing, that such Bank will not make available as and when required hereunder to the Agent for the account of the applicable Borrower the amount of that Bank's Pro Rata Share of the Borrowing, the Agent may assume that each Bank has made such amount available to the Agent in Same Day Funds on the Borrowing Date and the Agent may (but shall not be so required), in reliance upon such assumption, make available to such Borrower on such date a corresponding amount. If and to the extent any Bank shall not have made its full amount available to the Agent in Same Day Funds and the Agent in such circumstances has made available to such Borrower such amount, that Bank shall on the Business Day following such Borrowing Date make such amount available to the Agent, together with interest at the Federal Funds Rate or, in the case of any Borrowing consisting of Offshore Currency Loans, the Overnight Rate, for each day during such period. A notice of the Agent submitted to any Bank with respect to amounts owing under this subsection 2.17(a) shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Agent shall constitute such Bank's Loan on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to the Agent on the Business Day following the Borrowing Date, the Agent will notify the Borrowers' Designee of such failure to fund and, upon demand by the Agent, such Borrower shall pay such amount to the Agent for the Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing.

          (b) The failure of any Bank to make any Loan on any Borrowing Date shall not relieve any other Bank of any obligation hereunder to make a Loan on such Borrowing Date, but no Bank shall be responsible for the failure of any other Bank to make the Loan to be made by such other Bank on any Borrowing Date.

          2.18  Sharing of Payments, Etc.  If, other than as expressly provided
                ------------------------
elsewhere herein, any Bank shall obtain on account of the Loans made by it any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder), such Bank shall immediately (a) notify the Agent of such fact, and (b) purchase from the other Banks such participations in the Loans made by them as shall be necessary to cause such purchasing Bank to share the excess payment pro rata with each of them; provided, however, that if all or
                                               --------  -------
any portion of such excess payment is thereafter recovered from the purchasing Bank, such purchase shall to that extent be rescinded and each other Bank shall repay to the purchasing Bank the purchase price paid therefor, together with an amount equal to such paying Bank's ratable share (according to the proportion of (i) the amount of such paying Bank's required repayment to (ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered.
Each Loan Party agrees that any Bank so purchasing a participation from another Bank may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 11.10) with respect to such participation as fully as if such Bank were the direct creditor of such Loan Party in the amount of such participation. The Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Banks following any such purchases or repayments.

           2.19  The Borrowers' Designee.
                 -----------------------

          (a) Each of the Borrowers hereby irrevocably appoints, designates and authorizes the Borrowers' Designee to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. The Borrowers' Designee may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact.

          (b) The Borrowers' Designee shall promptly forward to the Agent or the Borrowers, as appropriate, all notices, certificates, financial statements and reports received by it in the performance of its duties hereunder.

          (c) The Borrowers may, upon 30 days' notice to and with the consent of the Agent (which consent shall not be unreasonably withheld), appoint another Borrower to act as Borrowers' Designee and upon such appointment such successor Borrowers' Designee shall succeed to all the appointment, powers and duties of the retiring Borrowers' Designee and the term "Borrowers' Designee" shall mean such successor designee and the retiring Borrowers' Designee's rights, powers and duties as Borrowers' Designee shall be terminated.

          (d) The Borrowers' Designee shall perform its duties hereunder and under the other Loan Documents on behalf of the Borrowers. The action of the Borrowers' Designee shall in each case bind all the Borrowers, and any action taken by the Borrowers' Designee in the name of the Borrowers or any of them pursuant to this Agreement or any other Loan Document shall bind the Borrowers, whether or not such action has been duly authorized by such Borrowers.

          (e) Any agreement of the Agent and the Banks herein with respect to the Borrowers' Designee is solely for the convenience and at the request of the Borrowers. The Agent and the Banks shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Borrowers to act on behalf of the Borrowers' Designee and the Agent and the Banks shall not have any liability to the Borrowers or other Person on account of any action taken or not taken by the Agent or the Banks in reliance thereon.

                                  ARTICLE III

                             THE LETTERS OF CREDIT
                             ---------------------

          3.1  The Letter of Credit Subfacility.  (a) On the terms and
               --------------------------------
conditions set forth herein (i) the Issuing Bank agrees, (A) from time to time on any Business Day during the period from the Loan Availability Date to the Revolving Termination Date to issue Letters of Credit for the account of each Borrower, and to amend or renew Letters of Credit previously issued by it, in accordance with subsections 3.2(c) and 3.2(d), in an aggregate Dollar Equivalent Amount not to exceed at any time the L/C Commitment, and (B) to honor drafts under the Letters of Credit; and (ii) the Banks severally agree to participate in Letters of Credit Issued for the account of each Borrower; provided, that the
                                                              --------
Issuing Bank shall not be obligated to Issue, and no Bank shall be obligated to participate in, any Letter of Credit if as of the date of Issuance of such Letter of Credit and after giving affect thereto (the "Issuance Date") (1) the
                                                       -------------
Effective Amount of all outstanding Revolving Loans plus the Effective Amount of
                                                    ----
all Swingline Loans plus the Effective Amount of all L/C Obligations, shall
                    ----
exceed the Aggregate Commitment; (2) the Effective Amount of the Revolving Loans of any Bank plus the participation of such Bank in the Effective Amount of all
            ----
Swingline Loans plus the participation of such Bank in the Effective Amount of
                ----
all L/C Obligations, shall exceed such Bank's Commitment; or (3) the Effective Amount of all L/C Obligations shall exceed the L/C Commitment. Within the foregoing limits, and subject to the other terms and conditions hereof, each Borrower's ability to obtain Letters of Credit shall be fully revolving, and, accordingly, any Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit which have expired or which have been drawn upon and reimbursed.

           (b) The Issuing Bank is under no obligation to Issue any Letter of Credit if:

           (i) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Bank from Issuing such Letter of Credit, or any Requirement of Law applicable to the Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Bank shall prohibit, or request that the Issuing Bank refrain from, the Issuance of letters of credit generally or such Letter of Credit in particular;

           (ii) the Issuing Bank has received written notice from any Bank, the Agent or any Loan Party, on or prior to the Business Day prior to the requested date of Issuance of such Letter of Credit, that one or more of the applicable conditions contained in Article V is not then satisfied;

           (iii) the expiry date of any requested Letter of Credit is (A) more than one year after the date of Issuance, unless the Majority Banks have approved such expiry date in writing, or (B) after the date five Business Days prior to the Revolving Termination Date;

           (iv) any requested Letter of Credit does not provide for drafts, or is not otherwise in form and substance acceptable to the Issuing Bank, or the Issuance of a Letter of Credit shall violate any applicable policies of the Issuing Bank;

           (v) any standby Letter of Credit is for the purpose of supporting the issuance of any letter of credit by any other Person; or

           (vi) such Letter of Credit is in a face amount less than $1,000,000 (or the Dollar Equivalent Amount thereof in an Offshore Currency, as determined as of the Computation Date for an Offshore Currency Letter of Credit) or to be denominated in a currency other than Dollars or an Offshore Currency.

          3.2  Issuance, Amendment and Renewal of Letters of Credit.  (a) Each
               ----------------------------------------------------
Letter of Credit shall be issued upon the irrevocable written request of the Borrowers' Designee received by the Issuing Bank (with a copy sent by the Borrowers' Designee to the Agent) at least four Business Days in the case of Letters of Credit to be denominated in Dollars, and six Business Days in the case of any Offshore Currency Letters of Credit (or such shorter time as the Issuing Bank may agree in a particular instance in its sole discretion) prior to the proposed date of issuance. Each such request for issuance of a Letter of Credit shall be by facsimile, confirmed immediately in an original writing, in the form of an L/C Application, and shall specify in form and detail satisfactory to the Issuing Bank: (i) the proposed date of issuance of the Letter of Credit (which shall be a Business Day); (ii) the face amount of the Letter of Credit (and applicable Offshore Currency in the case of a proposed Offshore Currency Letter of Credit); (iii) the expiry date of the Letter of Credit; (iv) the name and address of the beneficiary thereof; (v) the documents to be presented by the beneficiary of the Letter of Credit in case of any drawing thereunder; (vi) the full text of any certificate to be presented by the beneficiary in case of any drawing thereunder; and (vii) such other matters as the Issuing Bank may require. The Dollar Equivalent Amount of any Offshore Currency Letter of Credit will be determined by the Agent for such Letter of Credit on the Computation Date therefor in accordance with subsection 2.5(a).

          (b) At least two Business Days prior to the Issuance of any Letter of Credit, the Issuing Bank will confirm with the Agent (by telephone or in writing) that the Agent has received a copy of the L/C Application or L/C Amendment Application from the Borrowers' Designee and, if not, the Issuing Bank will provide the Agent with a copy thereof. Unless the Issuing Bank has received notice on or before the Business Day immediately preceding the date the Issuing Bank is to issue a requested Letter of Credit from the Agent (A) directing the Issuing Bank not to issue such Letter of Credit because such issuance is not then permitted under subsection 3.1(a) as a result of the limitations set forth in clauses (1) through (3) thereof or subsection 3.1(b)(ii); or (B) that one or more conditions specified in Article V are not then satisfied; then, subject to the terms and conditions hereof, the Issuing Bank shall, on the requested date, issue a Letter of Credit for the account of the applicable Borrower in accordance with the Issuing Bank's usual and customary business practices.

          (c) From time to time while a Letter of Credit is outstanding and prior to the Revolving Termination Date, the Issuing Bank will, upon the written request of the Borrowers' Designee received by the Issuing Bank (with a copy sent by the Borrowers' Designee to the Agent) at least four Business Days in the case of Letters of Credit denominated in Dollars, and six Business Days in the case of Offshore Currency Letters of Credit (or such shorter time as the Issuing Bank may agree in a particular instance in its sole discretion) prior to the proposed date of amendment (including a renewal or extension thereof), amend any Letter of Credit issued by it. Each such request for amendment of a Letter of Credit shall be made by facsimile, confirmed immediately in an original writing, made in the form of an L/C Amendment Application and shall specify in form and detail satisfactory to the Issuing Bank: (i) the Letter of Credit to be amended; (ii) the proposed date of amendment of the Letter of Credit (which shall be a Business Day); (iii) the nature of the proposed amendment; and (iv) such other matters as the Issuing Bank may require. The Issuing Bank shall be under no obligation to amend any Letter of Credit if: (A) the Issuing Bank would have no obligation at such time to issue such Letter of Credit in its amended form under the terms of this Agreement; or (B) the beneficiary of any such Letter of Credit does not accept the proposed amendment to the Letter of Credit. The Agent will promptly notify the Banks of the receipt by it of any L/C Application or L/C Amendment Application and of the Issuance of any Letter of Credit notified to it by the Issuing Bank.

          (d) The Issuing Bank and the Banks agree that, while a Letter of Credit is outstanding and prior to the Revolving Termination Date, the Issuing Bank shall be entitled to authorize the renewal of any Letter of Credit issued by it which provides for such renewal. The Issuing Bank shall be under no obligation so to renew any Letter of Credit if: (A) the Issuing Bank would have no obligation at such time to issue or amend such Letter of Credit in its renewed form under the terms of this Agreement; or (B) the beneficiary of any such Letter of Credit does not accept the proposed renewal of the Letter of Credit. If any outstanding Letter of Credit shall provide that it shall be automatically renewed unless the beneficiary thereof receives notice from the Issuing Bank that such Letter of Credit shall not be renewed, and if at the time of renewal the Issuing Bank would be entitled to authorize the automatic renewal of such Letter of Credit in accordance with this subsection 3.2(d) upon the request of the Borrowers' Designee but the Issuing Bank shall not have received any written direction by the Borrowers' Designee with respect thereto, the Issuing Bank shall nonetheless be permitted to allow such Letter of Credit to renew, and the applicable Borrower (as account party) and the Banks hereby authorize such renewal, and, accordingly, the Issuing Bank shall be deemed to have received an L/C Amendment Application from the Borrowers' Designee requesting such renewal.

          (e) The Issuing Bank may, at its election (or as required by the Agent at the direction of the Majority Banks), deliver any notices of termination or other communications to any Letter of Credit beneficiary or transferee, and take any other action as necessary or appropriate, at any time and from time to time, in order to cause the expiry date of such Letter of Credit to be a date not later than the Revolving Termination Date.

          (f) This Agreement shall control in the event of any conflict with any L/C-Related Document (other than any Letter of Credit).

          (g) The Issuing Bank will also deliver to the Agent, concurrently or promptly following its delivery of a Letter of Credit, or amendment to or renewal of a Letter of Credit, to an advising bank or a beneficiary, a true and complete copy of each such Letter of Credit or amendment to or renewal of a Letter of Credit.

          3.3  Existing BofA Letters of Credit; Risk Participations, Drawings
               --------------------------------------------------------------
and Reimbursements.  (a) On and after the Loan Availability Date, the Existing
------------------
BofA Letters of Credit shall be deemed for all purposes, including for purposes of the fees to be collected pursuant to subsections 3.8(a) and 3.8(c), and reimbursement of costs and expenses to the extent provided herein, Letters of Credit outstanding under this Agreement and entitled to the benefits of this Agreement and the other Loan Documents, and shall be governed by the applications and agreements pertaining thereto and by this Agreement. Each Bank shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Bank on the Loan Availability Date a participation in each such Letter of Credit and each drawing thereunder in an amount equal to the product of (i) such Bank's Pro Rata Share times (ii) the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively. The Existing BofA Letters of Credit shall be deemed to utilize the L/C Commitment and to utilize pro rata the Commitment of each Bank.

          (b) Immediately upon the Issuance of each Letter of Credit in addition to those described in subsection 3.3(a), each Bank shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Bank a participation in such Letter of Credit and each drawing thereunder in an amount equal to the product of (i) the Pro Rata Share of such Bank, times (ii) the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively. Each Issuance of a Letter of Credit shall be deemed to utilize the Commitment of each Bank by an amount equal to the amount of such participation.

          (c) In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, the Issuing Bank will promptly notify the Borrowers' Designee and specify in such notice the date such drawing will be honored by the Issuing Bank (the "Honor Date"). If the Issuing Bank so notifies
                                  ----------
the Borrowers' Designee prior to 10:00 a.m. (San Francisco time) on the Honor Date, the applicable Borrower, as account party under such Letter of Credit, shall reimburse the Issuing Bank on the Honor Date for the amount paid by the Issuing Bank under such Letter of Credit or, if the Issuing Bank shall so notify the Borrowers' Designee after 10:00 a.m. (San Francisco time) on the Honor Date, the applicable Borrower, as account party under such Letter of Credit, shall reimburse the Issuing Bank by no later than 11:00 a.m. (San Francisco time) on the next succeeding Business Day for the amount paid by the Issuing Bank under such Letter of Credit on the Honor Date (each such date, a "Reimbursement
                                                            -------------
Date"), in each case, in an amount equal to the amount so paid by the Issuing Bank and in the currency in which such Letter of Credit is payable. Such reimbursement shall be made by such Borrower no later than 2:00 p.m. (San Francisco time) in the case of reimbursement to be made on the Honor Date, or 11:00 a.m. (San Francisco time) in the case of reimbursement to be made on the next Business Day following the Honor Date. In the event such Borrower fails to reimburse the Issuing Bank for the full amount of any drawing under any Letter of Credit by the required time as provided above on the Reimbursement Date, the Issuing Bank will promptly notify the Agent, and the Agent will promptly notify each Bank thereof (including the amount thereof, expressed in Dollars as specified below, and such Bank's Pro Rata Share thereof), and the Borrowers' Designee shall be deemed to have requested that Base Rate Loans be made by the Banks to such Borrower to be disbursed on the Reimbursement Date for such Letter of Credit, subject to the amount of the unutilized portion of the Aggregate Commitment and subject to the conditions set forth in Section 5.3. In the case of any drawing under an Offshore Currency Letter of Credit, the Issuing Bank shall redenominate the unreimbursed drawing into Dollars as of the Honor Date, and shall notify the Agent of the Dollar Equivalent Amount thereof, and upon notice by the Agent to the Banks, such Loans shall be funded by each Bank in Dollars, in an amount equal to such Bank's Pro Rata Share of the Dollar Equivalent Amount of the unreimbursed drawing as of the Honor Date. Each Borrower hereby directs that the proceeds of any such Loans deemed to be made by it shall be used to pay its reimbursement obligations in respect of any such drawing. Solely for the purposes of making such Loans, the Minimum Amount limitations set forth in Section 2.3 shall not be applicable. Any notice given by the Issuing Bank or the Agent pursuant to this subsection 3.3(c) may be oral if immediately confirmed in writing (including by facsimile); provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice. In the event that any amount of any drawing under any Letter of Credit is not reimbursed by the applicable Borrower on the Honor Date, the Dollar Equivalent Amount (as of the Honor Date) of such unreimbursed amount shall bear interest until it is either deemed to be an L/C Borrowing as provided in subsection (e) or deemed to be converted to a Base Rate Loan as provided in this subsection (c) at a rate per annum equal to the Base Rate.

          (d) Each Bank shall upon receipt of any notice pursuant to subsection 3.3(c) make available to the Agent for the account of the Issuing Bank an amount in Dollars and in Same Day Funds equal to its Pro Rata Share of the amount of the drawing (redenominated into Dollars as provided above, if applicable), whereupon the Banks shall (subject to subsection 3.3(e)) each be deemed to have made a Revolving Loan consisting of a Base Rate Loan to the applicable Borrower in that amount. The Agent will promptly give notice of the occurrence of any Reimbursement Date, but failure of the Agent to give any such notice on the Reimbursement Date or in sufficient time to enable any Bank to effect such payment on such date shall not relieve such Bank from its obligations under this
Section 3.3.

          (e) With respect to any unreimbursed drawing that is not converted into Revolving Loans to a Borrower in whole or in part, because of such Borrower's failure to satisfy the conditions set forth in Section 5.3 or for any other reason, such Borrower shall be deemed to have incurred from the Issuing Bank an L/C Borrowing, in Dollars, in the amount of such drawing (determined, in the case of any Offshore Currency Letter of Credit, as specified below), which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at a rate per annum equal to the Base Rate plus 2% per
                                                               ----
annum. In such event, each Bank shall upon receipt of any notice pursuant to subsection 3.3(c) make available to the Agent for the account of the Issuing Bank an amount in Dollars and in Same Day Funds equal to its Pro Rata Share of the amount of the drawing. Each Bank's payment to the Issuing Bank pursuant to this subsection 3.3(e) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Bank in satisfaction of its participation obligation under this Section 3.3. In the case of any Offshore Currency Letter of Credit, the unreimbursed drawing shall be redenominated into Dollars by the Issuing Bank as of the Honor Date, and any payment by each Bank shall be made in Dollars in an amount equal to such Bank's Pro Rata Share of the Dollar Equivalent Amount of the unreimbursed drawing as of the Honor Date.

          (f) If any Bank fails to make available to the Agent for the account of the Issuing Bank the amount of such Bank's Pro Rata Share of the amount of any drawing by no later than 12:00 noon (San Francisco time) on the Reimbursement Date, then interest shall accrue on such Bank's obligation to make
                    ----
such payment, from the Reimbursement Date to the date such Bank makes such payment, at (i) the Federal Funds Rate in effect from time to time during the period commencing on the Reimbursement Date and ending on the date three Business Days thereafter, and (ii) thereafter at the Base Rate as in effect from time to time.

          (g) Each Bank's obligation in accordance with this Agreement to make (or participate in) the Revolving Loans, or L/C Advances, as contemplated by this Section 3.3, as a result of a drawing under a Letter of Credit, shall be absolute and unconditional and without recourse to the Issuing Bank and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such Bank may have against the Issuing Bank, any Loan Party or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default, an Event of Default or a Material Adverse Effect; or (iii) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; provided, however, that each
                                                --------  -------
Bank's obligation to make Revolving Loans under this Section 3.3 is subject to the conditions set forth in Section 5.3.

          3.4  Repayment of Participations.  (a) Upon (and only upon) receipt by
               ---------------------------
the Agent for the account of the Issuing Bank of funds from a Borrower (i) in reimbursement of any payment made by the Issuing Bank under the Letter of Credit with respect to which any Bank has paid the Agent for the account of the Issuing Bank for such Bank's participation in the Letter of Credit pursuant to Section
3.3 or (ii) in payment of interest thereon, the Agent will pay to each Bank, in the same funds as those received by the Agent for the account of the Issuing Bank, the amount of such Bank's Pro Rata Share of such funds, and the Issuing Bank shall receive the amount of the Pro Rata Share of such funds of any Bank that did not so pay the Agent for the account of the Issuing Bank.

          (b) If the Agent or the Issuing Bank is required at any time to return to any Borrower, or to a trustee, receiver, liquidator, custodian, or any official in any Insolvency Proceeding, any portion of the payments made by such Borrower to the Agent for the account of the Issuing Bank pursuant to subsection 3.4(a) in reimbursement of a payment made under the Letter of Credit or interest or fee thereon, each Bank shall, on demand of the Agent, forthwith return to the Agent or the Issuing Bank the amount of its Pro Rata Share of any amounts so returned by the Agent or the Issuing Bank plus interest thereon from the date
                                          ----
such demand is made to the date such amounts are returned by such Bank to the Agent or the Issuing Bank, at a rate per annum equal to the Federal Funds Rate in effect from time to time.

          3.5  Role of the Issuing Bank.  (a) Each Bank and each Borrower agree
               ------------------------
that, in paying any drawing under a Letter of Credit, the Issuing Bank shall not have any responsibility to obtain any document (other than any sight draft and certificates expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.

          (b) No Agent-Related Person nor any of the respective correspondents, participants or assignees of the Issuing Bank shall be liable to any Bank for:
(i) any action taken or omitted in connection herewith at the request or with the approval of the Banks (including the Majority Banks, as applicable); (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any L/C-Related Document.

          (c) Each Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit;

provided, however, that this assumption is not intended to, and shall not,
--------  -------
preclude such Borrower's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. No Agent-Related Person, nor any of the respective correspondents, participants or assignees of the Issuing Bank, shall be liable or responsible for any of the matters described in clauses (i) through (vii) of Section 3.6; provided,
                                                               --------
however, anything in such clauses to the contrary notwithstanding, that such
-------
Borrower may have a claim against the Issuing Bank, and the Issuing Bank may be liable to such Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by such Borrower which the Company proves were caused by the Issuing Bank's willful misconduct or gross negligence or the Issuing Bank's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing: (i) the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary; and (ii) the Issuing Bank shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

          3.6  Obligations Absolute.  The obligations of each Borrower under
               --------------------
this Agreement and any L/C-Related Document to reimburse the Issuing Bank for a drawing under a Letter of Credit, and to repay any L/C Borrowing and any drawing under a Letter of Credit converted into Revolving Loans, and the obligations of each Guarantor hereunder with respect thereto, shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement and each such other L/C-Related Document under all circumstances, including the following:

           (i) any lack of validity or enforceability of this Agreement or any L/C-Related Document;

           (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of such Borrower in respect of any Letter of Credit or any other amendment or waiver of or any consent to departure from all or any of the L/C-Related Documents;

           (iii) the existence of any claim, set-off, defense or other right that such Borrower may have at any time against any beneficiary or any transferee of any Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Issuing Bank or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by the L/C-Related Documents or any unrelated transaction;

           (iv) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit;

           (v) any payment by the Issuing Bank under any Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of any Letter of Credit; or any payment made by the Issuing Bank under any Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of any Letter of Credit, including any arising in connection with any Insolvency Proceeding;

           (vi) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guarantee, for all or any of the obligations of such Borrower in respect of any Letter of Credit; or

           (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Borrower or Guarantor.

          3.7  Cash Collateral Pledge.  Upon (i) the request of the Agent, (A)
               ----------------------
if the Issuing Bank has honored any full or partial drawing request on any Letter of Credit and such drawing has resulted in an L/C Borrowing hereunder, or
(B) if, as of the Revolving Termination Date, any Letters of Credit may for any reason remain outstanding and partially or wholly undrawn, or (ii) the occurrence of the circumstances described in Section 2.11 requiring the Company to Cash Collateralize Letters of Credit, then, the Company shall immediately Cash Collateralize the L/C Obligations in an amount equal to such L/C Obligations. In connection with any such amounts to be paid over to the Agent as cash collateral for Offshore Currency L/C Obligations then outstanding, the amount of cash collateral to be paid over with respect thereto and held as part of the cash collateral pursuant to this Section 3.7 shall be determined on the basis of the Dollar Equivalent Amount thereof as of the most recent Computation Date. The Company shall, to the extent necessary, make such additional pledges from time to time as shall be necessary to ensure that all L/C Obligations remain at all times fully cash collateralized (in the case of any Offshore Currency L/C Obligations, the amounts thereof from time to time to be determined on the basis of the Dollar Equivalent Amount thereof as of the most recent Computation Date), provided that no such additional pledge shall be required at
                   --------
any time that the shortfall in the amount of the required cash collateral results from a change in applicable rates of exchange between Dollars and Offshore Currencies and such shortfall shall not exceed at such time $100,000. The

Company hereby grants the Agent, for the benefit of the Agent, the Issuing Bank and the Banks, a security interest in all such cash and deposit account balances contemplated by this Section 3.7 or Section 9.2. Cash collateral held under this Section 3.7 or Section 9.2 shall be maintained in blocked, non-interest bearing deposit accounts at BofA.

          3.8  Letter of Credit Fees.  (a) The Company shall pay to the Agent
               ---------------------
for the account of each of the Banks a letter of credit fee with respect to the Letters of Credit equal to the rate per annum equal to the Applicable Fee Amount of the actual daily maximum amount available to be drawn of the outstanding Letters of Credit, computed on a quarterly basis in arrears on the last Business Day of each calendar quarter based upon Letters of Credit outstanding for that quarter as calculated by the Agent.

          (b) The Company shall pay to the Issuing Bank a letter of credit fronting fee for each Letter of Credit Issued by the Issuing Bank equal to 0.10% per annum of the difference between the average daily maximum amount available to be drawn on the outstanding Letters of Credit and the Pro Rata Share of the Issuing Bank therein in its capacity as a Bank, computed on a quarterly basis in arrears on the last Business Day of each calendar quarter based upon Letters of Credit outstanding for such quarter as calculated by the Agent.

          (c) The letter of credit fees described in subsections 3.8(a) and 3.8(b) shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter during which Letters of Credit are outstanding, commencing on the first such quarterly date to occur after the Loan Availability Date, through the Revolving Termination Date (or such later date upon which the outstanding Letters of Credit shall expire), with the final payment to be made on the Revolving Termination Date (or such later expiration date).

          (d) For purposes of determining the average daily maximum amount available to be drawn on the outstanding Letters of Credit in order to calculate the fees due under subsection 3.8(a) or subsection (b), the amount of any Letter of Credit in an Offshore Currency on any date shall be determined based upon the Dollar Equivalent Amount thereof as of the most recent Computation Date pursuant to subsection 2.5(a) with respect to such Letter of Credit.

          (e) The Company shall pay to the Issuing Bank from time to time on demand the normal issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the Issuing Bank relating to letters of credit as from time to time in effect, in Dollars or in such Offshore Currency as the Issuing Bank shall specify.

          3.9  Uniform Customs and Practice.  The Uniform Customs and Practice
               ----------------------------
for Documentary Credits as published by the International Chamber of Commerce most recently at the time of issuance of any Letter of Credit shall (unless otherwise expressly provided in the Letters of Credit) apply to the Letters of Credit.

                                   ARTICLE IV

                     TAXES, YIELD PROTECTION AND ILLEGALITY
                     --------------------------------------

          4.1  Taxes.  (a) Any and all payments by each Loan Party to each Bank
               -----
or the Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for, any Taxes. In addition, the Loan Parties shall pay all Other Taxes.

          (b) If any Loan Party shall be required by law to deduct or withhold any Taxes, Other Taxes or Further Taxes from or in respect of any sum payable hereunder to any Bank or the Agent, then:

          (i) the sum payable shall be increased as necessary so that, after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section), such Bank or the Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made;

           (ii) such Loan Party shall make such deductions and withholdings;

           (iii) such Loan Party shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

           (iv) such Loan Party shall also pay to each Bank or the Agent for the account of such Bank, at the time interest is paid, Further Taxes in the amount that the respective Bank specifies as necessary to preserve the after-tax yield such Bank would have received if such Taxes, Other Taxes or Further Taxes had not been imposed.

          (c) Each Loan Party agrees to indemnify and hold harmless each Bank and the Agent for the full amount of (i) Taxes, (ii) Other Taxes, and (iii) Further Taxes in the amount that the respective Bank specifies as necessary to preserve the after-tax yield such Bank would have received if such Taxes, Other Taxes or Further Taxes had not been imposed, and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes, Other Taxes or Further Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date such Bank or the Agent makes written demand therefor; provided, however, that such Loan Party shall not be obligated to make
          --------  -------
a payment to the Bank or the Agent (as the case may be) pursuant to this Section in respect of penalties, interest and other liabilities attributable to any Taxes, Other Taxes, or Further Taxes, if (A) such penalties, interest and other liabilities have accrued after such Loan Party has indemnified or paid any additional amount pursuant to this Section, or (B) such penalties, interest and other liabilities are attributable to the gross negligence or wilful misconduct of the Bank. After the Bank or the Agent (as the case may be) learns of the imposition of Taxes, Other Taxes or Further Taxes, such Bank and the Agent will act in good faith to promptly notify the relevant Loan Party of its obligations hereunder.

          (d) Within 30 days after the date of any payment by any Loan Party of Taxes, Other Taxes or Further Taxes, the Borrowers' Designee shall furnish to each Bank or the Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to such Bank or the Agent.

          (e) If any Loan Party is required to pay any amount to any Bank or the Agent pursuant to subsection (b) or (c) of this Section, then such Bank shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment by such Loan Party which may thereafter accrue, if such change in the judgment of such Bank is not otherwise materially disadvantageous to such Bank; provided that the mere existence of fees, charges,
                              --------
costs or expenses that the relevant Loan Party has offered and agreed to pay on behalf of a Bank shall not be deemed to be disadvantageous to the Bank.

          (f) If a Bank receives a refund in respect of any Taxes, Other Taxes or Further Taxes as to which it has been indemnified by any Loan Party pursuant to this Section, or with respect to which any Loan Party has paid additional amounts pursuant to this Section, it shall within 30 days from the date of receipt of such refund pay over the amount of such refund (including any interest paid or credited by the relevant taxing authority with respect to such refund) to such Loan Party (but only to the extent of indemnity payments made, or additional amounts paid, by the Loan Party under the Section with respect to the Taxes, Other Taxes or Further Taxes giving rise to such refund); provided,
                                                                     --------
however, that the Loan Party, upon the request of such Bank agrees to repay the
-------
amount paid over to the Loan Party to such Bank in the event such Bank is required to repay such refund to such relevant authority.

          (g) For any period with respect to which a Bank has failed to provide the Company, JMII, the applicable Borrower or the Agent with the appropriate form as required by Section 10.10(a) (whether or not such Bank is lawfully able to do so, unless such failure is due to a change in treaty, law or regulation occurring subsequent to the date on which such form originally was required to be provided), such Bank shall not be entitled to indemnification under this
Section 4.1 with respect to Taxes imposed by the United States (or any political division thereof); provided that if a Bank, which is otherwise exempt from
                   --------
withholding tax, becomes subject to Taxes because of its failure to deliver a form required hereunder, the Loan Parties shall take such steps as such Bank shall reasonably request, at the Bank's expense, to assist such Bank to recover such Taxes.

          (h) Each Bank and the Agent agrees that it will (i) take all reasonable actions reasonably requested by the Loan Parties that are without risk or material cost to such Bank or the Agent (as the case may be) to maintain all exemptions, available to it from withholding taxes (whether available by treaty or existing administrative waiver), including the filing of any certificate or document if such filing would avoid the need for or reduce the amount of any such additional amounts payable to or for the account of such Bank or the Agent (as the case may be) pursuant to this Section 4.1, and (ii) to the extent reasonable and without material cost to it, otherwise cooperate with the relevant Loan Party to minimize any amount payable by such Loan Party under this Section.

          4.2  Illegality.  If any Bank determines that the introduction of any
               ----------
Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Bank or its applicable Lending Office to make Offshore Rate Loans, then, in such event, the affected Bank shall give notice thereof to the Borrowers' Designee (through the Agent). Thereafter, (i) any obligation of that Bank to make Offshore Rate Loans (or convert Loans into Offshore Rate Loans) shall be suspended until such Bank notifies the Agent and the Borrowers' Designee that the circumstances giving rise to such determination no longer exist, (ii) to the extent that such determination relates to an Offshore Rate Loan then being requested by a Borrower pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, such Bank shall make such Loan as (or convert such Loan to) a Base Rate Loan, and (iii) any outstanding Offshore Rate Loans of such affected Bank shall convert into Base Rate Loans either on the last day of the Interest Period thereof, if such Bank may lawfully continue to maintain such Offshore Rate Loans to such day, or (subject to Section 4.4) immediately, if such Bank may not lawfully continue to maintain such Offshore Rate Loan. If such notice relates to an Offshore Currency Loan, such Loan to be made as (or converted into) a Base Rate Loan by the affected Bank shall be in the Dollar Equivalent Amount of the Offshore Currency Loan maintained by such Bank, or to be made, converted or continued by such Bank.

          4.3  Increased Costs and Reduction of Return.  (a) If any Bank
               ---------------------------------------
determines that, due to either (i) the introduction after the date hereof of or any change after the date hereof in or in the interpretation of any law or regulation or (ii) the compliance by that Bank with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Bank of agreeing to make or making, funding or maintaining any Offshore Rate Loans or participating in Letters of Credit, or, in the case of the Issuing Bank, any increase in the cost to the Issuing Bank of agreeing to issue, issuing or maintaining any Letter of Credit or of agreeing to make or making, funding or maintaining any unpaid drawing under any Letter of Credit, then such Bank shall promptly give notice to the Borrowers' Designee and the affected Borrower shall pay to such Bank, within 15 days of receipt of the notice referred to above, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Bank in its sole discretion shall determine) as shall be required to compensate such Bank for such increased costs or reductions in amounts received or receivable hereunder. To the extent the notice required by the preceding sentence and relating to the costs arising under this Section 4.3 is given by any Bank more than 90 days after the occurrence of the event giving rise to the additional costs of the type described in this Section 4.3, such Bank shall not be entitled to compensation under this Section 4.3 for any amounts incurred or accrued prior to the giving of such notice to the Borrowers' Designee.

          (b) If any Bank shall have determined that (i) the introduction after the date hereof of any Capital Adequacy Regulation, (ii) any change after the date hereof in any Capital Adequacy Regulation, or (iii) any change after the date hereof in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, affects or would affect the amount of capital required or expected to be maintained by such Bank or any corporation controlling such Bank and (taking into consideration such Bank's or such corporation's policies with respect to capital adequacy and such Bank's desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitment, loans, credits or obligations under this Agreement, the Company agrees to pay such Bank, within 15 days of the receipt of the notice referred to below, such additional amounts as shall be required to compensate such Bank for the increased cost to such Bank as a result of such increase of capital. In determining such additional amounts, each Bank will act reasonably and in good faith and will use averaging and attribution methods which are reasonable, provided that such Bank's determination of compensation
                      --------
under this subsection 4.3(b) shall, absent manifest error, be final and conclusive and binding on all parties hereto. Each Bank, upon determining that additional amounts will be payable pursuant to this subsection 4.3(b), will give prompt written notice thereof to the Borrowers' Designee, although the failure to give any such notice shall not release or diminish the Company's obligations to pay additional amounts pursuant to this subsection 4.3(b). To the extent the notice required by the immediately preceding sentence is given by any

Bank more than 90 days after the occurrence of the event giving rise to the additional costs of the type described in this subsection 4.3(b), such Bank shall not be entitled to compensation under this subsection 4.3(b) for any amounts incurred or accrued prior to the giving of such notice to the Borrowers' Designee.

          4.4  Funding Losses.  Each Borrower shall reimburse each Bank and hold
               --------------
each Bank harmless, within 15 days of written request by such Bank to the Borrowers' Designee (which request shall set forth in reasonable detail the basis for requesting and the calculation of the amount of such compensation), from any loss or expense which the Bank may sustain or incur as a consequence of:

           (a) the failure of such Borrower to make on a timely basis any payment of principal of any Offshore Rate Loan;

          (b) the failure of such Borrower to borrow, continue or convert a Loan after the Borrowers' Designee has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/Continuation;

          (c) the failure of such Borrower to make any prepayment in accordance with any notice delivered under Section 2.9 or 2.10;

          (d) the prepayment (including pursuant to Section 2.10, 2.11, or 4.8) or other payment (including after acceleration thereof) of an Offshore Rate Loan on a day that is not the last day of the relevant Interest Period; or

          (e) the conversion under Section 2.4 of any Offshore Rate Loan to a Base Rate Loan on a day that is not the last day of the relevant Interest Period;

including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its Offshore Rate Loans or from fees payable to terminate the deposits from which such funds were obtained or from charges relating to any Offshore Currency Loans (but excluding any loss of anticipated profits).

          4.5  Inability to Determine Rates.  If the Agent or the Banks shall
               ----------------------------
determine that for any reason adequate and reasonable means do not exist for determining the Offshore Rate for any requested Interest Period with respect to a proposed borrowing of Offshore Rate Loans or conversion or continuation of Offshore Rate Loans, or that the Offshore Rate applicable pursuant hereto for any requested Interest Period with respect to a proposed borrowing of Offshore Rate Loans, or a conversion into or continuation of Offshore Rate Loans does not adequately and fairly reflect the cost to the Banks of funding such Loans, the Agent will promptly so notify the Borrowers' Designee and each Bank.
Thereafter, the obligation of the Banks to make or maintain Offshore Rate Loans hereunder shall be suspended until the Agent upon the instructions of the Banks revokes such notice in writing. Upon receipt of such notice, the Borrowers' Designee may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by it. In the case of any Offshore Rate Loans in Dollars, if the Borrowers' Designee does not revoke such Notice, the Banks shall make, convert or continue the Loans, as proposed by the Borrowers' Designee, in the amount specified in the applicable notice submitted by the Borrowers' Designee, but such Loans shall be made, converted or continued as Base Rate Loans instead of Offshore Rate Loans. In the case of any Offshore Currency Loans, the Borrowing or continuation shall be in an aggregate amount equal to the Dollar Equivalent Amount of the originally requested Borrowing or continuation in the Offshore Currency, and to that end any outstanding Offshore Currency Loans which are the subject of any continuation shall be redenominated and converted into Base Rate Loans in Dollars with effect from the last day of the Interest Period with respect to any such Offshore Currency Loans.

          4.6  Reserves on Offshore Rate Loans.  The Company shall pay to each
               -------------------------------
Bank, as long as such Bank shall be required under regulations of the FRB to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as "Eurocurrency liabilities"), and, in respect of any Offshore Currency Loans, under any applicable regulations of the central bank or other relevant Governmental Authority in the country in which the Offshore Currency of such Offshore Rate Loan circulates, additional costs on the unpaid principal amount of each Offshore Rate Loan equal to the actual costs of such reserves allocated to such Loan by the Bank (as determined by such Bank in good faith, which determination shall be conclusive), payable on each date on which interest is payable on such Loan, provided such Bank shall promptly give notice to the Borrowers' Designee
      --------
and to the Agent of such additional cost. Thereafter the affected Borrower shall pay such Bank, within 15 days of receipt of such notice, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Bank in its sole discretion shall determine) as shall be required to compensate such Bank for such increased costs. To the extent the notice required by the preceding sentence and relating to the costs arising under this Section 4.6 is given by any Bank more than 90 days after the occurrence of the event giving rise to the additional costs of the type described in this Section 4.6, such Bank shall not be entitled to compensation under this Section 4.6 for any amounts incurred or accrued prior to the giving of such notice to the Borrowers' Designee.

          4.7  Certificates of Banks.  Any Bank claiming reimbursement or
               ---------------------
compensation under this Article IV shall deliver to the Borrowers' Designee (with a copy to the Agent) a certificate setting forth in reasonable detail the amount payable to the Bank hereunder and such certificate shall be conclusive and binding on the Loan Parties in the absence of manifest error.

          4.8  Substitution of Banks.  Upon the occurrence of any event giving
               ---------------------
rise to the operation of Section 4.1, 4.2, 4.3 or 4.6 with respect to any Bank which results in such Bank (an "Affected Bank") charging to any Borrower
                                -------------
increased costs in excess of those generally charged to such Borrower by the other Banks, or upon notice to the Agent from any Bank that it shall not consent to a request by the Borrowers' Designee for an extension of the Revolving Termination Date pursuant to subsection 2.12(b), the Borrowers' Designee may:
(i) request one or more of the other Banks to acquire and assume all or part of such Affected Bank's Loans and Commitment; or (ii) designate a replacement commercial bank, which shall be an Eligible Assignee, satisfactory to the Borrowers' Designee to acquire and assume all or a ratable part of such Affected Bank's Loans and Commitment (a "Replacement Bank"); provided, however, that the
                                ----------------    --------  -------
Borrowers shall be liable for the payment upon demand of all costs and other amounts arising under Section 4.4 hereof that result from the acquisition of any Affected Bank's Loan and/or Commitment (or any portion thereof) by a Bank or Replacement Bank, as the case may be, on a date other than the last day of the applicable Interest Period with respect to any Offshore Rate Loan then outstanding. Any such designation of a Replacement Bank under clause (ii) shall be effected in accordance with, and subject to the terms and conditions of, the assignment provisions contained in Section 11.8 hereof, and shall in any event be subject to the prior written consent of the Agent, the Issuing Bank and the Swingline Bank (which consents shall not be unreasonably withheld).

          4.9  Change of Lending Office.  Each Bank agrees that on the
               ------------------------
occurrence of any event giving rise to the operations of Section 4.1, 4.2, 4.3 or 4.6 with respect to such Bank it will, if requested by the Borrowers' Designee, use reasonable efforts (subject to overall policy considerations of such Bank) to designate another lending office for any Loans or Letters of Credit affected by such event, provided that such designation is made on such
                               --------
terms that such Bank and its Lending Office suffer no material economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of such Section.

          4.10  Survival.  The agreements and obligations of the Company and the
                --------
other Loan Parties in this Article IV shall survive the termination of the Commitments, the termination or expiration of all Letters of Credit and the payment of all other Obligations.

                                   ARTICLE V

                              CONDITIONS PRECEDENT
                              --------------------

          5.1  Conditions of Initial Credit Extensions.  Subject to Sections 5.2
               ---------------------------------------
and 5.3, the obligation of each Bank and the Swingline Bank to make its initial Loan hereunder, and the obligation of the Issuing Bank to Issue its initial Letter of Credit and to include the Existing BofA Letters of Credit herein, are subject to the condition that the Agent shall have received on or before the Closing Date all of the following, in form and substance satisfactory to the Agent and each Bank (except where the form and content of a document is specified herein), and in sufficient copies for each Bank:

          (a) Credit Agreement and Notes.  This Agreement executed by each party
              --------------------------
hereto and Notes executed by each Borrower for any Banks requesting Notes;

           (b)  Resolutions; Incumbency.
                -----------------------

           (i) Copies of the resolutions of the board of directors of each Loan Party authorizing the transactions contemplated hereby, certified as of the Closing Date by the Secretary or an Assistant Secretary of such Loan Party; and

           (ii) A certificate of the Secretary or Assistant Secretary of each Loan Party, dated as of the Closing Date, certifying the names and true signatures of the officers of such Loan Party authorized to execute and deliver this Agreement and all other Loan Documents to be delivered by it hereunder;

          (c) Organization Documents.  The articles or certificate of
              ----------------------
incorporation and the bylaws (or other applicable organizational or constitutional documents) of each Loan Party as in effect on the Closing Date, certified by the Secretary or Assistant Secretary of such Loan Party as of the Closing Date.

           (d)  Legal Opinions.
                --------------

          (i) an opinion of Richard B. Von Wald, General Counsel of the Company, and addressed to the Agent and the Banks, substantially in the form of Exhibit
                                                                       -------
D, dated the Closing Date; and

          (ii) a favorable opinion of Brobeck, Phleger & Harrison LLP, special counsel to the Agent, dated the Closing Date;

          (e) Payment of Fees.  Evidence of payment by the Company of all
              ---------------
accrued and unpaid fees and, to the extent invoiced at least two Business Days prior to the Closing Date, costs and expenses to the extent then due and payable on the Closing Date; and

          (f) Proposed Amendment to 10 7/8% Notes.  A certificate of a
              -----------------------------------
Responsible Officer of the Company attaching the form of Supplemental Indenture to the Indenture under which the 10-7/8% Notes are issued the form and substance of which shall be deemed satisfactory to the Agent and the Banks if substantially the same in form and substance as the draft Supplemental Indenture provided to the Agent on April 22, 1998.

          5.2  Additional Condition of Initial Credit Extension.  The obligation
               ------------------------------------------------
of each Bank and the Swingline Bank to make its initial Loan hereunder, and the obligation of the Issuing Bank to Issue its initial Letter of Credit and to include the Existing BofA Letters of Credit herein, are subject to the additional condition precedent that the Agent shall have received on or before the Loan Availability Date, in sufficient copies for each Bank, a certificate of a Responsible Officer of the Company certifying that, prior to or concurrently with the initial Credit Extension, Johns Manville International Group, Inc. has accepted for payment pursuant to the Tender Offer at least 51% of the outstanding principal amount of the 10-7/8% Notes and given notice of such acceptance to the Trustee under the governing Indenture and the terms of the Indenture were, upon the giving of such notice, amended automatically as set forth in the form of the Supplemental Indenture delivered to the Agent and the Banks pursuant to subsection 5.1(f).

          5.3  Conditions to All Credit Extensions.  The obligation of each Bank
               -----------------------------------
and the Swingline Bank to make any Loan to be made by it (including its initial
Loan) and the obligation of the Issuing Bank to Issue any Letter of Credit (including the initial Letter of Credit) and to include the Existing BofA Letters of Credit herein are subject to the satisfaction of the following conditions precedent on the relevant Borrowing Date or Issuance Date:

          (a) Notice, Application.  The Agent shall have received a Notice of
              -------------------
Borrowing or, in the case of any Issuance of any Letter of Credit, the Issuing Bank and the Agent shall have received an L/C Application or L/C Amendment Application, as required under Section 3.2;

          (b) Continuation of Representations and Warranties.  The
              ----------------------------------------------
representations and warranties in Article VI shall be true and correct on and as of such Borrowing Date or Issuance Date with the same effect as if made on and as of such Borrowing Date or Issuance Date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date and except that this subsection (b) shall be deemed instead to refer to the last day of the most recent year for which financial statements have then been delivered in respect of the representation and warranty made in subsection 6.11(a)); and

           (c) No Existing Default.  No Default or Event of Default shall exist
               -------------------
or shall result from such Borrowing or Issuance.

Each Notice of Borrowing and L/C Application or L/C Amendment Application submitted by the Borrowers' Designee hereunder shall constitute a representation and warranty by the Borrowers' Designee and the applicable Borrower hereunder, as of the date of each such notice and as of each Borrowing Date or Issuance Date, as applicable, that the conditions in this Section 5.3 are satisfied.

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

           The Company represents and warrants to the Agent and each Bank that:

          6.1  Corporate Existence and Power.  The Company and each of its
               -----------------------------
Material Subsidiaries: (a) is a corporation, partnership or limited liability company duly organized or formed, as the case may be, validly existing and (if applicable) in good standing under the laws of the jurisdiction of its incorporation or formation; (b) has the power and authority (i) to own its assets and carry on its business and (ii) in the case of any Loan Party, to execute, deliver, and perform its obligations under the Loan Documents to which it is a party; (c) is duly qualified, licensed and (if applicable) in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, license or good standing except, in each case referred to in clause (b)(i) or clause (c) of this Section, to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect.

          6.2  Authorization; No Contravention.  The execution, delivery and
               -------------------------------
performance by each of the Loan Parties of this Agreement and each other Loan Document to which it is a party have been duly authorized by all necessary corporate or comparable action, and do not and will not: (a) contravene the terms of any of that Person's Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien (other than a Permitted Lien) under, any document evidencing any material Contractual Obligation to which such Person is a party or any order, injunction, writ or decree of any Governmental Authority to which such Person or its property is subject, except where such conflict, breach or contravention would not reasonably be expected to have a Material Adverse Effect; or (c) violate any Requirement of Law, except where such violation would not reasonably be expected to have a Material Adverse Effect.

          6.3  Governmental Authorization.  No approval, consent, exemption,
               --------------------------
authorization, or other action by, or notice to, or filing with (except as have been obtained or made on or prior to any Credit Extension or are limited to the routine public disclosure concerning the Company), any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of the Agreement or any other Loan Document.

          6.4  Binding Effect.  This Agreement and each other Loan Document to
               --------------
which any Loan Party is a party constitute the legal, valid and binding obligations of such Loan Party, enforceable against such Loan Party in accordance with their respective terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally or by equitable principles relating to enforceability.

          6.5  Litigation.  Except as disclosed in the Company's Form 10-K with
               ----------
respect to its fiscal year ended December 31, 1997, there are no actions, suits, proceedings (regardless of whether enforcement is sought in equity or at law), claims or disputes pending, or to the best knowledge of the Company, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against the Company, or any of its Material Subsidiaries or any of their respective properties, (a) which in any manner draws into question the validity or enforceability of any Loan Document; or (b) in which there is a reasonable possibility of any adverse decision that would have a Material Adverse Effect. No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution or delivery of this Agreement or any other Loan Document by the Loan Parties, or directing that such execution or delivery, or payment thereunder, not be consummated (or made) as herein or therein provided.

          6.6  No Defaults.  No Default or Event of Default exists or would
               -----------
result from the incurring of any Obligations by any Loan Party.

          6.7  ERISA Compliance.  Except as in each case has not resulted or
               ----------------
would not reasonably be expected to result in a Material Adverse Effect:

          (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law. Each Pension Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS and, to the best knowledge of the Company, nothing has occurred which would cause the loss of such qualification. The Company and each ERISA Affiliate has made all required contributions to any Pension Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Pension Plan.

          (b) There are no pending or, to the best knowledge of the Company, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or would reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan.

          (c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under
Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither the Company nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

          6.8  Use of Proceeds; Margin Regulations.  The proceeds of the Loans
               -----------------------------------
are to be used solely for the purposes set forth in and permitted by Section
7.10 and Section 8.6. Neither the Company nor any of its Subsidiaries is generally engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

          6.9  Title to Properties; Liens.  The Company and each of its Material
               --------------------------
Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in (or the equivalent in the applicable jurisdiction), all real property necessary or used in the ordinary conduct of their respective businesses, except for any Permitted Liens and such defects in or other differences from such required title or interest as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          6.10  Taxes.  The Company and its Subsidiaries have filed all Federal
                -----
and other material tax returns and reports required to be filed, and have paid all Federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, (i) except those which are being contested in good faith by appropriate proceedings or (ii) where the failure to so file or pay would not reasonably be expected to have a Material Adverse Effect.

          6.11  Financial Condition.  (a) The audited consolidated balance sheet
                -------------------
of the Company and its Subsidiaries dated December 31, 1997, and the related consolidated statements of income or operations, stockholders' equity and cash flows for the fiscal period ended on that date: (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein and (ii) are complete and accurate in all material respects and fairly present the financial condition of the Company and its Subsidiaries as of the date thereof and results of operations and cash flows for the period covered thereby.

           (b) Since December 31, 1997, there has been no Material Adverse
Effect.

          6.12  Environmental Matters.  Except as disclosed in the Company's
                ---------------------
Form 10-K with respect to its fiscal year ended December 31, 1997, the Company conducts in the ordinary course of business a review of the effect of existing Environmental Laws and existing Environmental Claims on the business, operations and properties of the Company and its Subsidiaries, and as a result thereof the Company has reasonably concluded that such Environmental Laws and Environmental Claims would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          6.13  Regulated Entities.  None of the Company or any Subsidiary of
                ------------------
the Company is an "Investment Company" within the meaning of the Investment Company Act of 1940. No Borrower is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal or state statute or regulation limiting its ability to incur Indebtedness.

          6.14  Copyrights, Patents, Trademarks and Licenses, Etc.  The Company
                -------------------------------------------------
and its Subsidiaries own or are licensed or otherwise have the right to use all of the patents, trademarks, service marks, trade names, copyrights, contractual franchises, authorizations and other rights that are reasonably necessary for the operation of their respective businesses, without any known conflict with the rights of any other Person, except where the failure to so own, license or otherwise have the right to use any of the foregoing would not, alone or in the aggregate, be reasonably expected to have a Material Adverse Effect. To the best knowledge of the Company, (i) no product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Company or any Subsidiary infringes upon any rights held by any other Person,
(ii) except as specifically disclosed in the Company's Form 10-K for the fiscal year ended December 31, 1997, no claim or litigation regarding any of the foregoing is pending or, to the best knowledge of the Company, threatened, and
(iii) no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to the best knowledge of the Company, proposed, which, in any such case, would reasonably be expected to have a Material Adverse Effect described in clauses (i), (ii) or (iii).

          6.15  Insurance.  The properties of the Company and its Material
                ---------
Subsidiaries are insured, with financially sound and reputable insurance companies or through the Company's own program of self-insurance, in such amounts, with such deductibles and covering such risks as are customary for companies engaged in similar businesses and owning similar properties in localities where the Company or such Subsidiary operates.

          6.16  Full Disclosure.  The factual information (other than any
                ---------------
projections or pro forma financial information) included in any exhibits, reports, statements or certificates furnished by or on behalf of the Company or any of its Subsidiaries in connection with the Loan Documents (including the offering and disclosure materials delivered by or on behalf of the Company to the Banks prior to the Closing Date) concerning the operations, business, financial conditions, properties and prospects of the Company and its Subsidiaries is, taken as a whole, true and correct in all material respects as of the date such information was supplied to the Agent and the Banks and, taken as a whole, does not omit any material fact required to be stated or necessary to make any statements made, in light of the circumstances under which they are made, not misleading. All projections and pro forma financial information are based on good faith assumptions and estimates that the Company believed reasonable at the time made. However, because financial projections are based on estimates and assumptions about circumstances and events that have not yet taken place, actual results during the period covered by such projections may differ materially from the projected results.

          6.17  Year 2000.  The Company has reviewed the areas within its
                ---------
consolidated business and operations that could be adversely affected by, and has developed or is developing a plan to address on a timely basis, the "Year 2000 Problem" (that is, the risk that computer applications used by the Company and its Subsidiaries may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999). Based on such review and plan, the Company reasonably believes that the "Year 2000 Problem" will not have a Material Adverse Effect.

                                  ARTICLE VII

                             AFFIRMATIVE COVENANTS
                             ---------------------

          So long as any Bank shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, unless the Majority Banks waive compliance:

           7.1  Financial Statements.  The Borrowers' Designee shall deliver to
                --------------------
the Agent in sufficient quantities for each Bank:

          (a) as soon as available, but not later than 110 days after the end of each fiscal year, a copy of the audited consolidated balance sheet of the Company and its Subsidiaries as at the end of such year and the related consolidated statements of income or operations, stockholders' equity and cash flows for such year, setting forth in each case in comparative form the figures for the previous fiscal year, and accompanied by the opinion of Coopers & Lybrand or another nationally-recognized independent public accounting firm

("Independent Auditor") which report shall state that such consolidated
---------------------
financial statements present fairly in all material respects the consolidated financial position, results of operations and cash flows for the dates and for the periods indicated in conformity with GAAP. Such opinion shall not be qualified or limited because of a restricted or limited examination by the Independent Auditor of any material portion of the Company's or any Subsidiary's records; and

          (b) as soon as available, but not later than 60 days after the end of each of the first three fiscal quarters of each fiscal year (commencing with the fiscal quarter ended March 31, 1998), a copy of the unaudited consolidated balance sheet of the Company and its Subsidiaries as of the end of such quarter and the related consolidated statement of income for the period commencing on the first day and ending on the last day of such quarter and statement of cash flow for the elapsed portion of the fiscal year ending on the last day of such quarter, and certified by a Responsible Officer as being complete and accurate in all material respects and fairly presenting, in accordance with GAAP (subject to ordinary year-end audit adjustments and the absence of footnotes), the financial position and the results of operations and cash flows of the Company and the Subsidiaries. As to any information contained in materials furnished pursuant to subsection 7.2(b), the Company shall not be separately required to furnish such information under subsection (a) or (b) above, but the foregoing shall not be in derogation of the obligation of the Company to furnish the information and materials described in subsection (a) and (b) above at the times specified therein.

          7.2  Certificates; Other Information.  The Borrowers' Designee shall
               -------------------------------
furnish to the Agent in sufficient quantities for each Bank:

          (a) concurrently with the delivery of the financial statements referred to in subsections 7.1(a) and (b), a Compliance Certificate executed by a Responsible Officer of the Company;

          (b) promptly, copies of all reports on Forms 10-K, 10-Q and 8-K and any amendments thereto, or successor forms, which the Company may file with the SEC;

          (c) as soon as available, but not later than 60 days after the end of each fiscal year, the annual operating budget for the next succeeding fiscal year adopted by the Company; and

          (d) promptly, such additional information regarding the business, financial or corporate affairs of any Loan Party or any Subsidiary as the Agent, at the request of any Bank, may from time to time reasonably request.

           7.3  Notices.  The Borrowers' Designee shall promptly notify the
                -------
Agent (who shall notify each Bank):

          (a) of the occurrence of any Default or Event of Default;

          (b) of the occurrence of any of the following events affecting the Company or any ERISA Affiliate (but in no event more than 10 days after such event), and deliver to the Agent and each Bank a copy of any notice with respect to such event that is filed with a Governmental Authority and any notice delivered by a Governmental Authority to any Borrower or any ERISA Affiliate with respect to such event:

           (i)  an ERISA Event;

           (ii) a material increase in the Unfunded Pension Liability of any Pension Plan;

           (iii) the adoption of, or the commencement of contributions to, any Plan subject to Section 412 of the Code by the Company or any ERISA Affiliate; or

           (iv) the adoption of any amendment to a Plan subject to Section 412 of the Code, if such amendment results in a material increase in contributions or Unfunded Pension Liability; and

          (c) promptly after the incorporation, creation or acquisition of any Material U.S. Subsidiary or upon any Subsidiary becoming a Material U.S. Subsidiary.

          Each notice under this Section shall be accompanied by a written statement by a Responsible Officer of the Company setting forth details of the occurrence referred to therein, and stating what action the Company or any affected Subsidiary proposes to take with respect thereto and at what time.

          7.4  Preservation of Corporate Existence, Etc.  The Company shall, and
               ----------------------------------------
shall cause each of its Material Subsidiaries to:

          (a) preserve and maintain in full force and effect its (i) legal existence and (ii) good standing, if applicable, under the laws of its state or jurisdiction of incorporation or formation;

          (b) preserve and maintain in full force and effect all governmental rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect;

provided that nothing in this Section 7.4 shall prohibit (to the extent
--------
permitted under Section 8.3) (i) the merger of a Subsidiary into the Company or the merger or consolidation of a Subsidiary with another Person, if the Person surviving such consolidation or merger is a Subsidiary, or (ii) the termination of the corporate existence of any Subsidiary if the Company in good faith determines that such termination is in the best interests of the Company, provided that the corporate existence of an Additional Borrower may not be
--------
terminated unless prior thereto all principal of, interest on, reimbursement obligations in respect of and fees related to any outstanding Credit Extensions in favor of such Additional Borrower have been paid in full and any Letter of Credit issued for the account of such Additional Borrower has been terminated (or arrangement to the satisfaction of the Issuing Bank has been made for such termination).

          7.5  Maintenance of Property.  The Company shall, and shall cause each
               -----------------------
of its Material Subsidiaries to, maintain, and preserve all its property which is used or useful in its business in good working order and condition, ordinary wear and tear excepted.

          7.6  Insurance.  The Company shall maintain, and shall cause each of
               ---------
its Material Subsidiaries to maintain, with financially sound and reputable insurers or through the Company's own program of self-insurance, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts and with such deductibles as are customarily carried under similar circumstances by such other Persons.

          7.7  Payment of Obligations.  The Company shall, and shall cause each
               ----------------------
of its Material Subsidiaries to, pay and discharge as the same shall become due and payable, all their respective obligations and liabilities, including:

          (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings;

          (b) all lawful claims which, if unpaid, would by law become a Lien upon its property not constituting a Permitted Lien; and

          (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness;

except, in each case referred to in clause (a) where the failure to do so would not reasonably be expected to result in a Material Adverse Effect, or in each case referred to in clause (c), where failure to do so would not otherwise constitute a Default or Event of Default hereunder.

          7.8  Compliance with Laws.  The Company shall comply, and shall cause
               --------------------
each of its Material Subsidiaries to comply, in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including ERISA and all

Environmental Laws), except where the failure to do so would not reasonably be expected to have a Material Adverse Effect and except such as may be contested in good faith or as to which a bona fide dispute may exist.

          7.9  Inspection of Property and Books and Records.  The Company shall
               --------------------------------------------
permit, and shall cause each of its Subsidiaries to permit, representatives and independent contractors of the Agent or any Bank to visit and inspect any of their respective properties, to examine their respective corporate, financial, operating and other records, and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants, all at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Company, and subject to the provisions of Section 11.9, provided that the Agent or such Bank shall have given the Company's Chief
--------
Financial Officer or Treasurer a reasonable opportunity to participate therein in person or through a designated representative.

          7.10  Use of Proceeds.  Each Borrower shall use the proceeds of the
                ---------------
Loans for working capital and other general corporate purposes, including repurchase of the 107/8% Notes.

          7.11  Additional Guarantors.  If the Company, or any Subsidiary of the
                ---------------------
Company, shall incorporate, create or acquire any Material U.S. Subsidiary, or if any Subsidiary of the Company shall become a Material U.S. Subsidiary, the Company shall cause such Subsidiary constituting such a Material U.S. Subsidiary to furnish promptly, but in no event more than 30 days after sending the notice required under subsection 7.3(c), each of the following to the Agent, in sufficient quantities for each Bank:

           (i) a duly executed notice and agreement in substantially the form of

     Exhibit I (an "Additional Guarantor Assumption Agreement"); and
     ---------      -----------------------------------------

           (ii) (A) (1) copies of the resolutions of the board of directors of such Subsidiary approving and authorizing the execution, delivery and performance by such Subsidiary of its Additional Guarantor Assumption Agreement and this Agreement, certified as of the date of such Additional Guarantor Assumption Agreement (the "Additional Guarantor Accession Date")
                                          -----------------------------------
     by the Secretary or an Assistant Secretary of such Subsidiary; and (2) a certificate of the Secretary or Assistant Secretary of such Subsidiary certifying the names and true signatures of the officers of such Subsidiary authorized to execute and deliver and perform, as applicable, its Additional Guarantor Assumption Agreement, this Agreement and all other Loan Documents to be delivered hereunder; (B) the articles or certificate of incorporation of such Subsidiary as in effect on the Additional Guarantor Accession Date, certified by the Secretary or Assistant Secretary of such Subsidiary as of the Additional Guarantor Accession Date, and the bylaws of such Subsidiary as in effect on the Additional Guarantor Accession Date, certified by the Secretary or Assistant Secretary of such Subsidiary as of the Additional Guarantor Accession Date; and (C) an opinion of counsel to such Subsidiary and addressed to the Agent and the Banks, substantially in the form of Exhibit E;
                                         ---------

provided that Johns Manville International Group, Inc. shall not be required to
--------
become an Additional Guarantor prior to July 31, 1998 and no special-purpose Subsidiary the business and activities of which are restricted to being the entity through which a Permitted Receivables Purchase Facility is effected shall be required to be an Additional Guarantor.

          7.12  Additional Borrowers.  Any Subsidiary of the Company may at any
                --------------------
time become an Additional Borrower hereunder subject to subsection 2.1(b) and to the Agent's receipt of each of the following, in sufficient quantities for each
Bank:

           (i) a duly executed notice and agreement in substantially the form of Exhibit J (an "Additional Borrower Request and Assumption Agreement"); and

           (ii) not more than 30 days after furnishing to the Agent the Additional Borrower Request and Assumption Agreement, (A)(1) copies of the resolutions of the board of directors of such Subsidiary approving and authorizing the execution, delivery and performance by such Subsidiary of its Additional Borrower Request and Assumption Agreement and this Agreement and authorizing the borrowing of Revolving Loans and other Credit Extensions hereunder, certified as of the date of such Additional Borrower Request and Assumption Agreement (the "Additional Borrower Accession Date") by the Secretary or an Assistant Secretary of such Subsidiary; and (2) a certificate of the Secretary or Assistant Secretary of such Subsidiary certifying the names and true signatures of the officers of such Subsidiary authorized to execute and deliver its Additional Borrower Request and Assumption Agreement, this Agreement and all other Loan Documents to be delivered hereunder; (B) the articles or certificate of incorporation (or, in the case of a non-U.S. Subsidiary its applicable organizational documents) of such Subsidiary as in effect on the Additional Borrower Accession Date, certified by the Secretary or Assistant Secretary of such Subsidiary as of the Additional Borrower Accession Date, and the bylaws (or other applicable constitutional documents) of such Subsidiary as in effect on the Additional Borrower Accession Date, certified by the Secretary or Assistant Secretary of such Subsidiary as of the Additional Borrower Accession Date; and (C) an opinion of counsel to such Subsidiary and addressed to the Agent and the Banks, substantially in the form of Exhibit F.

          7.13  Notification of Disposition of Subsidiary Guarantors.  Upon or
                ----------------------------------------------------
promptly following the consummation of any transaction or series of transactions referenced in any certificate of a Responsible Officer of the Company delivered to the Agent pursuant to Section 11.19, the Company shall notify the Agent of the consummation thereof.

                                  ARTICLE VIII

                               NEGATIVE COVENANTS
                               ------------------

          So long as any Bank shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, unless the Majority Banks waive compliance in writing:

          8.1  Limitation on Liens.  The Company shall not, and shall not suffer
               -------------------
or permit any of its Subsidiaries to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its property, whether now owned or hereafter acquired, other than the following ("Permitted Liens"):
  ---------------

          (a) any Lien existing on the Closing Date and set forth in Schedule
                                                                     --------
8.1 securing Indebtedness outstanding on the Closing Date;
---

          (b) any Lien created under any Loan Document;

          (c) Liens for taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty, or to the extent that non-payment thereof is permitted by subsection 7.7(a);

          (d) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other similar Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

          (e) Liens (other than any Lien imposed by ERISA) consisting of utility deposits or pledges or deposits required in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation;

          (f) Liens securing (i) the performance of bids, trade contracts (other than for borrowed money), leases (other than capital leases), statutory obligations, (ii) contingent obligations on surety and appeal bonds, and (iii) other non-delinquent obligations of a like nature; in each case, incurred in the ordinary course of business;

          (g) Liens consisting of judgment or judicial attachment liens,

provided that (i) no Event of Default exists under subsection 9.1(i) with
--------
respect to the judgment giving rise thereto, and (ii) no foreclosure or other enforcement proceedings have been commenced with respect thereto (unless effectively stayed);

          (h) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the businesses of the Company and its Subsidiaries;

          (i) Liens on assets of Persons which become Subsidiaries or are merged into the Company or a Subsidiary after the date of this Agreement, or on assets acquired by the Company or any Subsidiary after the date of this Agreement;

provided, however, that such Liens existed at the time the respective Persons
--------  -------
became Subsidiaries or such assets were acquired and were not created in connection with such transaction;

          (j) purchase money security interests on any property acquired or held by the Company or its Subsidiaries, securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring or constructing such property; provided that (i) any such Lien attaches to such
                            --------
property concurrently with or within 90 days after the acquisition or completion of construction thereof, (ii) such Lien attaches solely to the property so acquired or constructed, (iii) the principal amount of the Indebtedness secured thereby does not exceed 100% of the cost of acquiring or constructing such property;

          (k) Liens securing obligations in respect of capital leases on assets subject to such leases, provided that such capital leases are otherwise
                        --------
permitted hereunder;

          (l) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (i) such deposit account is not a
                        -------- ----
dedicated cash collateral account and is not subject to restrictions against access by the Company or any Subsidiary in excess of those set forth by regulations promulgated by the FRB, and (ii) such deposit account is not intended by such Person to provide collateral to the depository institution; and

          (m) Liens consisting of pledges of cash collateral, government securities or other marketable securities to secure Swap Contracts so long as the aggregate value of such collateral so pledged by the Company and the Subsidiaries together in favor of all counterparties under such Swap Contracts does not at any time exceed $25,000,000; and

          (n) Liens on any property or assets of a Subsidiary in favor of the Company or another Subsidiary;

          (o) Liens in connection with leases or subleases in the ordinary course of business;

          (p) customary Liens in connection with documentary letters of credit,

provided that such Liens are limited to the goods and documents covered by such
--------
letters of credit and proceeds thereof;

          (q) the extension, renewal or replacement of any Lien permitted by subsections 8.1(a), (i), (j) and (k) in connection with the extension, renewal or refinancing of the Indebtedness secured thereby, provided that any extension,
                                                    --------
modification or renewal Lien shall be limited to the property encumbered by the existing Lien and the principal amount of such Indebtedness being extended, renewed or refinanced does not increase;

          (r) Liens in connection with industrial development bonds or similar conduit financings to secure the related Indebtedness, so long as such Lien is limited to the assets of the related project;

          (s) Liens on Permitted Receivables (and any related property that would ordinarily be subjected to a Lien in connection with a Permitted Receivables Purchase Facility, such as proceeds of Permitted Receivables and records pertaining to Permitted Receivables) pursuant to Permitted Receivables Purchase Facilities permitted under Section 8.2(d); and

          (t) consensual Liens not otherwise permitted hereunder; provided that
                                                                  --------
the aggregate principal amount of the Indebtedness secured by such Liens shall not exceed 5% of Consolidated Total Assets measured as of the last day of the fiscal quarter immediately preceding the date on which such Indebtedness is incurred.

          8.2  Disposition of Assets.  The Company shall not, and shall not
               ---------------------
suffer or permit any of its Subsidiaries to, directly or indirectly, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of transactions) any property (including accounts and notes receivable, with or without recourse) or enter into any agreement to do any of the foregoing, except:

          (a) dispositions of inventory, or used, worn-out or surplus property, all in the ordinary course of business;

          (b) the sale of property to the extent that such property is exchanged for credit against the purchase price of other property, or the proceeds of such sale are reasonably promptly applied to the purchase price of other property;

          (c) dispositions of property by the Company or any Subsidiary to the Company or any Subsidiary or any Unrestricted Subsidiary pursuant to reasonable business requirements or dispositions to a Joint Venture in which the Company or any Subsidiary is making or has made an Investment permitted by subsection 8.4(f);

          (d) dispositions of Permitted Receivables pursuant to Permitted Receivables Purchase Facilities; provided that the aggregate net uncollected
                                 --------
balances of all Permitted Receivables so sold by the Company and its Subsidiaries together at any date of determination shall not exceed 5% of Consolidated Total Assets measured as of the last day of the fiscal quarter immediately preceding such date;

          (e) the lease or sublease of property by the Company or any Subsidiary to other Persons in the ordinary course of business;

          (f) the sale of cash equivalents and other short term money market investments in the ordinary course of business pursuant to the Company's usual and customary cash management policies and procedures; and

          (g) dispositions not otherwise permitted hereunder which are made for fair market value; provided that (i) the aggregate value of all assets so sold
                   --------
by the Company and its Subsidiaries, together (but excluding any transaction permitted by clauses (a) through (f)), shall not in any fiscal year exceed 20% of Consolidated Total Assets measured as of the last day of the immediately preceding fiscal year and (ii) no dispositions of accounts or notes receivable shall be permitted under this subsection (g) unless in connection with the sale of all or substantially all of a business unit, division or Subsidiary of such Borrower and such sale is otherwise permitted hereunder.

          8.3  Consolidations and Mergers.  The Company shall not, and shall not
               --------------------------
suffer or permit any of its Subsidiaries to, merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except:

          (a)  (i)  any Subsidiary of the Company may merge with the Company,

provided that the Company shall be the continuing or surviving corporation; (ii)
--------
any Subsidiary of a Borrower may merge with any Borrower or any one or more Subsidiaries of any Borrower, provided that (A) if any transaction shall be
                              --------
between a Subsidiary and a Wholly Owned Subsidiary, the Wholly Owned Subsidiary shall be the continuing or surviving corporation and (B) if the transaction is between a Loan Party and a non-Loan Party, such Loan Party shall be the continuing or surviving corporation; and (iii) all or substantially all of the business, property or assets of a Subsidiary may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions (upon voluntary liquidation or otherwise), to any Loan Party or any Wholly Owned Subsidiary;

           (b) pursuant to an Acquisition permitted under Section 8.4; or

           (c) pursuant to dispositions of assets permitted under Section 8.2.

          8.4  Loans and Investments.  The Company shall not purchase or
               ---------------------
acquire, or suffer or permit any of its Subsidiaries to purchase or acquire, any capital stock, equity interest, or any obligations or other securities of, or any interest in, any Person, or make any Acquisitions, or make any advance, loan, extension of credit or capital contribution to or any other investment in, any Person including any Affiliate of such Borrower or Subsidiary (collectively, "Investments"), except for:
 -----------

          (a) Investments held by such Borrower or its Subsidiaries in the form of cash equivalents and short term money market investments in the ordinary course of business pursuant to such Borrower's or such Subsidiary's usual and customary cash management policies and procedures;

          (b) extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the ordinary course of business, and any Investment acquired in exchange for or as a restructuring of any of the foregoing in this subsection (b) in connection with collection efforts;

          (c) notes receivable or other deferred payment obligations created in connection with a disposition of assets permitted under Section 8.2;

          (d) Investments in the capital stock of Subsidiaries or any Unrestricted Subsidiaries, and extensions of credit by the Company to any of its Subsidiaries or Unrestricted Subsidiaries or by any of its Subsidiaries to the Company or to any other Subsidiaries or any Unrestricted Subsidiaries; provided
                                                                       --------
that no extension of credit or other Investment by the Company or any Subsidiaries to or in any Unrestricted Subsidiary shall be permitted if after giving effect thereto and to any dispositions of assets referred to in subsection 8.2(c), the aggregate value of all such extensions of credit and other Investments and asset dispositions to and in Unrestricted Subsidiaries when made would exceed 10% of the Company's Consolidated Net Worth as of the last day of the immediately preceding fiscal quarter;

          (e) Investments incurred in order to consummate Acquisitions otherwise permitted herein, provided that (i) such Acquisitions are initiated and
                  --------
undertaken in all material respects in accordance with all applicable Requirements of Law; (ii) the board of directors or equivalent governing body of the acquiree has not notified the Company that it opposes such action or, if it had done so, such opposition has been withdrawn; (iii) after giving effect to such Acquisition, the Company would be in compliance with Section 8.9; (iv) such Acquisition either (A) results in the acquired Person becoming a Wholly Owned Subsidiary of a Guarantor or any of its Subsidiaries, or (B) results in such acquired Person or the assets of such Person being subsumed by (1) a Guarantor, or (2) a Subsidiary of a Guarantor; and (v) immediately prior to and after giving effect thereto, no Event of Default would exist;

          (f)  Investments in Joint Ventures;

          (g) Investments constituting Swap Contracts or payments or advances under Swap Contracts;

          (h) employee loans and guarantees in accordance with such Borrower's usual and customary practices with respect thereto; and

          (i) other Investments not otherwise permitted hereunder not to exceed in the aggregate in any fiscal year an amount equal to 5% of Consolidated Total Assets as of the last day of the most recently ended fiscal year.

          8.5  Limitation on Indebtedness.  The Company shall not suffer or
               --------------------------
permit any of its Subsidiaries who are not Guarantors to create, incur, assume, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except

           (i) Indebtedness secured by Liens permitted by subsection 8.1(j);

           (ii) Indebtedness in respect of capital leases in the ordinary course of business;

           (iii) subject to Section 8.4(d), Indebtedness of such Subsidiaries to the Company or to any other Subsidiaries; and

           (iv) other Indebtedness of such Subsidiaries not exceeding in the aggregate the amount of such Indebtedness outstanding on the Closing Date plus $50,000,000;
     ----

provided in each case that no Event of Default then exists or would result from
--------
the incurrence of such additional Indebtedness permitted hereunder.

          8.6  Use of Proceeds.  Each Borrower shall not, and shall not suffer
               ---------------
or permit any of its Subsidiaries to, use any portion of the Loan proceeds or any Letter of Credit, directly or indirectly, (i) to purchase or carry Margin Stock, (ii) to repay or otherwise refinance indebtedness of any Borrower or others incurred to purchase or carry Margin Stock, or (iii) to extend credit for the purpose of purchasing or carrying any Margin Stock, in each case in violation of Regulation G, U or X of the FRB.

          8.7  Restricted Payments.  The Company shall not declare or make any
               -------------------
dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of its capital stock or purchase, redeem or otherwise acquire for value any shares of its capital stock or any warrants, rights or options to acquire such shares, now or hereafter outstanding; except that the Company may:

          (a) declare and make dividend payments or other distributions payable solely in shares of its capital stock;

          (b) purchase, redeem or otherwise acquire shares of its common stock or warrants or options to acquire any such shares with the proceeds received from the substantially concurrent issue of new shares of its capital stock; and

          (c) declare or pay dividends to its stockholders and purchase, redeem or otherwise acquire shares of its capital stock or warrants, rights or options to acquire any such shares for cash;

provided, that, immediately after giving effect to any such proposed action
--------
described in clauses (a) through (c), no Event of Default would exist.

          8.8  ERISA.  The Company shall not, and shall not suffer or permit any
               -----
of its ERISA Affiliates to: (a) engage in a prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or would reasonably be expected to result in liability of the Company that would have a Material Adverse Effect upon the Company; or (b) engage in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

          8.9  Change in Business.  The Company shall not, and shall not suffer
               ------------------
or permit any of its Subsidiaries to, engage in any material line of business substantially different from the same general line of business that the Company is engaged in on the Closing Date plus extensions and expansions thereof and business and activity incidental or related thereto.

          8.10  Minimum Fixed Charge Coverage Ratio.  The Company shall not
                -----------------------------------
permit, as of the last day of any fiscal quarter, the ratio of (a) EBIT, measured for the period consisting of the four consecutive fiscal quarters ending on such day, to (b) interest expense (net of interest income), measured for the period consisting of the four consecutive fiscal quarters ending on such day, which was deductible in determining Consolidated Net Income or Consolidated Net Loss for such period, to be less than 2.50 to 1.00.

          8.11  Maximum Leverage Ratio.  The Company shall not permit, as of the
                ----------------------
last day of any fiscal quarter, the Leverage Ratio to exceed 3.50 to 1.00.

          8.12  Minimum Consolidated Net Worth.  The Company shall not permit,
                ------------------------------
as of the last day of any fiscal quarter, Consolidated Net Worth to be less than the sum of:

           (a)  $520,000,000, plus
                              ----

           (b) 50% of Consolidated Net Income after December 31, 1997, through the end of each fiscal quarter thereafter, determined on a quarterly basis with no reduction for any Consolidated Net Loss, plus
                                            ----

           (c) 75% of the Net Securities Proceeds arising after December 31, 1997, to the date of determination.

As used herein, "Net Securities Proceeds" means, with respect to any sale or
                 -----------------------
issuance of equity securities (whether common or preferred, options, warrants or capital appreciation rights, but excluding any sales or issuances of stock pursuant to employee stock purchase plans, employee stock option plans or other employee benefit plans), the excess of (A) the gross cash and noncash proceeds received or receivable by the Company or any Subsidiary from such issuance minus
                                                                           -----
(B) the sum of (i) all Attorney Costs and underwriting and accounting fees and disbursements and government fees actually paid (or reasonably expected to be paid during the fiscal year in which such sale or issuance occurs) in connection with such sale or issuance which are not payable to the Company or to any Affiliate of the Company or any Subsidiary; and (ii) all taxes actually paid in connection with such sale or issuance.

          8.13  Non-Material Subsidiaries.  The Company shall not permit the
                -------------------------
total revenues or total assets of all non-Material Subsidiaries together to exceed at any time 20% of the total revenues or total assets, as the case may be, of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

          8.14  Unrestricted Subsidiaries.  The Company may from time to time
                -------------------------
deliver to the Agent a notice of a Responsible Officer of the Company, in substantially the form of Exhibit L, designating one or more of its Subsidiaries (other than any Borrower or Guarantor) as Unrestricted Subsidiaries; provided
                                                                     --------
that no Subsidiary shall be designated as an Unrestricted Subsidiary if, upon giving effect to such designation, the Company would not be in compliance with subsection 8.4(d) or an Event of Default then exists or would otherwise result therefrom. The Company shall not, and shall not permit its Subsidiaries, to enter into any contract, agreement, financing or other arrangement that would provide the creditors of any Unrestricted Subsidiary (including Persons with contingent claims against any Unrestricted Subsidiary) with any recourse to or against the Company or any of its Subsidiaries or any of their respective assets or revenues. Any such certificate of a Responsible Officer designating any Unrestricted Subsidiaries shall certify to the Agent and the Banks that no Event of Default then exists or would result from such designation and that the Company and its Subsidiaries are not parties to any contract or agreement that would provide any creditors of such Unrestricted Subsidiary with recourse to or against the Company or any of its Subsidiaries and that no such creditor of such Unrestricted Subsidiary would have recourse to or against the Company or any of its Subsidiaries as a matter of law. Any Person designated as an Unrestricted Subsidiary in a notice of a Responsible Officer of the Company as provided in this Section 8.14 shall become an Unrestricted Subsidiary on the tenth Business Day after the Agent's receipt of such notice.

                                   ARTICLE IX

                               EVENTS OF DEFAULT
                               -----------------

           9.1  Event of Default.  Any of the following shall constitute an
                ----------------
"Event of Default":
-----------------

          (a) Non-Payment.  Any Borrower fails to pay, (i) when and as required
              -----------
to be paid herein, any amount of principal of any Loan or of any L/C Obligation, or (ii) within three days after the same becomes due, any interest, fee or any other amount payable hereunder or under any other Loan Document; or

          (b) Representation or Warranty.  Any representation or warranty by the
              ---------------------------
Company or any Subsidiary made or deemed made herein, in any other Loan Document, or which is contained in any certificate, document or financial or other statement by the Company or any Subsidiary, or any Responsible Officer, furnished at any time under this Agreement, or in or under any other Loan Document, is incorrect in any material respect on or as of the date made or deemed made; or

          (c) Specific Defaults.  The Company or any other Borrower fails to
              -----------------
perform or observe any term, covenant or agreement contained in any of Section 7.4(a)(i), 7.10, 7.11 or in Article VIII other than Section 8.14 thereof; or

          (d) Other Defaults.  The Company or any other Borrower fails to
              --------------
perform or observe any other term or covenant contained in this Agreement or any other Loan Document, and such default shall continue unremedied for a period of 30 days after the earlier of (i) the date upon which a Responsible Officer had actual knowledge of such failure or (ii) the date upon which written notice thereof is given to the Borrowers' Designee by the Agent or any Bank; or

          (e) Cross-Default.  The Company or any Subsidiary (i) fails to make
              -------------
any payment in respect of any outstanding Indebtedness having an aggregate principal amount of more than $25,000,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure; or (ii) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness, and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to be declared to be due and payable prior to its stated maturity; or

          (f) Insolvency; Voluntary Proceedings.  The Company or any Subsidiary
              ---------------------------------
(i) generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) commences any Insolvency Proceeding with respect to itself; or (iii) takes any action to effectuate or authorize any of the foregoing; or

          (g) Involuntary Proceedings.  (i) Any involuntary Insolvency
              -----------------------
Proceeding is commenced or filed against the Company or any Subsidiary, and such proceeding shall remain undismissed and unstayed for a period of 60 days; (ii) the Company or any Subsidiary admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or (iii) the Company or any Subsidiary acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its property or business; or

          (h) ERISA.  (i) An ERISA Event shall occur with respect to a Pension
              -----
Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect on the Company, any other Loan Party under Title IV of ERISA, the Pension Plan, Multiemployer Plan or the PBGC; (ii) the aggregate amount of Unfunded Pension Liability among all Pension Plans at any time exceeds $25,000,000; or (iii) the Company or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount that has resulted or could reasonably be expected to result in a Material Adverse Effect on the Company;

          (i) Monetary Judgments.  One or more non-interlocutory judgments, non-
              ------------------
interlocutory orders, decrees or arbitration awards is entered against the Company or any Subsidiary involving in the aggregate a liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) as to any single or related or unrelated series of transactions, incidents or conditions, of $25,000,000 or more, and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of 30 days after the entry thereof; or

          (j) Change of Control.  There occurs any Change of Control; or
              -----------------

          (k) Guarantor Defaults.  Any Guarantor fails in any material respect
              ------------------
to perform or observe any term, covenant or agreement in its Guaranty; or the Guaranty of any Guarantor is for any reason partially (including with respect to future advances) or wholly revoked or invalidated, or otherwise ceases to be in full force and effect, or any Guarantor or any other Person contests in any manner the validity or enforceability thereof or denies that it has any further liability or obligation thereunder.

          9.2  Remedies.  If any Event of Default occurs, the Agent shall, at
               --------
the request of, or may, with the consent of, the Majority Banks, do any or all of the following:

          (a) declare the obligation of each Bank to make any Loans hereunder and any obligation of the Issuing Bank to Issue any Letters of Credit hereunder to be terminated, whereupon such obligations and each Bank's Commitment, the Swingline Commitment and the L/C Commitment shall be terminated;

          (b) declare an amount equal to the maximum aggregate amount that is or at any time thereafter may become available for drawing under any outstanding Letters of Credit (whether or not any beneficiary shall have presented, or shall be entitled at such time to present, the drafts or other documents required to draw under such Letters of Credit) to be immediately due and payable, which amount shall be held by the Agent as security for the Company's reimbursement obligations for drawings that may subsequently occur under outstanding Letters of Credit, and declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers; and

          (c) exercise on behalf of itself and the Banks all rights and remedies available to it and the Banks under the Loan Documents or applicable law;

provided, however, that upon the occurrence of any event specified in subsection
--------  -------
(f) or (g) of Section 9.1 (in the case of clause (i) of subsection (g) upon the expiration of the 60-day period mentioned therein), the Commitment of each Bank and any obligation of the Issuing Bank to Issue Letters of Credit shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Agent, the Issuing Bank or any Bank.

                                   ARTICLE X

                                   THE AGENT
                                   ---------

          10.1  Appointment and Authorization; "Agent".  (a) Each Bank hereby
                --------------------------------------
irrevocably (subject to Section 10.9) appoints, designates and authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

          (b) The Issuing Bank shall act on behalf of the Banks with respect to any Letters of Credit Issued by it and the documents associated therewith until such time and except for so long as the Agent may agree at the request of the Majority Banks to act for such Issuing Bank with respect thereto; provided,
                                                                  --------
however, that the Issuing Bank shall have all of the benefits and immunities (i)
-------
provided to the Agent in this Article X with respect to any acts taken or omissions suffered by the Issuing Bank in connection with Letters of Credit Issued by it or proposed to be Issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term "Agent", as used in this Article X, included the Issuing Bank with respect to such acts or omissions, and (ii) as additionally provided in this Agreement with respect to the Issuing Bank.

          10.2  Delegation of Duties.  The Agent may execute any of its duties
                --------------------
under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

          10.3  Liability of Agent.  None of the Agent-Related Persons shall (i)
                ------------------
be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Banks for any recital, statement, representation or warranty made by the Company, any other Loan Party, the Borrowers' Designee or any Subsidiary or Affiliate of the Company, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Company, any other Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Company, any other Borrower or any of the Company's Subsidiaries or Affiliates.

          10.4  Reliance by Agent.  (a) The Agent shall be entitled to rely, and
                -----------------
shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Company or any Loan Party), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Banks as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Majority Banks and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Banks.

          (b) For purposes of determining compliance with the conditions specified in Section 5.1, each Bank that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent (or made available) by the Agent to such Bank for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to such Bank.

          10.5  Notice of Default.  The Agent shall not be deemed to have
                -----------------
knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Agent for the account of the Banks, unless the Agent shall have received written notice from a Bank, the Borrowers' Designee or any other Loan Party referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". The Agent will notify the Banks of its receipt of any such notice. The Agent shall take such action with respect to such Default or Event of Default as may be requested by the Majority Banks in accordance with Article IX; provided, however, that unless
                                                  --------  -------
and until the Agent has received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Banks.

          10.6  Credit Decision.  Each Bank acknowledges that none of the Agent-
                ---------------
Related Persons has made any representation or warranty to it, and that no act by the Agent hereinafter taken, including any review of the affairs of the Company and its Subsidiaries, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Bank. Each Bank represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Company and its Subsidiaries, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to each Borrower hereunder. Each Bank also represents that it will, independently and without reliance upon any Agent-

Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of each Borrower. Unless otherwise provided in this Agreement, the Agent will forward to all of the Banks copies of all financial statements, notices, reports and other documents required to be furnished to the Agent hereunder by any Loan Party which are not by the terms hereof required to be distributed by such Loan Party directly to the Banks. Except for any financial statements, notices, reports and other documents expressly herein required to be furnished to the Banks by the Agent, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Company or any Subsidiary which may come into the possession of any of the Agent-Related Persons.

          10.7  Indemnification of Agent.  Whether or not the transactions
                ------------------------
contemplated hereby are consummated, the Banks shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Borrowers and without limiting the obligation of the Borrowers to do so), in accordance with the Banks' Pro Rata Shares, from and against any and all Indemnified Liabilities; provided, however, that no Bank shall be liable for the
                         --------  -------
payment to the Agent-Related Persons of any portion of such Indemnified Liabilities to the extent they are found by a final decision of a court of competent jurisdiction to have resulted from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank shall reimburse the Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Company or any other Loan Party. The undertaking in this Section shall survive the termination of the Commitments, the termination or expiration of all Letters of Credit, the payment of all other Obligations hereunder and the resignation or replacement of the Agent.

          10.8  Agent in Individual Capacity.  BofA and its Affiliates may make
                ----------------------------
loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Company and its Subsidiaries and Affiliates as though BofA were not the Agent or the Issuing Bank hereunder and without notice to or consent of the Banks. The Banks acknowledge that, pursuant to such activities, BofA or its Affiliates may receive information regarding the Company or its Subsidiaries or Affiliates (including information that may be subject to confidentiality obligations in favor of the Company or such Subsidiary or Affiliate) and acknowledge that the Agent shall be under no obligation to provide such information to them. With respect to its Loans, BofA shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not the Agent or the Issuing Bank.

          10.9  Successor Agent.  The Agent may, and at the request of the
                ---------------
Majority Banks shall, resign as Agent upon 30 days' notice to the Banks. If the Agent resigns under this Agreement, the Majority Banks, after consulting with and giving due regard to the suggestions of the Company, shall appoint from among the Banks a successor agent for the Banks which successor agent shall be approved by the Borrowers' Designee (such approval not to be unreasonably withheld). If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Banks and the Borrowers' Designee, a successor agent from among the Banks. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article X and Sections 11.4 and 11.5 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Banks shall perform all of the duties of the Agent hereunder until such time, if any, as the Majority Banks appoint a successor agent as provided for above. Notwithstanding the foregoing, however, BofA may not be removed as the Agent at the request of the Majority Banks unless BofA shall also simultaneously be replaced as "Issuing Bank" and "Swingline Bank" hereunder pursuant to documentation in form and substance reasonably satisfactory to BofA.

          10.10  Withholding Tax.  (a) With respect to any Loan to the Company,
                 ---------------
JMII or any Additional Borrower that is organized in the United States, any Bank that is a "foreign corporation" within the meaning of the Code shall deliver to the Agent and the Borrowers' Designee on or prior to the date of its execution and delivery of this Agreement in the case of each Bank listed on the signature pages hereof and on or prior to the date on which it becomes a Bank in the case of each other Bank, before the payment of any interest or fees in each third succeeding calendar year during which interest or fees may be paid under this Agreement or before such form expires or becomes obsolete:

           (i) two properly completed and executed copies of IRS Form 1001 (or successor form), certifying that such Bank is entitled to benefits under an income tax treaty to which the United States is a party which completely exempts the Bank from United States withholding tax on payments of interest for the account of such Bank under this Agreement or the Notes;

           (ii) two properly completed and executed copies of IRS Form 4224 (or successor form), certifying that income receivable by such Bank pursuant to this Agreement or the Notes is effectively connected with the conduct of such Bank's trade or business in the United States and such income is completely exempt from United States withholding tax; or

           (iii) such other form or forms as may be required under the Code or other laws of the United States as a condition to complete exemption from United States withholding tax with respect to any interest payment hereunder or under the Notes;

Such Bank agrees to promptly notify the Agent of any change in circumstances which would modify or render invalid any claimed exemption.

          (b) If any Bank claims exemption from withholding tax under a United States tax treaty by providing IRS Form 1001 (or successor form) and such Bank sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of any Borrower owing to such Bank, such Bank agrees to notify the Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of such Borrower owing to such Bank. To the extent of such percentage amount, the Agent will treat such Bank's IRS Form 1001 (or successor form) as no longer valid.

          (c) If any Bank claiming exemption from United States withholding tax by filing IRS Form 4224 (or successor form) with the Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of any Borrower owing to such Bank, such Bank agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

          (d) If the forms or other documentation required by subsection (a) of this Section are not timely delivered to the Agent, then the Agent may withhold from any interest payment to such Bank not providing such forms or other documentation an amount equivalent to the applicable withholding tax imposed by Sections 1441 and 1442 of the Code, without reduction.

          (e) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Bank (because the appropriate form was not delivered or was not properly executed, or because such Bank failed to notify the Agent of a change in circumstances which rendered the exemption from withholding tax ineffective, or for any other reason) such Bank shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section, together with all costs and expenses (including Attorney Costs). The obligation of the Banks under this subsection shall survive the termination of the Commitments, the termination or expiration of all Letters of Credit, the payment of all other Obligations hereunder and the resignation or replacement of the Agent.

          10.11  Co-Agents; Lead Managers.  None of the Banks identified on the
                 ------------------------
facing page or signature pages of this Agreement as a "co-agent," "syndication agent," or "lead manager" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Banks as such. Without limiting the foregoing, none of the Banks so identified as a "co-agent," "syndication agent," or "lead manager" shall have or be deemed to have any fiduciary relationship with any Bank. Each Bank acknowledges that it has not relied, and will not rely, on any of the Banks so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

                                   ARTICLE XI

                                 MISCELLANEOUS
                                 -------------

          11.1  Amendments and Waivers.  No amendment or waiver of any provision
                ----------------------
of this Agreement or any other Loan Document, and no consent with respect to any departure by any Loan Party therefrom, shall be effective unless the same shall be in writing and signed by the Majority Banks (or by the Agent at the written request of the Majority Banks) and the Borrowers' Designee and acknowledged by the Agent, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided,
                                                                --------
however,
-------
that no such waiver, amendment, or consent shall, unless in writing and signed by the Bank affected thereby and the Borrowers' Designee and acknowledged by the Agent, do any of the following:

          (a) increase or extend the Commitment of such Bank (or reinstate any Commitment of such Bank terminated pursuant to Section 9.2);

          (b) postpone or delay any date fixed by this Agreement or the Notes for any payment of principal, interest or fees due to such Bank hereunder (including the date of any mandatory prepayment hereunder); or

          (c) reduce the principal of, or the rate of interest specified herein on, any Loan made by such Bank, or any fees payable to such Bank hereunder or under the Notes;

and provided further that no such waiver, amendment or consent shall, unless in
    -------- -------
writing and signed by all the Banks and the Borrowers' Designee and acknowledged by the Agent, do any of the following:

           (A) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which is required for the Banks or any of them to take any action hereunder;

           (B) amend this Section 11.1, subsection 2.5(e), Section 2.14, Section 2.18, the definition of "Majority Banks" herein, or any provision herein providing for consent or other action by all Banks or some specified amount of Banks; or

           (C) release any Borrower from its obligations hereunder or any Guarantor from its obligations under its Guaranty, other than pursuant to the operation of Section 11.19;

and, provided further, that (i) no amendment, waiver or consent shall, unless in
     -------- -------
writing and signed by the Issuing Bank in addition to the Majority Banks or all the Banks, as the case may be, affect the rights or duties of the Issuing Bank under this Agreement or any L/C-Related Document relating to any Letter of Credit Issued or to be Issued by it, (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swingline Bank in addition to the Majority Banks or all the Banks, as the case may be, increase the Swingline Commitment or otherwise affect the rights or duties of the Swingline Bank under this Agreement, (iii) no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Majority Banks or all the Banks, as the case may be, affect the rights or duties of the Agent under this Agreement or any other Loan Document, and (iv) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed by the parties thereto and the additional parties benefitting therefrom. Each Loan Party authorizes the Borrowers' Designee to execute any such amendment, waiver or consent for and on behalf of all Loan Parties.

          11.2  Notices.  (a) All notices, requests, consents, approvals,
                -------
waivers and other communications shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission, provided that any matter transmitted by any Borrower or the Borrowers' Designee by facsimile
(i) shall be promptly confirmed by a telephone call to the recipient at the number specified on Schedule 11.2, and (ii) shall be followed promptly by
                    -------------
delivery of a hard copy original thereof) and mailed, faxed or delivered, to the address or facsimile number specified for notices on Schedule 11.2; or, as
                                                     -------------
directed to Borrowers' Designee or the Agent, to such other address as shall be designated by such party in a written notice to the other parties, and as directed to any other party, at such other address as shall be designated by such party in a written notice to the Borrowers' Designee and the Agent.

          (b) All such notices, requests and communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next-day) delivery, or transmitted in legible form by facsimile machine, respectively, or if mailed, upon the third Business Day after the date deposited into the U.S. mails, or if delivered, upon delivery; except that notices pursuant to Article II, III or X to the Agent shall not be effective until actually received by the Agent, and notices pursuant to Article III to the Issuing Bank shall not be effective until actually received by the Issuing Bank at the address specified for the "Issuing Bank" on the applicable signature page hereof.

          (c) Any agreement of the Agent and the Banks herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Borrowers. The Agent and the Banks shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Borrowers to give such notice and the Agent and the Banks shall not have any liability to the Borrowers or other Person on account of any action taken or not taken by the Agent or the Banks in reliance upon such telephonic or facsimile notice. The obligation of the Borrowers to repay the Loans and L/C Obligations shall not be affected in any way or to any extent by any failure by the Agent and the Banks to receive written confirmation of any telephonic notice or the receipt by the Agent and the Banks of a confirmation which is at variance with the terms understood by the Agent and the Banks to be contained in the telephonic or facsimile notice.

          11.3  No Waiver; Cumulative Remedies.  No failure to exercise and no
                ------------------------------
delay in exercising, on the part of the Agent or any Bank, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

           11.4  Costs and Expenses.  The Company shall:
                 ------------------

          (a) whether or not the transactions contemplated hereby are consummated, pay or reimburse BofA (including in its capacity as Agent and Issuing Bank) within 30 days after demand (subject to subsection 5.1(e)) for all reasonable costs and expenses incurred by BofA (including in its capacity as Agent and Issuing Bank) in connection with (i) the development, preparation, delivery and execution of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any Loan Document and any other documents prepared in connection herewith or therewith, and (ii) the consummation of the transactions contemplated hereby and thereby; and

          (b) pay or reimburse the Agent, the Arranger and each Bank within five Business Days after demand (subject to subsection 5.1(e)) for all costs and expenses (including Attorney Costs) incurred by them in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or any other Loan Document during the existence of an Event of Default or after acceleration of the Loans (including in connection with any "workout" or restructuring regarding the Loans, and including in any Insolvency Proceeding or appellate proceeding).

          11.5  Indemnification.  Whether or not the transactions contemplated
                ---------------
hereby are consummated, each Loan Party shall indemnify, defend and hold the Agent-Related Persons, and each Bank and each of its respective officers, directors, employees, counsel, agents and attorneys-in-fact (each an

"Indemnified Person") harmless from and against any and all liabilities, claims,
-------------------
obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including reasonable Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans, the termination of the Letters of Credit and the termination, resignation or replacement of the Agent or replacement of any Bank) be imposed on, incurred by or asserted against any such Person in connection with any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby or the use of the Proceeds of any Loans, or any action taken or omitted by any such Person under or in connection with any of the foregoing, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided that the
                              -----------------------    --------
Company shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities to the extent they are found by a final decision of a court of competent jurisdiction to have resulted solely from the gross negligence or willful misconduct of such Indemnified Person. The agreements in this Section and in Section 11.4 shall survive the termination of the Commitments, the termination or expiration of all Letters of Credit and the payment of all other Obligations.

          11.6  Payments Set Aside.  To the extent that any Loan Party makes a
                ------------------
payment to the Agent or the Banks, or the Agent or the Banks exercise their right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Agent or such Bank in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then (a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Bank severally agrees to pay to the Agent upon demand its pro rata share of any amount so recovered from or repaid by the Agent.

          11.7  Successors and Assigns.  The provisions of this Agreement shall
                ----------------------
be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that no Loan Party may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Agent and each Bank.

          11.8  Assignments, Participations, Etc.  (a) Any Bank may, with the
                --------------------------------
written consent of the Borrowers' Designee, the Agent, the Swingline Bank and the Issuing Bank (which in each case shall not be unreasonably withheld), at any time assign and delegate to one or more Eligible Assignees (each an "Assignee")
                                                                     --------
all, or any ratable part of all, of the Loans, the Commitment, the

L/C Obligations and the other rights and obligations of such Bank hereunder; provided, however, that (i) no written consent of the Borrowers' Designee or the Agent or the Issuing Bank or the Swingline Bank shall be required in connection with any assignment and delegation by a Bank to an Eligible Assignee that is another Bank or an Affiliate of such Bank; and (ii) except in connection with an assignment of all of a Bank's rights and obligations with respect to its Commitment, Loans and L/C Obligations, any such assignment to an Eligible Assignee that is not a Bank hereunder shall be equal to or greater than $10,000,000; and provided further, however, that the Borrowers' Designee and the Agent may continue to deal solely and directly with such Bank in connection with the interest so assigned to an Assignee until (A) such Bank and its Assignee shall have delivered to the Borrowers' Designee and the Agent an Assignment and Acceptance Agreement substantially in the form of Exhibit G (an "Assignment and Acceptance"), together with any Note or Notes subject to such assignment; (B) a written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, in substantially the form of the Notice of Assignment and Acceptance attached as Schedule 1 to the Assignment and Acceptance, shall have been given to the Borrowers' Designee and the Agent by such Bank and the Assignee; (C) the assignor Bank or Assignee shall have paid to the Agent a processing fee in the amount of $3,500; and (D) the Issuing Bank, the Swingline Bank and the Borrowers' Designee each consents to such assignment in accordance with this Section. In connection with any assignment by BofA, its Swingline Commitment may be assigned in whole (and not part) and only in connection with an assignment transaction involving an assignment of all of its Commitment and Loans, and the Assignment and Acceptance may be appropriately modified to include an assignment and delegation of its Swingline Commitment and any outstanding Swingline Loans.

          (b) From and after the date that the Agent notifies the assignor Bank that the Agent has received (and, if required, provided its consent with respect to and, if necessary, received the consent of the Borrowers' Designee with respect to) an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Bank under the Loan Documents, (ii) this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom, and (iii) the assignor Bank shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents; provided, however, that
                                                        --------  -------
the assignor Bank shall not relinquish its rights under Article IV or under Sections 11.4 and 11.5 to the extent such rights relate to the time prior to the effective date of the Assignment and Acceptance. The Commitment allocated to each Assignee shall reduce the Commitment of the assigning Bank pro tanto.
                                                                --- -----

          (c) Within five Business Days after its receipt of notice by the Agent that it has received (and, if necessary, consented to) an executed Assignment and Acceptance and payment of the processing fee (and provided that the Issuing Bank, the Swingline Bank and the Borrowers' Designee each consents to such assignment in accordance with subsection 11.8(a)), the Borrowers' Designee shall execute and deliver to the Agent any new Notes requested by such Assignee evidencing such Assignee's assigned Loans and Commitment and, if the assignor Bank has retained a portion of its Loans and its Commitment, replacement Notes as requested by the assignor Bank evidencing the Loans and Commitment retained by the assignor Bank (such Notes to be in exchange for, but not in payment of, the Notes held by such Bank, if any).

          (d) Any Bank may at any time sell to one or more commercial banks or other Persons not Affiliates of any Borrower (a "Participant") participating
                                                 -----------
interests in any Loans, the Commitment of that Bank and the other interests of that Bank (the "originating Bank") hereunder and under the other Loan Documents;

provided, however, that (i) the originating Bank's obligations under this
--------  -------
Agreement shall remain unchanged, (ii) the originating Bank shall remain solely responsible for the performance of such obligations, (iii) the Borrowers, the Borrowers' Designee, the Issuing Bank and the Agent shall continue to deal solely and directly with the originating Bank in connection with the originating Bank's rights and obligations under this Agreement and the other Loan Documents, and (iv) no Bank shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment, consent or waiver would require unanimous consent of the Banks as described in the first proviso to Section 11.1. In the case of any such
                    ----- -------
participation, the Participant shall be entitled to the benefit of Sections 4.1,
4.3 and 11.5 as though it were also a Bank hereunder, and if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement, provided that such Participant shall not be entitled
                           --------
to the benefits of Section 4.1 as a result of such Participant's failure to comply with the requirements of Section 10.10(a).

          (e) Notwithstanding any other provision in this Agreement, any Bank may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement and any Note held by it (other than in respect of Swingline Loans) in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR '203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

          11.9  Confidentiality.  Each Bank agrees to take and to cause its
                ---------------
Affiliates to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information provided to it by the Company or any Subsidiary, or by the Agent on the Company's or such Subsidiary's behalf, under this Agreement or any other Loan Document, and neither it nor any of its Affiliates shall use any such information other than in connection with or in enforcement of this Agreement and the other Loan Documents or in connection with other business now or hereafter existing or contemplated with the Company or any Subsidiary; except to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by such Bank, or
(ii) was or becomes available on a non-confidential basis from a source other than the Company or any Subsidiary, provided that such source is not bound by a
                                    --------
confidentiality agreement with a Borrower known to such Bank; provided, however,
                                                              --------  -------
that any Bank may disclose such information (A) at the request or pursuant to any requirement of any Governmental Authority to which such Bank is subject or in connection with an examination of such Bank by any such authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable Requirement of Law; (D) to the extent reasonably required in connection with any litigation or proceeding to which the

Agent, any Bank or their respective Affiliates may be party; (E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (F) to such Bank's independent auditors, legal counsel and other professional advisors; (G) to any Participant or Assignee, actual or potential, provided that such Person agrees in writing to keep such information confidential to the same extent required of the Banks hereunder; (H) as to any Bank or its Affiliate, as expressly permitted under the terms of any other document or agreement regarding confidentiality to which a Borrower or any Subsidiary is party or is deemed party with such Bank or such Affiliate; and (I) to its Affiliates.

          11.10  Set-off.  In addition to any rights and remedies of the Banks
                 -------
provided by law, if an Event of Default exists or the Loans have been accelerated, each Bank is authorized at any time and from time to time, without prior notice to the Loan Parties or the Borrowers' Designee, any such notice being waived by the Borrowers to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Bank to or for the credit or the account of any Loan Party against any and all Obligations owing to such Bank, now or hereafter existing, irrespective of whether or not the Agent or such Bank shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Bank agrees promptly to notify the Borrowers' Designee and the Agent after any such set-off and application made by such Bank; provided,
                                                                    --------
however, that the failure to give such notice shall not affect the validity of
-------
such set-off and application.

          11.11  Notification of Addresses, Lending Offices, Etc.  Each Bank
                 -----------------------------------------------
shall notify the Agent in writing of any changes in the address to which notices to such Bank should be directed, of addresses of any Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Agent shall reasonably request.

          11.12  Counterparts.  This Agreement may be executed in any number of
                 ------------
separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.

          11.13  Severability.  The illegality or unenforceability of any
                 ------------
provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

          11.14  No Third Parties Benefited.  This Agreement is made and entered
                 --------------------------
into for the sole protection and legal benefit of the Loan Parties, the Banks, the Agent and the Agent-Related Persons, the Indemnified Persons and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.

          11.15  Governing Law and Jurisdiction.  (a) THIS AGREEMENT AND THE
                 ------------------------------
NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA.

          (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF CALIFORNIA OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF CALIFORNIA, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE LOAN PARTIES, THE AGENT AND THE BANKS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE LOAN PARTIES, THE AGENT AND THE BANKS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY
                                           --------------------
NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE LOAN PARTIES, THE AGENT AND THE BANKS EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY CALIFORNIA LAW.

          11.16  Waiver of Jury Trial.  THE LOAN PARTIES, THE BANKS AND THE
                 --------------------
AGENT EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE LOAN PARTIES, THE BANKS AND THE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

          11.17  Judgment.  If, for the purposes of obtaining judgment in any
                 --------
court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of any Loan Party in respect of any such sum due from it to the Agent hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the "Judgment
                                                                  --------
Currency") other than that in which such sum is denominated in accordance with
--------
the applicable provisions of this Agreement (the "Agreement Currency"), be
                                                  ------------------
discharged only to the extent that on the Business Day following receipt by the Agent of any sum adjudged to be so due in the Judgment Currency, the Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Agent in the Agreement Currency, each Loan Party agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Agent or the Person to whom such obligation was owing against such loss. If the amount of the Agreement currency so purchased is greater than the sum originally due to the Agent in such currency, the Agent agrees to return the amount of any excess to the applicable Loan Party (or to any other Person who may be entitled thereto under applicable law).

           11.18  Guaranty.
                  --------

          (a) Guaranty.  Each of the Guarantors, unconditionally and
              --------
irrevocably, jointly and severally guarantees to the Agent, the Swingline Bank, the Issuing Bank, the Arranger and the Banks, and their respective successors, endorsers, transferees and assigns (the "Guaranteed Persons"), the full and
                                         ------------------
prompt payment when due (whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise) and performance of the Obligations of the Borrowers to any Guaranteed Person (the "Guaranteed
                                                            ----------
Obligations").  The Guaranteed Obligations include interest which, but for an
-----------
Insolvency Proceeding, would have accrued on such Guaranteed Obligations, whether or not a claim is allowed against the Borrowers for such interest in any such Insolvency Proceeding.

          (b) Separate Obligation.  Each Guarantor acknowledges and agrees (i)
              -------------------
that the Guaranteed Obligations are separate and distinct from any indebtedness, obligations or liabilities arising under or in connection with any other agreement, instrument or guaranty, including under any provision of this Agreement other than this Section 11.18, executed at any time by such Guarantor in favor of any Guaranteed Person, and (ii) such Guarantor shall pay and perform all of the Guaranteed Obligations as required under this Section 11.18, and each Guaranteed Person may enforce any and all of its rights and remedies hereunder, without regard to any other agreement, instrument or guaranty, including any provision of this Agreement other than this Section 11.18, at any time executed by such Guarantor in favor of any Guaranteed Person, regardless of whether or not any such other agreement, instrument or guaranty, or any provision thereof or hereof, shall for any reason become unenforceable or any of the indebtedness, obligations or liabilities thereunder shall have been discharged, whether by performance, avoidance or otherwise. Each Guarantor acknowledges that in providing benefits to the Borrowers and such Guarantor, the Guaranteed Persons are relying upon the enforceability of this Section 11.18 and the Guaranteed Obligations as separate and distinct indebtedness, obligations and liabilities of such Guarantor, and each Guarantor agrees that each Guaranteed Person would be denied the full benefit of their bargain if at any time this Section 11.18 or the Guaranteed Obligations were treated any differently. The fact that the Guaranty of each Guarantor is set forth in this Agreement rather than in a separate guaranty document is for the convenience of the Borrowers and the Guarantors and shall in no way impair or adversely affect the rights or benefits of any Guaranteed Person under this Section 11.18. Each Guarantor agrees to execute and deliver a separate agreement, immediately upon request at any time of any Guaranteed Person, evidencing such Guarantor's obligations under this
Section 11.18. Upon the occurrence of any Event of Default, a separate action or actions may be brought against each Guarantor, whether or not the Borrowers or any other Guarantor or Person is joined therein or a separate action or actions are brought against the Borrowers or any other Guarantor or Person.

          (c) Limitation of Guaranty.  To the extent that any court of competent
              ----------------------
jurisdiction shall impose by final judgment under applicable law (including the California Uniform Fraudulent Transfer Act and (S)544 and 548 of the Bankruptcy
Code) any limitations on the amount of any Guarantor's liability with respect to the Guaranteed Obligations which any

Guaranteed Person can enforce under this Section 11.18, each Guaranteed Person by its acceptance hereof accepts such limitation on the amount of such Guarantor's liability hereunder to the extent needed to make this Section 11.18 fully enforceable and nonavoidable.

          (d) Liability of Guarantor.  The liability of each Guarantor under
              ----------------------
this Section 11.18 shall be irrevocable, absolute, independent and unconditional, and shall not be affected by any circumstance which might constitute a discharge of a surety or guarantor other than the indefeasible payment and performance in full of all Guaranteed Obligations. In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees as follows:

           (i) such Guarantor's liability hereunder shall be the immediate, direct, and primary obligation of such Guarantor and shall not be contingent upon any Guaranteed Person's exercise or enforcement of any remedy it may have against the Borrowers or any other Person, or against any collateral or other security for any Guaranteed Obligations;

           (ii) this Guaranty is a guaranty of payment when due and not merely of collectibility;

           (iii) such Guarantor's payment of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge such Guarantor's liability for any portion of the Guaranteed Obligations remaining unsatisfied; and

           (iv) such Guarantor's liability with respect to the Guaranteed Obligations shall remain in full force and effect without regard to, and shall not be impaired or affected by, nor shall such Guarantor be exonerated or discharged by, any of the following events:

            (1)  any Insolvency Proceeding;

            (2) any limitation, discharge, or cessation of the liability of any Borrower or any other guarantor or Person for any Guaranteed Obligations due to any statute, regulation or rule of law, or any invalidity or unenforceability in whole or in part of any of the Guaranteed Obligations or the Loan Documents;

            (3) any merger, acquisition, consolidation or change in structure of any Borrower or any other Guarantor or Person, or any sale, lease, transfer or other disposition of any or all of the assets or shares of any Borrower or any other Guarantor or other Person;

            (4) any assignment or other transfer, in whole or in part, of any Guaranteed Person's interests in and rights under this Guaranty or the other Loan Documents;

            (5) any claim, defense, counterclaim or set-off, other than that of prior performance, that any Borrower, such Guarantor, any other guarantor or other Person may have or assert, including any defense of incapacity or lack of corporate or other authority to execute any of the Loan Documents;

            (6) any Guaranteed Person's amendment, modification, renewal, extension, cancellation or surrender of any Loan Document or any Guaranteed Obligations;

            (7) any Guaranteed Person's exercise or nonexercise of any power, right or remedy with respect to any Guaranteed Obligations or any collateral;

            (8) any Guaranteed Person's vote, claim, distribution, election, acceptance, action or inaction in any Insolvency Proceeding;

            (9) any other guaranty, whether by any Guarantor or any other Person, of all or any part of the Guaranteed Obligations or any other indebtedness, obligations or liabilities of any Guaranteed Person.

          (e) Consents of Guarantor.  Each Guarantor hereby unconditionally
              ---------------------
consents and agrees that, without notice to or further assent from such
Guarantor:

           (i) the principal amount of the Guaranteed Obligations may be increased or decreased and additional indebtedness or obligations of the Borrowers under the Loan Documents may be incurred and the time, manner, place or terms of any payment under any Loan Document be extended or changed, by one or more amendments, modifications, renewals or extensions of any Loan Document or otherwise;

           (ii) the time for any Borrower's (or any other Person's) performance of or compliance with any term, covenant or agreement on its part to be performed or observed under any Loan Document may be extended, or such performance or compliance waived, or failure in or departure from such performance or compliance consented to, all in such manner and upon such terms as any Guaranteed Person (or the Majority Banks, as the case may be) may deem proper;

           (iii) each Guaranteed Person may request and accept other guarantees and may take and hold other security as collateral for the Guaranteed Obligations, and may, from time to time, in whole or in part, exchange, sell, surrender, release, subordinate, modify, waive, rescind, compromise or extend such other guaranties or security and may permit or consent to any such action or the result of any such action, and may apply such security and direct the order or manner of sale thereof;

           (iv) each Guaranteed Person may exercise, or waive or otherwise refrain from exercising, any other right, remedy, power or privilege even if the exercise thereof affects or eliminates any right of subrogation or any other right of such Guarantor against the Borrower;

           (f) Guarantor's Waivers.  Each Guarantor waives and agrees not to
               -------------------
assert:

           (i) any right to require any Guaranteed Person to proceed against any Borrower, any other guarantor or any other Person, or to pursue any other right, remedy, power or privilege of such Guaranteed Person whatsoever;

           (ii) the defense of the statute of limitations in any action hereunder or for the collection or performance of the Guaranteed Obligations;

           (iii) any defense arising by reason of any lack of corporate or other authority or any other defense of any Borrower, such Guarantor or any other Person;

           (iv) any defense based upon any Guaranteed Person's errors or omissions in the administration of the Guaranteed Obligations;

           (v) any rights to set-offs and counterclaims;

           (vi) without limiting the generality of the foregoing, to the fullest extent permitted by law, any defenses or benefits that may be derived from or afforded by applicable law limiting the liability of or exonerating guarantors or sureties, or which may conflict with the terms of this
     Section 11.18, including any and all benefits that otherwise might be available to such Guarantor under California Civil Code (S)(S)1432, 2809, 2810, 2815, 2819, 2839, 2845, 2848, 2849, 2850, 2899 and 3433 and
     California Code of Civil Procedure (S)(S)580a, 580b, 580d and 726; and

           (vii) any and all notice of the acceptance of this Guaranty, and any and all notice of the creation, renewal, modification, extension or accrual of the Guaranteed Obligations, or the reliance by any Guaranteed Person upon this Guaranty, or the exercise of any right, power or privilege hereunder. The Guaranteed Obligations shall conclusively be deemed to have been created, contracted, incurred and permitted to exist in reliance upon this Guaranty. Each Guarantor waives promptness, diligence, presentment, protest, demand for payment, notice of default, dishonor or nonpayment and all other notices to or upon any Borrower, such Guarantor or any other Person with respect to the Guaranteed Obligations.

          (g) Financial Condition of Borrowers.  No Guarantor shall have any
              --------------------------------
right to require any Guaranteed Person to obtain or disclose any information with respect to: the financial condition or character of the Borrowers or the ability of the Borrowers to pay and perform the Guaranteed Obligations; the Guaranteed Obligations; any collateral or other security for any or all of the Guaranteed Obligations; the existence or nonexistence of any other guarantees of all or any part of the Guaranteed Obligations; any action or inaction on the part of any Guaranteed Person or any other Person; or any other matter, fact or occurrence whatsoever. Each Guarantor hereby acknowledges that it has undertaken its own independent investigation of the financial condition of the Borrowers and all other matters pertaining to this Guaranty and further acknowledges that it is not relying in any manner upon any representation or statement of any Guaranteed Person with respect thereto.

          (h) Subrogation.  Until the Guaranteed Obligations shall be satisfied
              -----------
in full and the Revolving Commitments shall be terminated, each Guarantor shall not have, and shall not directly or indirectly exercise (i) any rights that it may acquire by way of subrogation under this Section 11.18, by any payment hereunder or otherwise, (ii) any rights of contribution, indemnification, reimbursement or similar suretyship claims arising out of this Section 11.18 or
(iii) any other right which it might otherwise have or acquire (in any way whatsoever) which could entitle it at any time to share or participate in any right, remedy or security of any

Guaranteed Person as against the Borrowers or other guarantors, whether in connection with this Section 11.18, any of the other Loan Documents or otherwise. If any amount shall be paid to any Guarantor on account of the foregoing rights at any time when all the Guaranteed Obligations shall not have been paid in full, such amount shall be held in trust for the benefit of each Guaranteed Person and shall forthwith be paid to the Agent to be credited and applied to the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of the Loan Documents.

          (i) Continuing Guaranty.  This Guaranty is a continuing guaranty and
              -------------------
agreement of subordination and shall continue in effect and be binding upon each Guarantor until termination of the Commitments and payment and performance in full of all Guaranteed Obligations, including Guaranteed Obligations which may exist continuously or which may arise from time to time under successive transactions, and each Guarantor expressly acknowledges that this Guaranty shall remain in full force and effect notwithstanding that there may be periods in which no Guaranteed Obligations exist.

          (j) Reinstatement.  This Guaranty shall continue to be effective or
              -------------
shall be reinstated and revived, as the case may be, if, for any reason, any payment of the Guaranteed Obligations by or on behalf of any Borrower (or receipt of any proceeds of collateral) shall be rescinded, invalidated, declared to be fraudulent or preferential, set aside, voided or otherwise required to be repaid to any Borrower, its estate, trustee, receiver or any other Person (including under the Bankruptcy Code or other state or federal law), or must otherwise be restored by any Guaranteed Person, whether as a result of Insolvency Proceedings or otherwise. All losses, damages, costs and expenses that any Guaranteed Person may suffer or incur as a result of any voided or otherwise set aside payments shall be specifically covered by the indemnity in favor of the Banks, the Issuing Bank and the Agent contained in Section 11.5.

          (k) Substantial Benefits.  The funds that have been borrowed from the
              --------------------
Banks by the Borrowers, and the Issuance of any Letter of Credit by the Issuing Bank, have been and are to be contemporaneously used for the direct or indirect benefit of the Borrowers and each Guarantor. It is the position, intent and expectation of the parties that the Borrowers and each Guarantor have derived and will derive significant and substantial direct or indirect benefits from the accommodations that have been made by the Banks, the Swingline Bank and the Issuing Bank under the Loan Documents.

          (l) Knowing and Explicit Waivers.  EACH GUARANTOR ACKNOWLEDGES THAT IT
              ----------------------------
EITHER HAS OBTAINED THE ADVICE OF LEGAL COUNSEL OR HAS HAD THE OPPORTUNITY TO OBTAIN SUCH ADVICE IN CONNECTION WITH THE TERMS AND PROVISIONS OF THIS SECTION
11.18. EACH GUARANTOR ACKNOWLEDGES AND AGREES THAT EACH OF THE WAIVERS AND CONSENTS SET FORTH HEREIN ARE MADE WITH FULL KNOWLEDGE OF THEIR SIGNIFICANCE AND CONSEQUENCES, AND THAT ALL SUCH WAIVERS AND CONSENTS HEREIN ARE EXPLICIT AND KNOWING AND WHICH EACH GUARANTOR EXPECTS TO BE FULLY ENFORCEABLE.

          11.19  Release of Subsidiary Guarantors and Additional Borrowers.  The
                 ---------------------------------------------------------
Company may at any time deliver to the Agent a certificate from a Responsible Officer, certifying as of the date of the certificate that, after the consummation of the transaction or series of transactions described in such certificate (which certification shall also state that such transactions, individually or in the aggregate, will be in compliance with the terms and conditions of this Agreement, including to the extent applicable Sections 8.2 and 8.3, and that no Event of Default existed, exists or will exist, as the case may be, immediately before, as a result of or immediately after giving effect to such transaction or transactions and termination), the Subsidiary Guarantor or Additional Borrower, as the case may be, identified in such certification will no longer be a Subsidiary of the Company. Effective upon the consummation of the transaction or series of transactions described in such certificate and, in the case of any Additional Borrower, the payment in full of all principal of, interest on, reimbursement obligations in respect of and fees related to any outstanding Credit Extensions in favor of such Additional Borrower and the termination (or arrangement to the satisfaction of the Issuing Bank for the termination) of any Letter of Credit issued for the account of such Additional Borrower, the Subsidiary identified in such certification shall thereupon automatically cease to be a Subsidiary Guarantor or Additional Borrower, as the case may be, hereunder and shall cease to be a party hereto and, in the case of a Subsidiary Guarantor, shall thereupon automatically be released from its obligations under Section 11.18. The Company shall promptly notify the Agent of the consummation of any such transaction or series of transactions, as provided in Section 7.13. The Agent and each Bank shall, at the Company's expense, execute and deliver such instruments as the Company may reasonably request to evidence such release.

          11.20  Entire Agreement.  This Agreement, together with the other Loan
                 ----------------
Documents, embodies the entire agreement and understanding among the Company, the Banks, the Swingline Bank and the Agent, and supersedes all prior or contemporaneous agreements and understandings of such Persons, oral or written, relating to the subject matter hereof and thereof.

                  (remainder of page intentionally left blank)

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in San Francisco, California by their proper and duly authorized officers as of the day and year first above written.

                            JOHNS MANVILLE CORPORATION,
                            as Borrower and Guarantor

                            By:    /s/ W. S. Bullock
                                   ----------------------
                            Title: Treasurer


                            JOHNS MANVILLE INTERNATIONAL, INC.,
                            as Borrower and Guarantor

                            By:    /s/ W. S. Bullock
                                   ----------------------
                            Title: Treasurer


                            BANK OF AMERICA NATIONAL TRUST AND
                            SAVINGS ASSOCIATION, as Agent, Issuing Bank,
                            Swingline Bank and a Bank

                            By:    /s/ Kevin Cullen
                                   ---------------------
                            Title: Vice President


                            THE BANK OF NOVA SCOTIA, as Co-Agent and   a Bank

                            By:    /s/ M. Van Olterloo
                                  -----------------------
                            Title: Senior Relationship Manager


                            THE FIRST NATIONAL BANK OF CHICAGO,
                            as Co-Agent and a Bank

                            By:    /s/ Gary S. Gage
                                  --------------------
                            Title: Senior Vice President


                            FIRST UNION NATIONAL BANK, as Co-Agent
                            and a Bank

                            By:    /s/ Kimball Colllins
                                  ------------------------
                            Title: Vice President

                            KEYBANK NATIONAL ASSOCIATION,
                            as Co-Agent and a Bank

                            By:    /s/ Mary K. Young
                                  ---------------------
                            Title: Commercial Banking Officer


                            MORGAN GUARANTY TRUST COMPANY OF   NEW YORK, as Co-
                            Agent and a Bank

                            By:    /s/ Douglas Maher
                                  ---------------------
                            Title: Vice President


                            NATIONSBANK, N.A., as Co-Agent and a Bank

                            By:    /s/ Natalie E. Hebert
                                  -------------------------
                            Title: Vice President


                            THE BANK OF NEW YORK, as
                            Syndication Agent and a Bank

                            By:    /s/ Robert Louk
                                  -------------------
                            Title: Vice President


                            BANK ONE, COLORADO, N.A.

                            By:    /s/ Mariel Keane Hough
                                  --------------------------
                            Title: Vice President


                            BANQUE NATIONALE DE PARIS

                            By:    /s/ (unreadable signature)
                                  ------------------------------
                            Title: Senior Vice President and Manager

                            By:    /s/ (unreadable signature)
                                  ------------------------------
                            Title: Vice President

                            THE LONG-TERM CREDIT BANK OF JAPAN,   LTD.

                            By:    /s/ Koh Takemoto
                                  --------------------
                            Title: General Manager


                            MELLON BANK, N.A.

                            By:    /s/ (unreadable signature)
                                  ------------------------------
                            Title: Assistant Vice President


                            NORWEST BANK COLORADO, N.A.

                            By:    /s/ Darlene A. Evans
                                  ------------------------
                            Title: Vice President


                            PNC BANK, NATIONAL ASSOCIATION

                            By:    /s/ Philip K. Liebscher
                                  ---------------------------
                            Title: Vice President


                            SUNTRUST BANK, CENTRAL FLORIDA, N.A.

                            By:    /s/ Janet P. Sammons
                                  ------------------------
                            Title: Vice President


                            UNION BANK OF CALIFORNIA, N.A.

                            By:    /s/ Henry G. Montgomery
                                  ---------------------------
                            Title: Vice President


                            U.S. BANK NATIONAL ASSOCIATION

                            By:    /s/ Wesley S. Rypel
                                  -----------------------
                            Title: Vice President

                                    ANNEX I

                                  PRICING GRID


===============================================================================================================
                             Leverage                 Facility Fee       Letter of Credit       Offshore Rate
     Level                     Ratio                                            Fee                Spread
---------------------------------------------------------------------------------------------------------------
Level 1                Less than 1.25 to 1.0                   0.1375%              0.2625%              0.2625%
(Lowest)
---------------------------------------------------------------------------------------------------------------
Level 2            Greater than or equal to 1.25                0.150%               0.350%               0.350%
                   to 1.00 but less than 1.75 to
                               1.00
---------------------------------------------------------------------------------------------------------------
Level 3            Greater than or equal to 1.75                0.175%               0.425%               0.425%
                   to 1.00 but less than 2.25 to
                               1.00
---------------------------------------------------------------------------------------------------------------
Level 4            Greater than or equal to 2.25                0.200%               0.450%               0.450%
                   to 1.00 but less than 2.75 to
                               1.00
---------------------------------------------------------------------------------------------------------------
Level 5            Greater than or equal to 2.75                0.225%               0.525%               0.525%
                   to 1.00 but less than 3.00 to 1.00
---------------------------------------------------------------------------------------------------------------
Level 6            Greater than or equal to 3.00                0.250%               0.625%               0.625%
(Highest)                     to 1.0
===============================================================================================================

          The Leverage Ratio used to compute the Applicable Fee Amount and the Applicable Margin shall be the Leverage Ratio set forth in the Compliance Certificate most recently delivered by the Company to the Agent pursuant to
Section 7.2(a) of the Credit Agreement; changes in the Applicable Fee Amount and the Applicable Margin resulting from a change in the Leverage Ratio shall become effective upon delivery by the Company to the Agent of a new Compliance Certificate pursuant to Section 7.2(a). If the Company shall fail to deliver a Compliance Certificate within the number of days after the end of any fiscal quarter or fiscal year as required pursuant to Section 7.2(a) (without giving effect to any grace period), the Applicable Fee Amount and the Applicable Margin from the first day after the date on which such Compliance Certificate was required to be delivered to the Agent to the day the Company delivers to the Agent a Compliance Certificate shall conclusively equal the highest Applicable Fee Amount and Applicable Margin set forth above. Notwithstanding the foregoing, the Applicable Fee Amount and the Applicable Margin shall be no lower than Level 3 for the period commencing on the Closing Date and ending on December 31, 1998.

          If on any date (including any date during the 6-month period following the Closing Date) the Effective Amount of all Revolving Loans plus the Effective
                                                              ----
Amount of all Swingline Loans plus the Effective Amount of all L/C Obligations
                              ----
exceeds 50% of the Aggregate Commitment then in effect, the Applicable Fee Amount and the Applicable Margin then in effect shall be each increased by 0.10% for such date.

                                       1